                                                                   EXHIBIT 10.23

                                                                  EXECUTION COPY



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                                CREDIT AGREEMENT


                                      AMONG


                             HOMESIDE LENDING, INC.,
                        HONOLULU MORTGAGE COMPANY, INC.,


                           THE LENDERS PARTIES HERETO,


                               THE BALANCE LENDERS
                                 PARTIES HERETO,


                           NATIONSBANK OF TEXAS, N.A.,
                              AS SYNDICATION AGENT,

                             BANKERS TRUST COMPANY,
                             AS DOCUMENTATION AGENT,

                       THE FIRST NATIONAL BANK OF BOSTON,
                              AS COLLATERAL AGENT,

                                       AND

                                 CHEMICAL BANK,
                             AS ADMINISTRATIVE AGENT


                            Dated as of May 31, 1996


================================================================================

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.  DEFINITIONS.....................................................   2
         1.1  Defined Terms.................................................   2
         1.2  Other Definitional Provisions.................................  26

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.................................  27
         2.1  Tranche A Loans...............................................  27
         2.2  Tranche B Loans...............................................  28
         2.3  Making, Assignment and Purchase of Balance-Based Loans........  29
         2.4  Funding of Balance-Based Loans; Repayment.....................  30
         2.5  Procedure for Balance-Based Loan Borrowings...................  30
         2.6  Types of Rate-Based Loans.....................................  31
         2.7  Procedure for Rate-Based Borrowings...........................  31
         2.8  Conversion and Continuation Options...........................  32
         2.9  Swing Line Commitments........................................  33
         2.10  Minimum Amounts and Maximum Number of Eurodollar Tranches....  35
         2.11  Interest Rates and Payment Dates for Rate-Based Loans........  35

SECTION 3.  ADDITIONAL PROVISIONS APPLICABLE TO THE LOANS...................  36
         3.1  Repayment of Loans; Interest; Evidence of Debt................  36
         3.2  Fees  ........................................................  37
         3.3  Optional Reductions of Commitments............................  37
         3.4  Optional and Mandatory Prepayments; Net Repayments............  38
         3.5  Computation of Discounts, Interest and Fees...................  40
         3.6  Pro Rata Treatment and Payments...............................  40
         3.7  Inability to Determine Interest Rate..........................  42
         3.8  Illegality....................................................  43
         3.9  Requirements of Law...........................................  43
         3.10  Taxes........................................................  44
         3.11  Indemnity....................................................  46

SECTION 4.  BORROWING BASE AND ELIGIBLE COLLATERAL..........................  46
         4.1  Tranche A Borrowing Base......................................  46
         4.2  Tranche B Borrowing Base......................................  48
         4.3  Borrowing Base Definitions....................................  50
         4.4  Waiver of Requirements; Mark-to-Market........................  66

SECTION 5.  REPRESENTATIONS AND WARRANTIES..................................  66
         5.1  Financial Condition...........................................  66
         5.2  No Change.....................................................  68
         5.3  Corporate Existence; Compliance with Law......................  68
         5.4  Corporate Power; Authorization; Enforceable Obligations.......  68

                                                                            Page
                                                                            ----

         5.5  No Legal Bar..................................................  69
         5.6  No Material Litigation........................................  69
         5.7  No Default....................................................  69
         5.8  Ownership of Property; Liens..................................  69
         5.9  Intellectual Property.........................................  69
         5.10  Taxes........................................................  70
         5.11  Federal Regulations..........................................  70
         5.12  ERISA........................................................  70
         5.13  Investment Company Act; Other Regulations....................  70
         5.14  Subsidiaries.................................................  71
         5.15  Purpose of Loans.............................................  71
         5.16  Environmental Matters........................................  71
         5.17  Consummation of the Acquisitions; Stock Purchase Agreement...  72
         5.18  Capitalization...............................................  72
         5.19  Disclosure...................................................  72

SECTION 6.  CONDITIONS PRECEDENT............................................  73
         6.1  Conditions to Initial Loans...................................  73
         6.2  Conditions to Each Loan.......................................  75

SECTION 7.  AFFIRMATIVE COVENANTS...........................................  76
         7.1  Financial Statements..........................................  77
         7.2  Certificates; Other Information...............................  77
         7.3  Payment of Obligations........................................  79
         7.4  Conduct of Business and Maintenance of Existence..............  79
         7.5  Maintenance of Property; Insurance; Risk Management...........  79
         7.6  Inspection of Property; Books and Records; Discussions........  80
         7.7  Notices.......................................................  80
         7.8  Environmental Laws............................................  81
         7.9  Further Assurances............................................  81
         7.10  Security Events..............................................  81
         7.11  Additional Collateral........................................  82
         7.12  Compliance With Other Loan Documents.........................  82
         7.13  Maintenance of Agency Status.................................  83
         7.14  GNMA Acknowledgement Agreements..............................  83

SECTION 8.  NEGATIVE COVENANTS..............................................  83
         8.1  Financial Condition Covenants.................................  83
         8.2  Limitation on Indebtedness....................................  84
         8.3  Limitation on Liens...........................................  85
         8.4  Limitation on Fundamental Changes.............................  86
         8.5  Limitation on Sale of Assets..................................  87
         8.6  Limitation on Leases..........................................  87

                                                                            Page
                                                                            ----

         8.7  Limitation on Sales and Leasebacks............................  87
         8.8  Limitation on Recourse Servicing..............................  87
         8.9  Limitation on Restricted Payments.............................  87
         8.10  Limitation on Capital Expenditures...........................  88
         8.11  Limitation on Investments, Loans and Advances................  89
         8.12  Limitation on Optional Payments and Modifications of Certain
                 Instruments and Agreements.................................  89
         8.13  Limitation on Transactions with Affiliates...................  89
         8.14  Limitation on Negative Pledge Clauses........................  89
         8.15  Limitation on Lines of Business..............................  90
         8.16  Limitation on Changes in Fiscal Year.........................  90

SECTION 9.  EVENTS OF DEFAULT...............................................  90

SECTION 10. THE ADMINISTRATIVE AGENT; THE COLLATERAL AGENT;
         THE DOCUMENTATION AGENT; THE SYNDICATION AGENT.....................  93
         10.1  Appointment..................................................  93
         10.2  Delegation of Duties.........................................  94
         10.3  Exculpatory Provisions.......................................  94
         10.4  Reliance by Administrative Agent.............................  94
         10.5  Notice of Default............................................  95
         10.6  Non-Reliance on Administrative Agent, Collateral Agent and
                 Other Lenders..............................................  95
         10.7  Indemnification..............................................  96
         10.8  Administrative Agent and Collateral Agent in Its Individual
                 Capacity...................................................  96
         10.9  Successor Administrative Agent...............................  96
         10.10  Successor Collateral Agent..................................  97
         10.11  Concerning the Collateral Agent and the Security
                  Agreements................................................  97

SECTION 11.  MISCELLANEOUS..................................................  97
         11.1  Amendments and Waivers.......................................  97
         11.2  Notices......................................................  98
         11.3  No Waiver; Cumulative Remedies...............................  99
         11.4  Survival of Representations and Warranties...................  99
         11.5  Payment of Expenses and Taxes................................  99
         11.6  Successors and Assigns; Participations and Assignments....... 100
         11.7  Adjustments; Set-off......................................... 102
         11.8  Balance Lenders.............................................. 103
         11.9  Release of Collateral Upon Occurrence of Positive Security
                 Event...................................................... 103
         11.10  Authority of HomeSide on Behalf of HonoMo................... 103
         11.11  Termination of HonoMo as Borrower........................... 104
         11.12  Counterparts................................................ 104
         11.13  Severability................................................ 104

         11.14  Integration................................................. 104
         11.15  GOVERNING LAW............................................... 104
         11.16  Submission To Jurisdiction; Waivers......................... 104
         11.17  Acknowledgements............................................ 105
         11.18  WAIVERS OF JURY TRIAL....................................... 105


SCHEDULES

Schedule I              Names, Addresses and Commitments of Lenders
Schedule II             Approved Investors
Schedule 5.1            Certain Contingent Liabilities
Schedule 5.4            Consents, Etc.
Schedule 5.6            Litigation
Schedule 5.14           Subsidiaries
Schedule 5.18           Capitalization
Schedule 8.2            Certain Existing Indebtedness
Schedule 8.3            Certain Existing Liens
Schedule 8.13           Certain Affiliate Transactions

EXHIBITS

Exhibit A-1             Form of Balance-Based Note
Exhibit A-2             Form of Rate-Based Note
Exhibit A-3             Form of Swing Line Note
Exhibit B               Form of Balance Lender Agreement
Exhibit C-1             Form of Holdings Guarantee
Exhibit C-2             Form of Subsidiaries Guarantee
Exhibit C-3             Form of BMC Guarantee
Exhibit C-4             Form of HomeSide Guarantee
Exhibit D-1             Form of HomeSide Security Agreement
Exhibit D-2             Form of BMC Security Agreement
Exhibit D-3             Form of HonoMo Security Agreement
Exhibit E-1             Form of Holdings Pledge Agreement
Exhibit E-2             Form of HomeSide Pledge Agreement
Exhibit E-3             Form of BMC Pledge Agreement
Exhibit F-1             Form of Borrowing Notice (ABR/Swing Line)
Exhibit F-2             Form of Borrowing Notice (Eurodollar/Balance-Based)/
                          Conversion Notice
Exhibit F-3             Form of Payment Notice
Exhibit G               Form of Closing Certificate
Exhibit H-1             Form of Legal Opinion of Bingham, Dana & Gould, LLP
Exhibit H-2             Form of Legal Opinion of Hutchins, Wheeler & Dittmar,
                          a Professional Corporation
Exhibit H-3             Form of Legal Opinion of General Counsel of HomeSide
Exhibit H-4             Form of Legal Opinion of Holland & Knight
Exhibit H-5             Form of Legal Opinion of Hawaii Counsel
Exhibit I               Form of Assignment and Acceptance
Exhibit J               Form of Intercreditor Agreement
Exhibit K-1             Form of Holdings Second Lien Pledge Agreement
Exhibit K-2             Form of BMC Second Lien Pledge Agreement

     CREDIT AGREEMENT, dated as of May 31, 1996, among (i) HOMESIDE LENDING, INC., a Florida corporation ("HOMESIDE"), (ii) HONOLULU MORTGAGE COMPANY, INC., a Hawaii corporation ("HONOMO"; each of HomeSide and HonoMo, a "BORROWER", and, collectively, the "BORROWERS"), (iii) the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "LENDERS"), (iv) the Lenders from time to time designated as Balance Lenders pursuant to subsection 11.8 (in such capacity, collectively, the "BALANCE LENDERS"), (v) NATIONSBANK OF TEXAS, N.A., as Syndication Agent (in such capacity, the "SYNDICATION AGENT"), (vi) BANKERS TRUST COMPANY, as Documentation Agent (in such capacity, the "DOCUMENTATION AGENT"), (vii) THE FIRST NATIONAL BANK OF BOSTON, as Collateral Agent (in such capacity, the "COLLATERAL AGENT") and (viii) CHEMICAL BANK, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, HomeSide, certain of the Lenders parties hereto, the Syndication Agent, the Documentation Agent, the Collateral Agent and the Administrative Agent are parties to the Credit Agreement, dated as of March 15, 1996 (the "EXISTING CREDIT AGREEMENT");

     WHEREAS, pursuant to the Stock Purchase Agreement, dated as of December 11, 1995, as amended by Amendment No. 1, dated as of March 15, 1996 (as amended from time to time, the "BBMC STOCK PURCHASE AGREEMENT"), between The First National Bank of Boston ("BANK OF BOSTON") and HomeSide, Inc., a Delaware corporation ("HOLDINGS"), Holdings acquired (as hereinafter defined, the "BBMC ACQUISITION") 100% of the issued and outstanding capital stock of HomeSide on March 15, 1996 (the "BBMC CLOSING DATE");

     WHEREAS, pursuant to the Stock Purchase Agreement, dated as of March 4, 1996, as amended by Amendment No. 1, dated as of May 31, 1996 (as amended from time to time, the "BMC STOCK PURCHASE AGREEMENT"), between Holdings and Barnett Banks, Inc. ("Barnett"), Holdings is acquiring (as hereinafter defined, the "BMC ACQUISITION") on the Closing Date 100% of the issued and outstanding capital stock of Barnett Mortgage Company, a Florida corporation to be renamed HomeSide Holdings, Inc. on the Closing Date ("BMC");

     WHEREAS, on the Closing Date, immediately after the BMC Acquisition, (i) BancPLUS Financial Corp. ("BANCPLUS FINANCIAL"), a Texas corporation and a wholly owned subsidiary of BMC, will merge with and into its wholly owned subsidiary, BancPLUS Mortgage Company ("BANCPLUS"), a Texas corporation and the corporate parent of HonoMo, with BancPLUS being the surviving corporation, (ii) BancPLUS will thereupon merge with and into HomeSide, with HomeSide being the surviving corporation and HonoMo becoming a wholly owned subsidiary of HomeSide, and (iii) Holdings will thereupon contribute all of the capital stock of HomeSide to BMC, resulting in HomeSide becoming a wholly owned subsidiary of BMC on the Closing Date;

     WHEREAS, in connection with the BMC Acquisition, on the Closing Date HomeSide will be required to repay certain existing indebtedness of BMC owing by it to Barnett and repay existing indebtedness under the Existing Credit Agreement, and from and after the Closing Date, the Borrowers will require a credit facility in order to finance their origination and acquisition of residential mortgage loans and mortgage servicing rights and to provide for their ongoing working capital and general corporate needs; and

     WHEREAS, the Lenders are making such credit facilities available on and subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

     1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
     (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes of this definition: "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
     Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Base C/D Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Base C/D Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Rate-Based Loans bearing interest based upon the ABR.

          "ACQUISITIONS": the collective reference to the BBMC Acquisition and the BMC Acquisition.

          "ADJUSTED CONSOLIDATED TANGIBLE NET WORTH": at any time, the sum of
     (i) Consolidated Tangible Net Worth, plus (ii) the amount of carryover basis in connection with the Acquisitions, plus (iii) the Appraised Value of the Eligible Servicing Portfolio as set forth in the Appraisal thereof delivered pursuant to subsection 7.2(h) setting forth such Appraised Value as at such time.

          "ADMINISTRATIVE AGENT": as defined in the Preamble to this Agreement.

          "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "AGENCY": FHLMC, FNMA or GNMA.

          "AGGREGATE AVAILABLE TRANCHE A COMMITMENTS": at any time, an amount equal to the excess, if any, of (a) the aggregate Commitments then in effect over (b) the aggregate principal amount of Loans then outstanding.

          "AGGREGATE AVAILABLE TRANCHE B COMMITMENTS": at any time, an amount equal to the excess, if any, of (a) the aggregate Tranche B Commitments then in effect over (b) the aggregate principal amount of all Tranche B Loans and Tranche B Swing Line Loans then outstanding.

          "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.


          "APPLICABLE MARGIN": (a) with respect to each day during each Interest
     Period relating to Balance-Based Loans, a rate per annum based on the Rating Level in effect on the date which is two Business Days prior to the first day of such Interest Period and (b) with respect to each day during each Interest Period relating to Rate-Based Loans, a rate per annum based on the Rating Level in effect on such day, in each case as set forth below:

- ------------------------------------------------------------------------------------------
                                  Applicable Margin  Applicable Margin   Applicable Margin
                                    for Tranche A      for Tranche B      for Tranche B
  Rating Level                           Loans         Advance Loans     Portfolio Loans
- ------------------------------------------------------------------------------------------
Rating I                                .35%               .35%                .60%
Rating II                               .40%               .40%               .675%
Rating III                              .45%               .45%                .75%
Rating IV                              .625%              .625%               1.00%
Rating V                               .625%              .625%               1.50%
- ------------------------------------------------------------------------------------------

          "APPRAISAL": an appraisal report with respect to the Eligible Servicing Portfolio by an independent appraiser acceptable to the Administrative Agent.

          "ASSIGNEE": as defined in subsection 11.6(c).

          "AVAILABLE COMMITMENT": at any time for any Lender, an amount equal to the excess, if any, of (a) such Lender's Commitment then in effect over (b) the aggregate outstanding principal amount of all Loans then owing to such Lender.

          "BALANCE-BASED LOANS": the collective reference to Balance-Based Tranche A Loans and Balance-Based Tranche B Loans.

          "BALANCE-BASED TRANCHE A LOANS": as defined in subsection 2.1(a).

          "BALANCE-BASED TRANCHE B LOANS": as defined in subsection 2.2(a).

          "BALANCE LENDERS": as defined in the Preamble to this Agreement.

          "BALANCE LENDER AGREEMENT": each Balance Lender Agreement, substantially in the form of Exhibit B, entered into by HomeSide and a Balance Lender pursuant to subsection 11.8.

          "BALANCE LENDER DISCOUNT": with respect to each Balance-Based Loan, an amount determined by the Administrative Agent with respect to such Balance-Based Loan such that, when the Principal Amount of such Balance-Based Loan is repaid by the applicable Borrower on the last day of the Interest Period with respect thereto, such Principal Amount will be equivalent to the proceeds of such Balance-Based Loan (net of the Balance Lender Discount) plus interest on such net proceeds calculated at a rate per annum equal to the Applicable Margin.

          "BANCPLUS": as defined in the Preamble to this Agreement.

          "BANCPLUS FINANCIAL": as defined in the Preamble to this Agreement.

          "BARNETT": as defined in the Preamble to this Agreement.

          "BBMC ACQUISITION": the acquisition on March 15, 1996 of the capital stock of HomeSide by Holdings pursuant to the BBMC Stock Purchase Agreement, and the transactions related thereto.

          "BBMC CLOSING DATE": as defined in the Preamble to this Agreement.

          "BBMC STOCK PURCHASE AGREEMENT": as defined in the Preamble to this Agreement.

          "BMC": as defined in the Preamble to this Agreement.

          "BMC ACQUISITION": the acquisition of the capital stock of BMC by Holdings pursuant to the BMC Stock Purchase Agreement, and the related transactions contemplated thereunder.

          "BMC GUARANTEE": the BMC Guarantee to be executed and delivered by BMC, substantially in the form of Exhibit C-3, as the same may be amended, supplemented or otherwise modified from time to time.

          "BMC PLEDGE AGREEMENT": the BMC Pledge Agreement to be executed and delivered by BMC, substantially in the form of Exhibit E-3, as the same may be amended, supplemented or otherwise modified from time to time.

          "BMC SECURITY AGREEMENT": the Security and Collateral Agency Agreement to be executed and delivered by BMC, substantially in the form of Exhibit D-2, as the same may be amended, supplemented or otherwise modified from time to time.

          "BMC STOCK PURCHASE AGREEMENT": as defined in the Preamble to this Agreement.

          "BOARD": the Board of Governors of the Federal Reserve System.

          "BORROWER": as defined in the Preamble to this Agreement.

          "BORROWER SECURITY AGREEMENT": either of the HomeSide Security Agreement and the HonoMo Security Agreement, as the context may require.

          "BORROWING BASE CERTIFICATE: either of (a) a Tranche A Borrowing Base Certificate or (b) a Tranche B Borrowing Base Certificate.

          "BORROWING DATE": any Business Day specified in a notice pursuant to subsection 2.5, 2.7 or 2.9 as a date on which a Borrower requests the Lenders to make Loans hereunder.

          "BUSINESS": as defined in subsection 5.16.

          "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "CASH EQUIVALENTS": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) commercial paper of a domestic issuer rated at least A-1 by S&P or P-1 by Moody's, (d) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody's, or (e) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (d) of this definition.

          "CHANGE OF CONTROL": the occurrence of any of the events or circumstances described in Section 9(k).

          "C/D ASSESSMENT RATE": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. [Section]327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D RESERVE PERCENTAGE": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "CHEMICAL": Chemical Bank, a New York banking corporation.

          "CLOSING DATE": the date, on or before May 31, 1996, on which the conditions precedent set forth in subsection 6.1 shall be satisfied.

          "CODE": the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL": all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "COLLATERAL AGENT": as defined in the Preamble to this Agreement.

          "COMMITMENT": as to any Lender, the collective reference to such Lender's Tranche A Commitment and Tranche B Commitment.

          "COMMITMENT FEE RATE": for each day during each quarterly calculation period, a rate per annum based on the Rating Level in effect on such day, as set forth below:

                                                      Commitment Fee
                           Rating Level                    Rate
                           ------------               --------------
- --------------------------------------------------------------------

                           Rating I                        .125%

                           Rating II                       .150%

                           Rating III                      .175%

                           Rating IV                       .250%

                           Rating V                        .375%

          "COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments, or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate Principal Amount of such Lender's Loans then outstanding constitutes of the aggregate Principal Amount of the Loans then outstanding (including, with respect to each Lender other than a Swing Line Lender, such Lender's participating interest in outstanding Swing Line Loans and excluding, with respect to each Swing Line Lender, the aggregate amount of participating interests held by other Lenders in such Swing Line Lender's Swing Line Loans).

          "COMMITMENT PERIOD": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

          "COMMITTED LENDER DISCOUNT": with respect to each Balance-Based Loan, an amount determined by the Administrative Agent with respect to such Balance-Based Loan such that, when the Principal Amount of such Balance-Based Loan is repaid by the applicable Borrower on the last day of the Interest Period with respect thereto, such Principal Amount will be equivalent to the proceeds of such Balance-Based Loan (net of the Committed Lender Discount) plus interest accrued during such Interest Period on such net proceeds calculated at a rate per annum equal to (a) in the case of each Balance-Based Loan other than any Balance-Based Loan made while a Substitute Basis Notice is outstanding, the Eurodollar Rate plus the Applicable Margin in respect of such Balance-Based Loan and the applicable Interest Period, and (b) in the case of each Balance-Based Loan made while a Substitute Basis Notice is outstanding, the Substitute Basis plus the Applicable Margin.

          "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with HomeSide within the meaning of Section 4001 of ERISA or is part of a group which includes HomeSide and which is treated as a single employer under Section 414 of the Code.

          "CONSOLIDATED CASH FLOW": for any period, Consolidated Net Income for such period, PLUS (a) the sum of

               (i) amortization for such period, including, without limitation, amortization of mortgage servicing rights (including Purchased Mortgage Servicing Rights, Excess Servicing and Originated Mortgage Servicing Rights and impairments thereto) and amortization of intangibles and goodwill (to the extent deducted in determining such Consolidated Net Income),

               (ii) depreciation for such period,

               (iii) any provision for income taxes or any refunds during such period,

               (iv) non-cash expense attributable to the recordation of fees as a result of the application of SFAS No. 91 for such period,

               (v) any increase in loan loss reserves, including reserves for servicing losses on investor-owned loans, for such period,

               (vi) cash proceeds of the sale of mortgage servicing rights for such period (to the extent not included in determining such Consolidated Net Income),

               (vii) the amount of increase in reserves for such period in respect of the value of mortgage servicing rights,

               (viii) the loss recorded for such period in respect of Hedge Contracts,

               (ix) cash realized during such period in respect of Hedge Contracts (to the extent not included in determining such Consolidated Net Income),

               (x) charges attributable to restructuring and transaction costs incurred (i) on the BBMC Closing Date and within six months thereafter as a result of the BBMC Acquisition and (ii) on the Closing Date and within six months thereafter as a result of the BMC Acquisition, to the extent of the amount thereof expensed for such period, and

               (xi) non-cash charges attributable to loss on the sale of Mortgage Loans (including any decrease in Excess Servicing) for such period,

     MINUS (b) the sum of

               (i) the amount of Restricted Payments paid during such period as cash dividends to Holdings to service interest on the Holdings Notes payable during such period and applied by Holdings thereto during such period (less the amount of tax benefit resulting therefrom to the extent applied to reduce cash taxes payable during such period),

               (ii) non-cash revenue recorded in respect of Originated Mortgage Servicing Rights for such period,

               (iii) any taxes actually paid in cash during such period,

               (iv) any decrease in loan loss reserves, including reserves for servicing losses on investor-owned loans for such period,

               (v) non-cash income attributable to the recordation of fees as a result of the application of SFAS No. 91 for such period,

               (vi) non-cash income attributable to gain on the sale of Mortgage Loans (including any increase in Excess Servicing) for such period,

               (vii) amortization of negative goodwill for such period (to the extent added in determining such Consolidated Net Income),

               (viii) the amount of decrease in reserves for such period in respect of the value of mortgage servicing rights,

               (ix) the gain recorded for such period in respect of Hedge Contracts

          and

               (x) cash paid during such period in respect of Hedge Contracts other than the investment made (i) within one month after the BBMC Closing Date in Hedge Contracts in connection with the BBMC Acquisition (to the extent not deducted in determining such Consolidated Net Income) and (ii) prior to and within one month after the Closing Date in Hedge Contracts in connection with the BMC Acquisition (to the extent not deducted in determining such Consolidated Net Income), in each case without duplication and to the extent included in determining such Consolidated Net Income, and giving effect to the application of SFAS No. 122.

          "CONSOLIDATED INTANGIBLES": at any time, all amounts included in Consolidated Net Worth of HomeSide at such time which, in accordance with GAAP, would be classified as intangible assets on a consolidated balance sheet of HomeSide and its Subsidiaries, including, without limitation, (a) goodwill (other than negative goodwill), including any amounts (however designated on the balance sheet) representing the cost of acquisitions in excess of underlying net tangible assets, and (b) patents, trademarks, copyrights and other intangibles, but excluding Purchased Mortgage Servicing Rights, Originated Mortgage Servicing Rights and Excess Servicing.

          "CONSOLIDATED INTEREST AND DIVIDEND EXPENSE": for any period, the sum of Consolidated Interest Expense for such period plus the amount of Restricted Payments paid during such period as cash dividends to Holdings (other than to pay any makewhole or prepayment premium payable on the Holdings Notes as described in clause (ii) to the proviso to subsection
     8.12 and other than to pay taxes payable by Holdings as permitted under subsection 8.12) payable during such period and applied by Holdings in respect of the Holdings Notes during such period.

          "CONSOLIDATED INTEREST EXPENSE": for any period, interest expense of HomeSide and its Subsidiaries for such period (including, without limitation, commitment fees payable on the unused portion of credit facilities and letter of credit fees, but excluding (i) interest expense attributable to the Tranche A Loans and any other financing of Mortgage Loan inventory, (ii) interest expense on escrow accounts and (iii) interest expense in respect of paid-in-full Mortgage Loans), on a consolidated basis in accordance with GAAP, net of any amount received by HomeSide from Bank of Boston Corporation or its Affiliates pursuant to its or their agreement to reimburse certain costs as set forth in Amendment No. 1 to the BBMC Stock Purchase Agreement.

          "CONSOLIDATED LEASE EXPENSE": for any period, the aggregate rental expenses of HomeSide and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, payable in respect of such period under leases (other than Financing Leases).

          "CONSOLIDATED NET INCOME": for any period, the consolidated net income (or deficit) of HomeSide and its Subsidiaries for such period, determined in accordance with GAAP.

          "CONSOLIDATED NET WORTH": at any time, all amounts which would, in conformity with GAAP, be included under shareholder's equity on a consolidated balance sheet of HomeSide and its Subsidiaries as at such time.

          "CONSOLIDATED SERVICING-RELATED DEBT": at any time, the sum of (i) the aggregate principal amount of the Tranche B Portfolio Loans outstanding at such time and (ii) the aggregate principal amount outstanding at such time of any other Indebtedness secured by servicing rights to the extent permitted under subsections 8.2(j) and 8.3(k) and the provisions of the Security Agreements.

          "CONSOLIDATED TANGIBLE NET WORTH": at any date, the amount (which may be a negative number) equal to (a) Consolidated Net Worth at such date LESS
     (b) the sum of (i) Consolidated Intangibles at such date, (ii) Purchased Mortgage Servicing Rights at such date, (iii) Originated Mortgage Servicing Rights at such date and (iv) Excess Servicing at such date.

          "CONSOLIDATED TOTAL LIABILITIES": all liabilities of HomeSide and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

          "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "CONTINUING DIRECTORS": as defined in Section 9(k).

          "DAILY FEDERAL FUNDS RATE": for any day, a fluctuating interest rate per annum (rounded upward to the nearest 0.01%) determined (which determination shall be conclusive and binding, absent manifest error) by the Administrative Agent to be equal to the overnight federal funds rate (based on the offered side of the market) as reported on Telerate page 5 (funds source Garvin Guy Butler) at 10:00 a.m. (New York City time) on such date (or, if such date is not a Business Day, on the preceding Business
     Day), or, if such rates are not reported for any day, the average of the quotations at approximately 10:00 a.m. (New York City time) received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

          "DEFAULT": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "DOCUMENTATION AGENT": as defined in the Preamble to this Agreement.

          "DOLLARS" and "$": dollars in lawful currency of the United States of America.

          "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as are now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the average (rounded to the nearest whole multiple of 1/16 of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "EURODOLLAR LOANS": Rate-Based Loans bearing interest based upon the Eurodollar Rate.

          "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan (other than any Eurodollar Loan made while a Substitute Basis Notice is outstanding), a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                            Eurodollar Base Rate
                   ----------------------------------------
                   1.00 - Eurocurrency Reserve Requirements

          "EURODOLLAR TRANCHE": the collective reference to Eurodollar Loans and Balance-Based Loans as to which all of the then current Interest Periods begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "EVENT OF DEFAULT": any of the events specified in Section 9, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "EXCESS SERVICING": at any date, the amount that would, in conformity with GAAP, be classified as deferred excess servicing rights on a consolidated balance sheet of HomeSide and its Subsidiaries at such date.

          "EXISTING CREDIT AGREEMENT": the Credit Agreement, dated as of March 15, 1996, among HomeSide, the Lenders and agents parties thereto and Chemical Bank, as administrative agent, as amended.

          "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "FHLMC": the Federal Home Loan Mortgage Corporation and any successor thereto.

          "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

          "FITCH": Fitch Investors Service LLP.

          "FNMA": the Federal National Mortgage Association and any successor thereto.

          "FUNDING ACCOUNT": (i) with respect to HomeSide, the account of HomeSide described in Section 6 of the HomeSide Security Agreement, which will be maintained at the Payment Office as "Warehouse Funding Account" - Account No. 230-204910, and into which all proceeds of Loans to HomeSide will be deposited, all amounts made available to HomeSide from the Settlement Accounts (as defined in the HomeSide Security Agreement) will be deposited, and from which all Mortgage Loans purchased or originated by HomeSide will be funded, and (ii) with respect to HonoMo, the account of HonoMo described in Section 6 of the HonoMo Security Agreement, which will be maintained at the Payment Office as "Warehouse Funding Account" - Account No. 304-207306, and into which all proceeds of Loans to HonoMo will be deposited, all amounts made available to HonoMo from the Settlement Accounts (as defined in the HonoMo Security Agreement) will be deposited, and from which all Mortgage Loans purchased or originated by HonoMo will be funded.

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time (subject to the provisions of subsection 1.2(b)).

          "GNMA": the Government National Mortgage Association and any successor thereto.

          "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), without duplication, any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by HomeSide in good faith.

          "GUARANTEES": the collective reference to the Subsidiaries Guarantee, the BMC Guarantee, the Holdings Guarantee and the HomeSide Guarantee.

          "GUARANTOR": each of Holdings, BMC, HomeSide and the Subsidiary Guarantors.

          "HEDGE TERMINATION OBLIGATION": any termination amount or other amount payable by HomeSide or any of its Subsidiaries upon the early termination, by reason of the occurrence of a default or other termination event thereunder, of any interest rate protection agreement, interest rate option, interest rate cap or other interest rate hedge arrangement providing to HomeSide or any of its Subsidiaries protection against changes in interest rates.

          "HOLDINGS": as defined in the Preamble to this Agreement.

          "HOLDINGS GUARANTEE": the Holdings Guarantee to be executed and delivered by Holdings, substantially in the form of Exhibit C-1, as the same may be amended, supplemented or otherwise modified from time to time.

          "HOLDINGS NOTES": the Senior Secured Second Priority Notes Due 2003 issued by Holdings under the Indenture in the aggregate principal amount of $200,000,000.

          "HOLDINGS PLEDGE AGREEMENT": the Holdings Pledge Agreement to be executed and delivered by Holdings, substantially in the form of Exhibit E-1, as the same may be amended, supplemented or otherwise modified from time to time.

          "HOMESIDE GUARANTEE": the HomeSide Guarantee to be executed and delivered by HomeSide, substantially in the form of Exhibit C-4, as the same may be amended, supplemented or otherwise modified from time to time.

          "HOMESIDE PLEDGE AGREEMENT": the HomeSide Pledge Agreement to be executed and delivered by HomeSide, substantially in the form of Exhibit E-2, as the same may be amended, supplemented or otherwise modified from time to time.

          "HOMESIDE SECURITY AGREEMENT": the Security and Collateral Agency Agreement to be executed and delivered by HomeSide, substantially in the form of Exhibit D-1, as the same may be amended, supplemented or otherwise modified from time to time.

          "HOMESIDE TRANCHE A BORROWING BASE": as defined in subsection 4.1.

          "HOMESIDE TRANCHE B BORROWING BASE": as defined in subsection 4.2.

          "HONOMO SECURITY AGREEMENT": the Security and Collateral Agency Agreement to be executed and delivered by HonoMo, substantially in the form of Exhibit D-3, as the same may be amended, supplemented or otherwise modified from time to time.

          "HONOMO TRANCHE A BORROWING BASE": as defined in subsection 4.1.

          "HONOMO TRANCHE B BORROWING BASE": as defined in subsection 4.2.

          "HONOMO TRANCHE A SUBLIMIT": an amount equal to $100,000,000; PROVIDED that, subject to compliance with the other provisions of this Agreement, HomeSide may, by notice to the Administrative Agent, reduce the amount of the HonoMo Tranche A Sublimit from time to time and, if so reduced, increase such amount from time to time, so long as such amount does not at any time exceed $100,000,000.

          "HONOMO TRANCHE B SUBLIMIT": an amount equal to $50,000,000; PROVIDED that, subject to compliance with the other provisions of this Agreement, HomeSide may, by notice to the Administrative Agent, reduce the amount of the HonoMo Tranche B Sublimit from time to time and, if so reduced, increase such amount from time to time, so long as such amount does not at any time exceed $50,000,000.

          "INDENTURE": the Indenture, dated as of May 14, 1996, among Holdings and The Bank of New York, as Trustee thereunder, pursuant to which the Holdings Notes are issued.

          "INDEBTEDNESS": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
     (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) without duplication, all Guarantee Obligations; PROVIDED that obligations under Hedge Contracts shall be excluded from this definition of Indebtedness to the extent that they would otherwise be included.

          "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "INSOLVENT": pertaining to a condition of Insolvency.

          "INTERCREDITOR AGREEMENT": the Intercreditor Agreement to be executed and delivered by Holdings, BMC, the Administrative Agent and The Bank of New York, as trustee under the Indenture, substantially in the form of Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time.

          "INTEREST PAYMENT DATE": with respect to (a) any Eurodollar Loan having an Interest Period of one, two or three months' duration, the last day of such Interest Period, (b) any Eurodollar Loan having an Interest Period of six months' duration, the first Business Day to occur at least three months after the first day of such Interest Period and the last day of such Interest Period, (c) any ABR Loan, the tenth day following the last day of each calendar month (or, if such tenth day is not a Business Day, the Business Day first preceding such tenth day) while such ABR Loan is outstanding and the date of payment in full of such ABR Loan and (d) any Swing Line Loan, the tenth day following the last day of each calendar month (or, if such tenth day is not a Business Day, the Business Day first preceding such tenth day) while such Swing Line Loan is outstanding and the date of payment in full of such Swing Line Loan.

          "INTEREST PERIOD": (a) with respect to each Balance-Based Loan, the period commencing on the Borrowing Date with respect to such Balance-Based Loan and ending one month thereafter; PROVIDED, that the foregoing provisions of this paragraph (a) are subject to the following:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and

               (ii) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

          (b) with respect to any Eurodollar Loan:

               (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Loan and ending one, two, three or six months thereafter, as selected by the applicable Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending one, two, three or six months thereafter, as selected by the applicable Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     PROVIDED, that the foregoing provisions of this paragraph (b) are subject to the following:

               (A) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (B) any Interest Period in respect of any such Loans that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

               (C) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "LENDER": as defined in the Preamble to this Agreement.

          "LETTER AGREEMENT": the Fee Letter, dated March 9, 1996, among HomeSide, Chemical, NationsBank of Texas, N.A., and Bankers Trust Company relating to the credit facility made available pursuant to this Agreement.

          "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "LOAN": any loan made by any Lender pursuant to this Agreement.

          "LOAN DOCUMENTS": this Agreement, any Notes, the Guarantees, the Security Documents and the Intercreditor Agreement.

          "LOAN PARTIES": HomeSide, HonoMo, BMC, Holdings and each Subsidiary of HomeSide which is a party to a Loan Document.

          "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Holdings, BMC, HomeSide and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or thereunder.

          "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "MATURITY DATE": (a) with respect to each Balance-Based Loan, the last day of the Interest Period applicable thereto and (b) with respect to each Rate-Based Loan and Swing Line Loan, the Termination Date.

          "MERGER": the merger of (i) BancPLUS Financial with BancPLUS and (ii) the merger of BancPLUS with HomeSide pursuant to the Plan of Merger between BancPLUS Financial and BancPLUS, dated as of May 31, 1996, and the Plan of Merger between BancPLUS and HomeSide, dated as of May 31, 1996, as further described in the Preamble hereto.

          "MOODY'S": Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NEGATIVE SECURITY EVENT": the occurrence of any of the following events after the occurrence and during the effectiveness of a Positive Security Event, and the giving of notice to HomeSide by the Administrative Agent that such event has occurred and, in the case of clause (c), has been determined by the Required Banks to constitute a Negative Security Event:
     (a) HomeSide's unsecured long-term senior non credit-enhanced debt is rated below A- by S&P or below A3 by Moody's, (b) HomeSide's long-term senior unsecured non-credit-enhanced debt shall be unrated by both S&P and Moody's or (c) an Event of Default shall occur and be continuing; for purposes of this Agreement, the effectiveness of a Negative Security Event shall continue from the occurrence thereof pursuant to this definition until the occurrence thereafter of a Positive Security Event.

          "NET CASH PROCEEDS": (a) in connection with any sale or disposition, the cash proceeds (including any payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise) of such sale or disposition net of all reasonable legal fees, accountants' fees, investment banking fees, brokerage commissions, survey costs, title insurance premiums, required debt payments (other than pursuant hereto), amounts required to be paid to any Person (other than either Borrower) owning a legal or beneficial interest in the assets subject to such sale or disposition, reasonable amounts to be provided by HomeSide as a reserve, in accordance with GAAP, against any liabilities associated with such sale or disposition and retained by HomeSide (provided, that, if any amount of such reserve shall be released or reversed, the amount of such release or reversal shall be "Net Cash Proceeds"), and other customary fees and expenses in connection therewith and net of taxes paid or payable as a result thereof and net of purchase price adjustments which are in amounts ascertainable on the date of such sale or disposition and which are reasonably expected to be payable in connection therewith within 6 months of such date and (b) in connection with any issuance of any equity or debt securities or instruments or the incurrence of loans, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise) received from such issuance or incurrence, net of all reasonable investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses in connection therewith, provided that notwithstanding the foregoing, fees described in clauses (a) or (b) above and payable to an Affiliate of HomeSide shall be deducted in determining such Net Cash Proceeds only to the extent such fees satisfy the provisions of subsection 8.13.

          "NON-EXCLUDED TAXES": as defined in subsection 3.10.

          "NOTE": as defined in subsection 3.1(e).

          "ORIGINATED MORTGAGE SERVICING RIGHTS: at any date, all amounts which would, in conformity with GAAP, be capitalized as the cost of acquiring mortgage servicing rights via loan origination activities on a consolidated balance sheet of HomeSide and its Subsidiaries at such date.

          "PARTICIPANT": as defined in subsection 11.6(b).

          "PAYMENT OFFICE": the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

          "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

          "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which HomeSide or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PLEDGE AGREEMENTS": the collective reference to the Holdings Pledge Agreement, the BMC Pledge Agreement and the HomeSide Pledge Agreement.

          "POSITIVE SECURITY EVENT": the occurrence of either of the following events, and the giving of notice to HomeSide by the Administrative Agent that such event has occurred and, in the case of clause (b), has been determined by the Required Banks to constitute a Positive Security Event:
     (a) HomeSide's unsecured long-term senior non credit-enhanced debt is rated at least A- by S&P and at least A3 by Moody's or (b) an Event of Default that gave rise to a Negative Security Event shall no longer be continuing; for purposes of this Agreement, the effectiveness of a Positive Security Event shall continue from the occurrence thereof pursuant to this definition until the occurrence thereafter of a Negative Security Event.

          "POST-DEFAULT RATE": with respect to any Loan, a rate per annum equal to 2% above the rate otherwise applicable thereto (which, in the case of a Balance-Based Loan, shall be the rate with respect thereto set forth in clause (a) or (b), as applicable, of the definition of "Committed Lender Discount"), and with respect to any other amount payable hereunder, a rate per annum equal to 2% above the ABR (plus the Applicable Margin for ABR Loans, if any, then in effect).

          "PREMISES": as defined in subsection 5.16.

          "PRIME RATE": the rate of interest per annum publicly announced from time to time by Chemical as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chemical in connection with extensions of credit to debtors).

          "PRINCIPAL AMOUNT": (a) with respect to each Balance-Based Loan, the principal amount thereof required to be repaid on the last day of the Interest Period applicable thereto to the Lenders holding such Balance-Based Loan, such principal amount being composed of the actual amount of such Balance-Based Loan funded (or deemed funded pursuant to subsection 3.4(f)) to the Borrowers on the Borrowing Date with respect thereto, plus the Balance Lender Discount applicable thereto, and (b) with respect to each Loan other than a Balance-Based Loan, the actual amount of such Loan funded to the Borrowers on the Borrowing Date with respect thereto. References herein to the "principal amount" of any Loan shall refer to such Principal Amount in respect thereof.

          "PURCHASE COMMITMENT": (a) a mandatory delivery commitment which obligates a Borrower to deliver a mortgage loan or a pool of mortgage loans to a purchaser thereof for the amount and yield specified therein, (b) an optional delivery commitment which grants a Borrower an option to deliver a mortgage loan or a pool of mortgage loans to a purchaser thereof, but upon delivery thereof by the applicable Borrower to such purchaser, such purchaser is obligated to acquire the delivered mortgage loans for the amount and yield specified therein or (c) to the extent not included in the foregoing, any commitment pursuant to which a Borrower may deliver mortgage-backed securities for sale.

          "PURCHASED MORTGAGE SERVICING RIGHTS: at any date, all amounts which would, in conformity with GAAP, be capitalized as the cost of acquiring mortgage servicing rights via purchase transactions on a consolidated balance sheet of HomeSide and its Subsidiaries at such date.

          "RATE-BASED LOANS": the collective reference to Rate-Based Tranche A Loans and Rate-Based Tranche B Loans.

          "RATE-BASED TRANCHE A LOANS": as defined in subsection 2.1(b).

          "RATE-BASED TRANCHE B LOANS": as defined in subsection 2.2(b).

          "RATING AGENCIES": collectively, S&P, Fitch and Moody's.

          "RATINGS": the rating that is two increments higher than the rating in effect for HomeSide's long-term senior unsecured, non credit-enhanced debt as announced by the applicable Rating Agency (e.g., the Rating for the purposes hereof would be BBB if the rating by a Rating Agency of such debt were BB+). Ratings of the Rating Agencies are sometimes referred to herein as the "S&P Rating", the "Moody's Rating" and the "Fitch Rating", respectively.

          "RATING LEVEL": the respective Ratings set forth below opposite each of "Rating I", "Rating II", "Rating III", "Rating IV" and "Rating V" below:

          Rating I            greater than or equal to A- by S&P AND Fitch

          Rating II           equal to BBB+ by S&P AND Fitch

          Rating III          equal to or greater than BBB- by S&P AND equal to
                              or greater than BBB- by Fitch, and Rating I or II does not apply

          Rating IV           equal to or greater than BB by S&P AND equal to or
                              greater than BB by Fitch, and Rating I, II or III does not apply

          Rating V equal to or less than BB-, or unrated, by S&P or Fitch

     PROVIDED that in the event that at any time the Moody's Rating differs from the lower of the S&P Rating and the Fitch Rating then in effect (such lower rating, the "S&P/FITCH RATING") (i) by two increments or more, the applicable Rating Level shall be that which would apply to a Rating one increment lower than the higher of the Moody's Rating and the S&P/Fitch Rating or (ii) by one increment, the applicable Rating Level shall be that which would apply to the higher of the Moody's Rating and the S&P/Fitch Rating; PROVIDED, FURTHER, that during the period from the Closing Date to and including September 15, 1996, the Rating Level in effect shall be the lower Rating Level (i.e. having a higher numeric designation) of (i) Rating III and (ii) the Rating Level that would otherwise be in effect pursuant to the definition of Rating Level.

          "REFERENCE LENDERS": Chemical, NationsBank of Texas, N.A., and Bankers Trust Company.

          "REFUNDING BORROWING": a borrowing of Loans which, after application of the proceeds thereof and, with respect to Balance-Based Loans, the assignment transactions contemplated by subsection 2.3, results in no net increase in the Principal Amount of Loans owing to any Lender.

          "REGISTER": as defined in subsection 11.6(d).

          "REGULATION U": Regulation U of the Board as in effect from time to time.

          "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. [Section]2615.

          "REQUIRED LENDERS": at any time, Lenders the Commitment Percentages of which aggregate at least 51%.

          "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESPONSIBLE OFFICER": the chief executive officer or the president of the applicable Borrower or, with respect to financial matters, the chief financial officer of the applicable Borrower.

          "RESTRICTED PAYMENTS": as defined in subsection 8.9.

          "S&P": Standard & Poor's Ratings Services.

          "SECOND LIEN PLEDGE AGREEMENTS": the collective reference to (i) the Pledge Agreement, dated as of May 14, 1996, made by Holdings in favor of The Bank of New York, as trustee under the Indenture, substantially in the form of Exhibit K-1, and (ii) the Pledge Agreement, dated as of May 31, 1996, made by BMC in favor of The Bank of New York, as trustee under the Indenture, substantially in the form of Exhibit K-2.

          "SECURITY AGREEMENTS": the collective reference to the HomeSide Security Agreement, the HonoMo Security Agreement and the BMC Security Agreement.

          "SECURITY DOCUMENTS": the collective reference to the Security Agreements, the Pledge Agreements and all other security documents hereafter delivered to the Administrative Agent or the Collateral Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrowers hereunder and under any of the other Loan Documents or to secure any Guarantee.

          "SECURITY PERFECTION DATE": the date that the Administrative Agent gives notice of the occurrence of a Negative Security Event or, if HomeSide shall wish to cause the Security Perfection Date to occur earlier, such earlier date.

          "SERVICING ADVANCE PORTION": as defined in subsection 4.3.

          "SERVICING PORTFOLIO PORTION": as defined in subsection 4.3.

          "SFAS": Statements of Financial Accounting Standards as adopted by the Financial Accounting Standards Board.

          "SHORT TERM LOAN AGREEMENT": the Short Term Loan Agreement, dated as of March 15, 1996, between Holdings and Merrill Lynch Capital Corporation.

          "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "SPONSOR": as defined in Section 9(k).

          "STOCKHOLDER AGREEMENT": the Amended and Restated Stockholder Agreement, dated as of May 31, 1996, among the principal stockholders of Holdings and entered into pursuant to the BMC Stock Purchase Agreement.

          "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of HomeSide.

          "SUBSIDIARIES GUARANTEE": the Subsidiaries Guarantee to be executed and delivered by the Subsidiary Guarantors, substantially in the form of Exhibit C-2, as the same may be amended, supplemented or otherwise modified from time to time.

          "SUBSIDIARY GUARANTORS": the Subsidiaries listed on Schedule 5.14 and all Subsidiaries that are required to become parties to the Subsidiaries Guarantee from time to time pursuant to subsection 7.11(b).

          "SUBSTITUTE BASIS": an alternative basis for determining the Eurodollar Rate because of the circumstances referred to in subsection 3.7, as determined as provided in subsection 3.7.

          "SUBSTITUTE BASIS NOTICE": as defined in subsection 3.7.

          "SWING LINE COMMITMENT": initially, the amount set forth on Schedule I opposite each initial Swing Line Lender's name, and, in the event that any additional Swing Line Lender is designated as described in the definition of "Swing Line Lenders", the amount agreed upon by HomeSide, the Administrative Agent and such Swing Line Lender.

          "SWING LINE LENDERS": initially, Chemical, NationsBank of Texas, N.A., and Bankers Trust Company, and any other Lender that the Administrative Agent,

     HomeSide and such Lender may from time to time agree to designate as a Swing Line Lender.

          "SWING LINE LOANS": the collective reference to the Tranche A Swing Line Loans and the Tranche B Swing Line Loans.

          "SYNDICATION AGENT": as defined in the Preamble to this Agreement.

          "TERMINATION DATE": May 31, 1999.

          "TRANCHE A BORROWING BASE": either or both of the HomeSide Tranche A Borrowing Base and the HonoMo Tranche A Borrowing Base, as the context may require.

          "TRANCHE A BORROWING BASE CERTIFICATE": a certificate, substantially in the form of Attachment 4-A to the Borrower Security Agreements, duly executed by the Collateral Agent and delivered to the Administrative Agent pursuant to this Agreement.

          "TRANCHE A COMMITMENT": as to any Lender, the amount set forth opposite such Lender's name on Schedule I under the heading "Tranche A Commitments", as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

          "TRANCHE A COMMITMENT AMOUNT": at any time, the sum of the aggregate Tranche A Commitments in effect at such time.

          "TRANCHE A COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Tranche A Commitment then constitutes of the aggregate Tranche A Commitments (or, at any time after the Tranche A Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Tranche A Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Loans then outstanding).

          "TRANCHE A LOANS": the collective reference to the Rate-Based Tranche A Loans and Balance-Based Tranche A Loans.

          "TRANCHE A SWING LINE LOANS": as defined in subsection 2.9(a).

          "TRANCHE A SWING LINE RATE": for any day, a per annum rate equal to the Daily Federal Funds Rate for such day, PLUS a margin of .60%.

          "TRANCHE B ADVANCE LOANS": as defined in subsection 2.2(c).

          "TRANCHE B BORROWING BASE": either or both of the HomeSide Tranche B Borrowing Base and the HonoMo Tranche B Borrowing Base, as the context may require.

          "TRANCHE B BORROWING BASE CERTIFICATE": a certificate, substantially in the form of Attachment 4-B to the Borrower Security Agreements, duly executed by the Collateral Agent and delivered to the Administrative Agent pursuant to this Agreement.

          "TRANCHE B COMMITMENT": as to any Lender, the obligation of such Lender to make Tranche B Loans to the Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the heading "Tranche B Commitments", as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

          "TRANCHE B COMMITMENT AMOUNT": at any time, the sum of the aggregate Tranche B Commitments in effect at such time.

          "TRANCHE B COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Tranche B Commitment then constitutes of the aggregate Tranche B Commitments (or, at any time after the Tranche B Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Tranche B Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Loans then outstanding).

          "TRANCHE B LOANS": the collective reference to the Rate-Based Tranche B Loans and Balance-Based Tranche B Loans.

          "TRANCHE B PORTFOLIO LOANS": as defined in subsection 2.2(c).

          "TRANCHE B SWING LINE ADVANCE LOANS": as defined in subsection 2.9(a).

          "TRANCHE B SWING LINE LOANS": as defined in subsection 2.9(a).

          "TRANCHE B SWING LINE PORTFOLIO LOANS": as defined in subsection
     2.9(a).

          "TRANCHE B SWING LINE RATE": for any day, a per annum rate equal to
     (i) in the case of Tranche B Swing Line Advance Loans, a per annum rate equal to the Daily Federal Funds Rate for such day, PLUS a margin of .60%, and (ii) in the case of Tranche B Swing Line Portfolio Loans, a per annum rate equal to the Daily Federal Funds Rate for such day, PLUS a margin of .90%.

          "TRANSFEREE": as defined in subsection 11.6(f).

          "TYPE": as to any Rate-Based Loan, its nature as an ABR Loan or a Eurodollar Loan.

     1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

     (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to HomeSide and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, as defined in subsection 1.1; PROVIDED, that in the event that there shall occur after the Closing Date any change in the generally accepted accounting principles in the United States of America and such change affects the method of calculating any of the factors that go into any component of the financial covenants set forth in subsection 8.1, GAAP (as in effect prior to such change) shall continue to be used in the determination thereof (and HomeSide shall prepare and deliver a reconciliation satisfactory to the Administrative Agent in respect thereof) until the Administrative Agent, the Required Lenders and HomeSide agree upon adjustments to such covenants as reasonably required so that they are consistent with such financial covenants made as of the date hereof, notwithstanding such change, and the Administrative Agent, the Lenders and HomeSide hereby agree to make reasonable efforts to reach agreement thereon in such event.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) In addition to the terms defined in subsection 1.1, other terms used herein are defined in Section 4.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

     2.1 TRANCHE A LOANS. (a) During the Commitment Period, subject to the terms and conditions hereof, each Balance Lender severally agrees to make revolving credit loans (the "BALANCE-BASED TRANCHE A LOANS") to each Borrower in the Principal Amount requested by such Borrower in accordance with subsection 2.5, PROVIDED, that (i) a Balance Lender shall not be obligated to make, and shall not make, a Balance-Based Tranche A Loan to the extent that after giving effect to such Balance-Based Tranche A Loan and the purchase thereof by the other Balance Lenders and Lenders pursuant to subsection 2.3, (A) the aggregate outstanding Principal Amount of Tranche A Loans and Tranche B Loans of any

Lender would exceed the aggregate amount of such Lender's Tranche A Commitment and Tranche B Commitment, (B) the aggregate outstanding Principal Amount of all Loans would exceed the Tranche A Commitment Amount plus the Tranche B Commitment Amount, (C) the aggregate outstanding Principal Amount of all Tranche A Loans and Tranche A Swing Line Loans made to HomeSide would exceed the HomeSide Tranche A Borrowing Base, (D) the aggregate outstanding Principal Amount of all Tranche A Loans and Tranche A Swing Line Loans made to HonoMo would exceed the HonoMo Tranche A Borrowing Base or (E) the aggregate amount of all Tranche A Loans and Tranche A Swing Line Loans made to HonoMo would exceed the HonoMo Tranche A Sublimit, and (ii) a Balance Lender shall not be obligated to make a Balance-Based Tranche A Loan to the extent of the amount of the shortfall in funding by any other Lender resulting from such Lender's failure to comply with its obligation pursuant to subsection 2.3 to purchase its Tranche A Commitment Percentage of such Balance-Based Tranche A Loan.

     (b) During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "RATE-BASED TRANCHE A LOANS") to each Borrower in the Principal Amount requested by such Borrower in accordance with subsection 2.7; PROVIDED, that a Lender shall not be obligated to make, and shall not make, a Rate-Based Tranche A Loan to the extent that after giving effect to such Tranche A Loan, (i) the aggregate outstanding Principal Amount of Tranche A Loans and Tranche B Loans of any Lender would exceed the aggregate amount of such Lender's Tranche A Commitment and Tranche B Commitment, (ii) the aggregate outstanding Principal Amount of all Loans would exceed the Tranche A Commitment Amount plus the Tranche B Commitment Amount, (iii) the aggregate outstanding Principal Amount of all Tranche A Loans and Tranche A Swing Line Loans made to HomeSide would exceed the HomeSide Tranche A Borrowing Base, (iv) the aggregate outstanding Principal Amount of all Tranche A Loans and Tranche A Swing Line Loans made to HonoMo would exceed the HonoMo Tranche A Borrowing Base or (vi) the aggregate amount of all Tranche A Loans and Tranche A Swing Line Loans made to HonoMo would exceed the HonoMo Tranche A Sublimit.

     2.2 TRANCHE B LOANS. (a) During the Commitment Period, subject to the terms and conditions hereof, each Balance Lender severally agrees to make revolving credit loans (the "BALANCE-BASED TRANCHE B LOANS") to each Borrower in the Principal Amount requested by such Borrower in accordance with subsection 2.5, PROVIDED, that (i) a Balance Lender shall not be obligated to make, and shall not make, a Balance-Based Tranche B Loan to the extent that after giving effect to such Balance-Based Tranche B Loan and the purchase thereof by the other Balance Lenders and Lenders pursuant to subsection 2.3, (A) the aggregate outstanding Principal Amount of Tranche B Loans of any Lender would exceed such Lender's Tranche B Commitment, (B) the aggregate outstanding principal amount of all Tranche B Loans and Tranche B Swing Line Loans would exceed the Tranche B Commitment Amount, (C) the aggregate outstanding Principal Amount of all Loans would exceed the Tranche A Commitment Amount plus the Tranche B Commitment Amount, (D) the aggregate outstanding Principal Amount of all Tranche B Advance Loans and Tranche B Swing Line Advance Loans made to HomeSide would exceed the Servicing Advance Portion of the

HomeSide Tranche B Borrowing Base, (E) the aggregate outstanding Principal Amount of all Tranche B Advance Loans and Tranche B Swing Line Advance Loans made to HonoMo would exceed the Servicing Advance Portion of the HonoMo Tranche B Borrowing Base, (F) the aggregate outstanding Principal Amount of all Tranche B Portfolio Loans and Tranche B Swing Line Portfolio Loans made to HomeSide would exceed the Servicing Portfolio Portion of the HomeSide Tranche B Borrowing Base, (G) the aggregate outstanding Principal Amount of all Tranche B Portfolio Loans and Tranche B Swing Line Portfolio Loans made to HonoMo would exceed the Servicing Portfolio Portion of the HonoMo Tranche B Borrowing Base or (H) the aggregate amount of all Tranche B Loans and Tranche B Swing Line Loans made to HonoMo would exceed the HonoMo Tranche B Sublimit, and (ii) a Balance Lender shall not be obligated to make a Balance-Based Tranche B Loan to the extent of the amount of the shortfall in funding by any other Lender resulting from such Lender's failure to comply with its obligation pursuant to subsection 2.3 to purchase its Tranche B Commitment Percentage of such Balance-Based Tranche B Loan.

     (b) During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "RATE-BASED TRANCHE B LOANS") to each Borrower in the Principal Amount requested by HomeSide in accordance with subsection 2.7; PROVIDED, that a Lender shall not be obligated to make, and shall not make, a Rate-Based Tranche B Loan to the extent that after giving effect to such Rate-Based Tranche B Loan, (i) the aggregate outstanding Principal Amount of Tranche B Loans of any Lender would exceed such Lender's Tranche B Commitment, (ii) the aggregate outstanding principal amount of all Tranche B Loans and Tranche B Swing Line Loans would exceed the Tranche B Commitment Amount, (iii) the aggregate outstanding Principal Amount of all Loans would exceed the Tranche A Commitment Amount plus the Tranche B Commitment Amount, (iv) the aggregate outstanding Principal Amount of all Tranche B Advance Loans and Tranche B Swing Line Advance Loans made to HomeSide would exceed the Servicing Advance Portion of the HomeSide Tranche B Borrowing Base, (v) the aggregate outstanding Principal Amount of all Tranche B Advance Loans and Tranche B Swing Line Advance Loans made to HonoMo would exceed the Servicing Advance Portion of the HonoMo Tranche B Borrowing Base, (vi) the aggregate outstanding Principal Amount of all Tranche B Portfolio Loans and Tranche B Swing Line Portfolio Loans made to HomeSide would exceed the Servicing Portfolio Portion of the HomeSide Tranche B Borrowing Base, (vii) the aggregate outstanding Principal Amount of all Tranche B Portfolio Loans and Tranche B Swing Line Portfolio Loans made to HonoMo would exceed the Servicing Portfolio Portion of the HonoMo Tranche B Borrowing Base, or (viii) the aggregate amount of all Tranche B Loans and Tranche B Swing Line Loans made to HonoMo would exceed the HonoMo Tranche B Sublimit.

     (c) Tranche B Loans may be made as either (i) Tranche B Loans based upon the Servicing Advance Portion of the applicable Borrower's Tranche B Borrowing Base ("TRANCHE B ADVANCE LOANS") or (ii) Tranche B Loans based upon the Servicing Portfolio Portion of the applicable Borrower's Tranche B Borrowing Base ("TRANCHE B PORTFOLIO LOANS").

     2.3 MAKING, ASSIGNMENT AND PURCHASE OF BALANCE-BASED LOANS. (a) Simultaneously with the making of a Balance-Based Loan by a Balance Lender on a Borrowing Date, such Balance Lender agrees to sell and assign, and does hereby sell and assign, without recourse, to each other Lender (including each other Balance Lender, if any, that is a Lender having a Tranche A Commitment, in the case of Balance-Based Tranche A Loans, or a Tranche B Commitment, in the case of Balance-Based Tranche B Loans), and each such other Lender hereby irrevocably agrees that it will purchase and acquire, such Lender's Tranche A Commitment Percentage, in the case of Balance-Based Tranche A Loans, or Tranche B Commitment Percentage, in the case of Balance-Based Tranche B Loans, of such Balance-Based Loan, whereupon such amount so acquired by such Lender shall constitute a Balance-Based Tranche A Loan or Balance-Based Tranche B Loan, as the case may be, owing to such Lender. The purchase price to be paid by each such Lender for the portion of each Balance-Based Loan assigned to it shall be such Lender's Tranche A Commitment Percentage, in the case of Balance-Based Tranche A Loans, or Tranche B Commitment Percentage, in the case of Balance-Based Tranche B Loans, of the Principal Amount of such Balance-Based Loan less the Committed Lender Discount applicable thereto.

     (b) Each Borrower hereby acknowledges and consents to the assignment of Balance-Based Loans by each Balance Lender to the other Lenders as contemplated by this subsection 2.3. Each Borrower and the Administrative Agent shall deem and treat each Lender as the creditor in respect of the portion of each Balance-Based Loan assigned to it and as the payee of its Notes, if any, to the same extent as if such Balance-Based Loan had originally been made by such Lender directly to such Borrower.

     2.4 FUNDING OF BALANCE-BASED LOANS; REPAYMENT. Each Balance-Based Loan will be funded by the Balance Lenders to the applicable Borrower net of the applicable Balance Lender Discount; accordingly, each Balance-Based Loan shall bear no interest prior to the Maturity Date thereof. Subject to subsection 3.4(f), each Borrower will pay, for the account of the Lenders, at the Payment Office, the unpaid Principal Amount of each Balance-Based Loan made to such Borrower on the Maturity Date applicable thereto.

     2.5 PROCEDURE FOR BALANCE-BASED LOAN BORROWINGS. (a) The Borrowing Date in respect of each Balance-Based Loan shall be (i) with respect to the initial Balance-Based Loans, the Closing Date (or such Business Day thereafter as shall be selected by HomeSide and notice of which is received by the Administrative Agent at least three Business Days prior thereto), and (ii) thereafter, the last day of the Interest Period with respect to the then outstanding Balance-Based Tranche A Loans, in the case of Balance-Based Tranche A Loans, or the then outstanding Balance-Based Tranche B Loans, in the case of Balance-Based Tranche B Loans. To request that Balance-Based Loans be made on any Borrowing Date, HomeSide, for itself or on behalf of HonoMo, shall give irrevocable notice of such borrowing, which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, three Business Days prior to such Borrowing Date. Each such notice of borrowing shall be given by delivery in writing or by fax of a Borrowing Notice in the form set forth as Exhibit F-2, including the information to be provided by the Collateral Agent as set forth therein and including the respective Principal Amounts of Balance-Based Loans to be made by each of the Balance Lenders on such Borrowing Date and whether such Balance-Based Loans are requested to be made as Tranche A Loans, Tranche B Advance Loans, Tranche B Portfolio Loans or a combination thereof. Upon the receipt of any such Borrowing Notice, the Administrative Agent shall promptly notify each Lender thereof. Each borrowing of Balance-Based Tranche A Loans, or, in the event that HomeSide and HonoMo each make a borrowing of Balance-Based Tranche A Loans on the same date, the combined amount of both such borrowings, shall be in an amount equal to $25,000,000 or a whole multiple of $5,000,000 in excess thereof (or if the Aggregate Available Tranche A Commitments are less than $25,000,000 such lesser amount). Each borrowing of Balance-Based Tranche B Loans, or, in the event that HomeSide and HonoMo each make a borrowing of Balance-Based Tranche B Loans on the same date, the combined amount of both such borrowings, shall be in an amount equal to $25,000,000 or a whole multiple of $5,000,000 in excess thereof (or if the Aggregate Available Tranche B Commitments are less than $25,000,000, such lesser amount). Subject to subsection 3.4(f), and upon, and to the extent of, receipt by each Balance Lender from the other Lenders of the amount required to be made available by such Lenders pursuant to subsection 2.3(a), the Balance Lenders will make the Principal Amount of Balance-Based Loans so made available by such Lenders, less the Balance Lender Discount applicable thereto, available to the Administrative Agent, for the account of such Borrower, at the Payment Office at 1:00 p.m., New York City time, on the Borrowing Date requested by HomeSide in funds immediately available to the Administrative Agent; and such proceeds will then be made available to such Borrower by the Administrative Agent at the Payment Office by crediting the applicable Funding Account, as directed by HomeSide, with the amount made available to the Administrative Agent by the Balance Lenders in like funds as received by the Administrative Agent.

     (b) Subject to subsection 3.4(f), at or before 1:00 P.M., New York City time, on each Borrowing Date in respect of Balance-Based Loans, each Lender will make available to the Administrative Agent, for the respective accounts of the Balance Lenders, at the Payment Office in immediately available funds, an amount equal to the Principal Amount of the Balance-Based Loans being purchased by such Lender from the Balance Lenders on such Borrowing Date, less the applicable Committed Lender Discount.

     2.6 TYPES OF RATE-BASED LOANS. The Rate-Based Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the applicable Borrower and notified to the Administrative Agent in accordance with subsections 2.7 and 2.8; PROVIDED, that no Rate-Based Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

     2.7 PROCEDURE FOR RATE-BASED BORROWINGS. Each Borrower may borrow Rate-Based Loans during the Commitment Period on any Business Day, PROVIDED, that HomeSide, for itself or on behalf of HonoMo, shall give irrevocable notice thereof (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Rate-

Based Loans are to be initially Eurodollar Loans, or (b) on the Business Day prior to the requested Borrowing Date, otherwise). Each such notice of borrowing shall be given in writing or by fax in the form of the Borrowing Notice set forth as Exhibit F-1, including the information to be provided by the Collateral Agent as set forth therein and including the requested Type, amount and Interest Period, if any, thereof and whether such Rate-Based Loans are requested to be made as Tranche A Loans, Tranche B Advance Loans, Tranche B Portfolio Loans or a combination thereof. Each borrowing of Rate-Based Loans under the Tranche A Commitment, or, in the event that HomeSide and HonoMo each make a borrowing of Rate-Based Tranche A Loans on the same date with the same Interest Periods, the combined amount of both such borrowings, shall be in an amount equal to (i) in the case of ABR Loans, $15,000,000 or a whole multiple of $5,000,000 in excess thereof (or, if the then undrawn amount of the Tranche A Commitments is less than $15,000,000, such lesser amount) and (ii) in the case of Eurodollar Loans, $25,000,000 or a whole multiple of $5,000,000 in excess thereof. Each borrowing of Rate-Based Loans under the Tranche B Commitment, or, in the event that HomeSide and HonoMo each make a borrowing of Rate-Based Tranche B Loans on the same date with the same Interest Period, the combined amount of both such borrowings, shall be in an amount equal to (i) in the case of ABR Loans, $15,000,000 or a whole multiple of $5,000,000 in excess thereof (or, if the then undrawn amount of the Tranche B Commitments is less than $15,000,000, such lesser amount) and (ii) in the case of Eurodollar Loans, $25,000,000 or a whole multiple of $5,000,000 in excess thereof. Upon receipt of any such notice from HomeSide, the Administrative Agent shall promptly notify each Lender thereof. Subject to subsection 3.4(f), each Lender will make the amount of its pro rata share of each such borrowing available to the Administrative Agent for the account of the applicable Borrower at the Payment Office prior to 1:00 P.M., New York City time, on the Borrowing Date requested by HomeSide in funds immediately available to the Administrative Agent, and such proceeds will then be made available to such Borrower by the Administrative Agent at the Payment Office by crediting the applicable Funding Account as directed by HomeSide, with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

     2.8 CONVERSION AND CONTINUATION OPTIONS FOR RATE-BASED LOANS. (a) HomeSide may elect from time to time to convert Eurodollar Loans made to it or to HonoMo to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, PROVIDED, that any such conversion may only be made on the last day of an Interest Period with respect to the Eurodollar Loans being converted. HomeSide may elect from time to time to convert ABR Loans made to it or to HonoMo to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Each such notice shall be in writing or by fax in the form of Exhibit F-2 and shall include the applicable information required as set forth therein. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans or ABR Loans may be converted as provided herein, PROVIDED, that (i) no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 2.10 shall not have been contravened and
(iii) no ABR Loan may be converted into a Eurodollar Loan after the date which is one month prior to the Termination Date.

     (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by HomeSide's giving three Business Days' notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans, PROVIDED, that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection 2.10 would be contravened or (iii) after the date that is one month prior to the Termination Date; and PROVIDED, FURTHER, that if HomeSide shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Each such notice shall be in writing or by fax in the form of Exhibit F-2 and shall include the applicable information required as set forth therein. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

     2.9 SWING LINE COMMITMENTS. (a) Subject to the terms and conditions hereof, each Swing Line Lender severally agrees to make short-term funding loans, which may be designated in the Borrowing Notice in the form of Exhibit F-1 in respect thereof as (i) based on the Tranche A Borrowing Base of the applicable Borrower ("TRANCHE A SWING LINE LOANS"), (ii) based on the Servicing Advance Portion of the applicable Borrower's Tranche B Borrowing Base ("TRANCHE B SWING LINE ADVANCE LOANS"), and/or (iii) based on the Servicing Portfolio Portion of the applicable Borrower's Tranche B Borrowing Base ("TRANCHE B SWING LINE PORTFOLIO LOANS"; together with the Tranche B Swing Line Advance Loans, the "TRANCHE B SWING LINE LOANS"), to each Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Swing Line Lender's Swing Line Commitment; PROVIDED, that no Swing Line Loans may be made if, after giving effect thereto, (A) the aggregate outstanding Principal Amount of all Loans would exceed the Tranche A Commitment Amount plus the Tranche B Commitment Amount, (B) the aggregate outstanding Principal Amount of Swing Line Loans of any Swing Line Lender would exceed such Swing Line Lender's Swing Line Commitment, (C) the aggregate outstanding principal amount of all Tranche B Loans and Tranche B Swing Line Loans would exceed the Tranche B Commitment Amount, (D) the aggregate outstanding Principal Amount of all Tranche A Loans and Tranche A Swing Line Loans made to HomeSide would exceed the HomeSide Tranche A Borrowing Base, (E) the aggregate outstanding Principal Amount of all Tranche A Loans and Tranche A Swing Line Loans made to HonoMo would exceed the HonoMo Tranche A Borrowing Base, (F) the aggregate outstanding Principal Amount of all Tranche B Advance Loans and Tranche B Swing Line Advance Loans made to HomeSide would exceed the Servicing Advance Portion of the HomeSide Tranche B Borrowing Base, (G) the aggregate outstanding Principal Amount of all Tranche B Advance Loans and Tranche B Swing Line Advance Loans made to HonoMo would exceed the Servicing Advance Portion of the HonoMo Tranche B Borrowing Base, (H) the aggregate outstanding Principal Amount of all Tranche B Portfolio Loans and Tranche B Swing Line Portfolio Loans made to HomeSide would exceed the Servicing Portfolio Portion of the HomeSide Tranche B Borrowing Base, (I) the aggregate outstanding Principal Amount of all Tranche B Portfolio Loans and Tranche B Swing Line Portfolio Loans made to HonoMo would exceed the Servicing Portfolio Portion of the HonoMo Tranche B Borrowing Base, (J) the aggregate outstanding Principal Amount of all Tranche A Loans and Tranche A Swing Line Loans made to HonoMo would exceed the HonoMo Tranche A Sublimit or (K) the aggregate outstanding Principal Amount of all Tranche B Loans and Tranche B Swing Line Loans made to HonoMo would exceed the HonoMo Tranche B Sublimit.

     (b) Each Borrower may borrow under the Swing Line Commitments during the Commitment Period on any Business Day, PROVIDED that HomeSide, for itself or on behalf of HonoMo, shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 2:00 P.M., New York City time, on the requested Borrowing Date, specifying the amount to be borrowed. Each borrowing under the Swing Line Commitments, or in the event HomeSide and HonoMo make a borrowing of Swing Line Loans on the same day, the combined amount of such Swing Line Loans, shall be in an amount equal to $2,500,000 or a whole multiple of $1,000,000 in excess thereof. Each such notice shall be in writing or by fax in the form of Exhibit F-1 and shall include the information required as set forth therein, including the information to be provided by the Collateral Agent as set forth therein. During the Commitment Period each Borrower may use the Swing Line Commitments by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Upon receipt of any such notice from HomeSide, the Administrative Agent shall promptly notify each Swing Line Lender thereof. Each Swing Line Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the applicable Borrower at the Payment Office prior to 3:00 p.m., New York City time, on the Borrowing Date requested by HomeSide in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the applicable Borrower by the Administrative Agent at the Payment Office by crediting the applicable Funding Account with the aggregate of the amounts made available to the Administrative Agent by the Swing Line Lenders and in like funds as received by the Administrative Agent.

     (c) The Administrative Agent may at any time in its sole and absolute discretion, and, with respect to each Swing Line Loan which has not been repaid by the applicable Borrower in immediately available funds prior to 10:30 A.M., New York City time, on the Thursday (or if such day is not a Business Day, the Business Day first preceding such day) first occurring after the Borrowing Date with respect to such Swing Line Loan shall, on behalf of such Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request prior to 12:00 Noon, New York City time, each Lender on such Thursday (or such next preceding Business Day) after the Borrowing Date with respect to such Swing

Line Loan (i) to make a Tranche A Loan in an amount equal to such Lender's Tranche A Commitment Percentage of the amount of each such Swing Line Loan that is a Tranche A Swing Line Loan and (ii) to make a Tranche B Loan in an amount equal to such Lender's Tranche B Commitment Percentage of the amount of each such Swing Line Loan that is a Tranche B Swing Line Loan (collectively, the "MATURING SWING LINE LOANS"). Unless any of the events described in paragraph
(f) of Section 9 shall have occurred (in which event the procedures of paragraph
(d) of this subsection 2.9 shall apply) each Lender shall make the proceeds of its Tranche A Loan or Tranche B Loan, as the case may be, available to the Administrative Agent for the account of the Swing Line Lenders at the Payment Office prior to 2:00 P.M., New York City time, in funds immediately available on the date such notice is given. The proceeds of such Tranche A Loans or Tranche B Loans, as the case may be, shall be immediately applied to repay the Maturing Swing Line Loan. Each Tranche A Loan or Tranche B Loan made pursuant to this subsection 2.9(c) shall be an ABR Loan. Such Tranche B Loans shall be Tranche B Advance Loans or Tranche B Portfolio Loans, as the case may be, as determined by such type of the applicable Swing Line Loans refunded thereby.

     (d) If prior to the making of a Tranche A Loan or a Tranche B Loan pursuant to paragraph (c) of this subsection 2.9 one of the events described in paragraph
(f) of Section 9 shall have occurred, each Lender will, on the date such Tranche A Loan or Tranche B Loan was to have been made, purchase an undivided participating interest in the Maturing Swing Line Loan that was to have been refunded with the proceeds of such Tranche A Loan or such Tranche B Loan, as the case may be, in an amount equal to its Tranche A Commitment Percentage of such Maturing Swing Line Loan, in the case of such Tranche A Loan, or in an amount equal to its Tranche B Commitment Percentage of such Maturing Swing Line Loan, in the case of such Tranche B Loan. Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation and upon receipt thereof (i) the Administrative Agent will make such funds available to each Swing Line Lender based pro rata on their respective portion of such Swing Line Loan and (ii) each such Swing Line Lender will deliver to the Administrative Agent, and the Administrative Agent will in turn promptly deliver to each such Lender, a Swing Line Loan participation certificate dated the date of receipt of such funds and in such amount.

     (e) Whenever, at any time after the Administrative Agent has received from any Lender such Lender's participating interest in a Maturing Swing Line Loan, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Lender its participating interest in such amount (appropriately adjusted in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event that such payment received by the Administrative Agent is required to be returned, such Lender will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it.

     (f) Each Lender's obligation to purchase participating interests pursuant to this subsection 2.9 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or either Borrower may have against the Administrative Agent or any Swing Line Lender, either Borrower or anyone else for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the financial condition of either Borrower; (iv) any breach of this Agreement by any Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     2.10 MINIMUM AMOUNTS AND MAXIMUM NUMBER OF EURODOLLAR TRANCHES. All borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, there shall be no more than 20 Eurodollar Tranches outstanding at any time.

     2.11 INTEREST RATES AND PAYMENT DATES FOR RATE-BASED LOANS. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

     (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus, with respect to any Tranche B Portfolio Loan that is an ABR Loan outstanding when Rating V is in effect, a margin of .50%.

     (c) Each Tranche A Swing Line Loan shall bear interest at a rate per annum equal to the Tranche A Swing Line Rate, and each Tranche B Swing Line Loan shall bear interest at a rate per annum equal to the applicable Tranche B Swing Line Rate.

     (d) If all or a portion of the Principal Amount of any Loan or any interest payable thereon shall not be paid when due (whether at the stated Maturity Date, by acceleration or otherwise), the outstanding Principal Amount of the Loans shall bear interest at a rate per annum equal to the Post-Default Rate, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment). If any amount payable hereunder other than the amounts set forth above shall not be paid when due, such amount shall bear interest at a rate per annum equal to the Post-Default Rate until paid in full.

     (e) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED, that interest accruing pursuant to paragraph (d) of this subsection shall be payable on demand and PROVIDED, FURTHER, that interest accrued on ABR Loans for each day during each calendar month shall be payable on the Interest Payment Date first following such calendar month.

            SECTION 3. ADDITIONAL PROVISIONS APPLICABLE TO THE LOANS

     3.1 REPAYMENT OF LOANS; INTEREST; EVIDENCE OF DEBT. (a) Each Borrower hereby unconditionally promises to pay at the Payment Office for the account of each Lender the then unpaid Principal Amount of each Loan of such Lender made to such Borrower on the Maturity Date with respect thereto, or on such earlier date on which the Loans become due and payable pursuant to Section 9. Each Borrower hereby further agrees to pay at the Payment Office interest on the unpaid principal amount of the Loans made to it and from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.11.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the Principal Amount of each Loan made hereunder and each Interest Period applicable thereto and, in the case of Rate-Based Loans, the Type thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

     (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 3.1(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrowers therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of either Borrower to repay (with applicable interest) the Loans in accordance with the terms of this Agreement.

     (e) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will execute and deliver to such Lender a promissory note of such Borrower evidencing the Loans of such Lender, substantially in the form of Exhibit A-1, in the case of Balance-Based Loans, Exhibit A-2, in the case of Rate-Based Loans, and Exhibit A-3, in the case of Swing Line Loans, with appropriate insertions as to date and principal amount (each, a "NOTE").

     3.2 FEES. (a) HomeSide shall pay to the Administrative Agent, for the account of each Lender, quarterly in arrears, a commitment fee equal to the product of (i) the Commitment Fee Rate multiplied by (ii) such Lender's average daily Available Commitment, in each case for the quarterly period ended on the last day of such quarterly payment date, payable on the last day of each March, June, September and December and on the Termination

Date or such earlier date on which the Commitments shall terminate as provided herein. Payment of commitment fees payable pursuant to this subsection 3.2(a) shall commence on June 30, 1996.

     (b) HomeSide shall pay to the Administrative Agent, for the account of Chemical, NationsBank of Texas, N.A., and Bankers Trust Company, the fees in the amounts and on the dates previously set forth in the Letter Agreement.

     (c) HomeSide shall pay to the Collateral Agent the fees in the amounts and on the dates agreed between HomeSide and the Collateral Agent from time to time.

     (d) HomeSide shall pay to the Administrative Agent fees for its services hereunder in the amounts and on the dates agreed between HomeSide and the Administrative Agent from time to time.

     3.3 OPTIONAL REDUCTIONS OF COMMITMENTS. (a) HomeSide shall have the right to terminate or reduce the unused portion of the Tranche A Commitments, the Tranche B Commitments or the Swing Line Commitments at any time or from time to time upon not less than three Business Days' prior notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable), which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $10,000,000 or a whole multiple of $5,000,000 in excess thereof) and shall be irrevocable; PROVIDED, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, (i) the aggregate Principal Amount of the outstanding Tranche A Loans and Tranche B Loans, plus the aggregate amount of the outstanding Swing Line Loans and the unused portion of the Swing Line Commitments, would exceed the Tranche A Commitment Amount plus the Tranche B Commitment Amount or (ii) the aggregate Principal Amount of the outstanding Tranche B Loans and Tranche B Swing Line Loans would exceed the Tranche B Commitments; and PROVIDED, FURTHER, that after giving effect to any such reduction in the Tranche A Commitments or the Tranche B Commitments, the proportion of the aggregate Tranche A Commitments in relation to the aggregate Commitments shall not be less than the proportion of the aggregate Tranche A Commitments on the Closing Date in relation to the aggregate Commitments on the Closing Date.

     (b) The Commitments once terminated or reduced may not be reinstated. Termination of the Commitments shall terminate the obligation of (i) the Balance Lenders to make Balance-Based Loans, (ii) the Lenders to purchase Balanced-Based Loans, (iii) the Lenders to make Rate-Based Loans and (iv) the Swing Line Lenders to make Swing Line Loans.

     3.4 OPTIONAL AND MANDATORY PREPAYMENTS; Net Repayments. (a) Subject to subsection 3.11, each Borrower shall have the right to prepay a Loan prior to the Maturity Date applicable thereto, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent with respect to Eurodollar Loans or Balance-Based Loans, and one Business Day's notice in the case of ABR Loans, specifying the date and amount of prepayment and whether the prepayment is of Tranche A Loans, Tranche B Advance Loans, Tranche B Portfolio Loans, Balance-Based Loans, Rate-Based Loans or, if of a combination thereof, the amount allocable to each, and, with respect to Rate-Based Loans, whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each; PROVIDED, that any optional prepayment shall be in an amount not less than $10,000,000 or a whole multiple of $5,000,000 in excess thereof (or, if the outstanding principal amount of any Loan being so prepaid is less than $10,000,000, such lesser amount). Swing Line Loans may be prepaid without notice.

     (b) Each Borrower shall immediately prepay (i) Tranche A Loans and/or Tranche A Swing Line Loans made to it to the extent that the aggregate outstanding Principal Amount of the Tranche A Loans and Tranche A Swing Line Loans made to it exceeds the amount of the HomeSide Tranche A Borrowing Base, in the case of such Loans made to HomeSide, or the amount of the HonoMo Tranche A Borrowing Base, in the case of such Loans made to HonoMo, (ii) Tranche B Advance Loans and/or Tranche B Swing Line Advance Loans made to it to the extent that the aggregate outstanding Principal Amount of the Tranche B Advance Loans and the Tranche B Swing Line Advance Loans made to it exceeds the amount of the Servicing Advance Portion of the HomeSide Tranche B Borrowing Base, in the case of such Loans made to HomeSide, or the amount of the Servicing Advance Portion of the HonoMo Tranche B Borrowing Base, in the case of such Loans made to HonoMo, and (iii) Tranche B Portfolio Loans and/or Tranche B Swing Line Portfolio Loans made to it, to the extent that the aggregate outstanding Principal Amount of the Tranche B Portfolio Loans and the Tranche B Swing Line Portfolio Loans made to it exceeds the amount of the Servicing Portfolio Portion of the HomeSide Tranche B Borrowing Base, in the case of such Loans made to HomeSide, or the amount of the Servicing Portfolio Portion of the HonoMo Tranche B Borrowing Base, in the case of such Loans made to HonoMo, in each case as set forth in any Borrowing Base Certificate delivered by such Borrower hereunder, PROVIDED that in the case of clause (iii) above, if such Borrower delivers to the Administrative Agent on the date of such required prepayment of Tranche B Portfolio Loans a certificate setting forth, in reasonable detail, the value and description of Hedge Contracts from which such Borrower is then undertaking to realize cash proceeds, and the Administrative Agent determines that the amount of such value to be so realized is equal to or greater than the amount of such required prepayment, such required prepayment shall be made as soon as practicable thereafter and in any event no later than five Business Days after the date that such prepayment would be required but for this proviso. Such prepayments shall be applied to the Loans in respect of which such excess over the Borrowing Base component applicable thereto exists as described in the preceding sentence (and ratably thereto, if applicable), FIRST, to any outstanding ABR Loans, SECOND, to any outstanding Eurodollar Loans and THIRD, to any outstanding Balance-Based Loans.

     (c) If, subsequent to the Closing Date, HomeSide or Holdings shall issue or incur any Indebtedness (other than Indebtedness permitted by subsection 8.2), HomeSide shall apply an amount equal to the Net Cash Proceeds thereof, on the date of the receipt of such Net Cash Proceeds, to the prepayment of the Tranche B Loans, FIRST, to any outstanding ABR Loans, SECOND, to any outstanding Eurodollar Loans and THIRD, to any outstanding Balance-Based Loans. This paragraph (c) does not constitute permission for HomeSide or Holdings to incur any Indebtedness not otherwise permitted by this Agreement and the Holdings Guarantee.

     (d) If, subsequent to the Closing Date, Holdings or any Subsidiary of Holdings shall receive any payment in respect of termination or equivalent fees under its servicing agreements related to the Eligible Servicing Portfolio, HonoMo, in the case of any such payment received by HonoMo, or HomeSide, in the case of any such payment received by Holdings or any Subsidiary of Holdings other than HonoMo, shall immediately apply an amount equal to the Net Cash Proceeds thereof to the prepayment of the Loans made to it, FIRST, to any outstanding Swing Line Loans, SECOND, to any outstanding Tranche B Loans that are ABR Loans, THIRD, to any outstanding Tranche B Loans that are Eurodollar Loans and FOURTH, to any outstanding Tranche B Loans that are Balance-Based Loans.

     (e) If any Lender makes or purchases a Loan on a day on which a Borrower is to repay all or any part of any outstanding Loan made or purchased by such Lender, such Lender shall apply the proceeds of the requested Loan to make such repayment and only an amount equal to the difference (if any) between the amount such Lender would have otherwise advanced pursuant to subsections 2.3 and 2.7 in the absence of any such repayment and the principal amount of the Loan being repaid shall be made available by such Lender to the Administrative Agent as provided in subsections 2.3 and 2.7 or remitted by such Borrower to the Administrative Agent for the account of such Lender as provided in subsection 3.6.

     (f) If any Balance-Based Loan shall be prepaid pursuant to subsections 3.4(a) through (e), the amount required to prepay such Balance-Based Loan shall be the net funded amount of such Balance-Based Loan actually advanced by the Balance Lenders to the applicable Borrower on the relevant Borrowing Date, together with accreted discount thereon calculated at the Applicable Margin (based on a 360-day year) for the period commencing on the relevant Borrowing Date and extending through the date immediately preceding the date of the prepayment, plus all amounts payable pursuant to subsection 3.11 in connection therewith. If any Rate-Based Loan or Swing Line Loan shall be prepaid pursuant to subsection 3.4(a) through (e), the amount required to prepay such Rate-Based Loans shall be the Principal Amount of such Rate-Based Loan, together with accrued interest to such date and all amounts payable pursuant to subsection
3.11 in connection therewith, PROVIDED that so long as no Default or Event of Default has occurred and is continuing, interest accrued on any ABR Loan prepaid pursuant to this subsection 3.4 shall be paid on the Interest Payment Date in respect thereof first following such prepayment rather than on the date of such prepayment.

     3.5 COMPUTATION OF DISCOUNTS, INTEREST AND FEES. (a) Each Balance Lender Discount and Committed Lender Discount shall be calculated on the basis of a 360 day year for the actual days elapsed. Interest on ABR Loans accruing at a rate per annum based upon the Prime Rate shall be calculated on the basis of a 365 day year for the actual days elapsed; otherwise, all interest on the Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Commitment fees and any other amounts hereunder that are calculated on a per annum basis shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall notify the Borrowers and the Lenders of each determination of a Eurodollar Rate on the date of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the ABR or the Eurocurrency Reserve Requirements, as the case may be, is announced.

     (b) Each determination by the Administrative Agent of a Balance Lender Discount, Committed Lender Discount, ABR, Eurodollar Rate, Applicable Margin or Commitment Fee Rate pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders, in the absence of manifest error. The Administrative Agent shall, at the request of HomeSide or any Lender, deliver to the Borrowers or such Lender a statement showing the computations used by the Administrative Agent in determining any discount, interest rate or fee rate.

     3.6 PRO RATA TREATMENT AND PAYMENTS. (a) Each purchase by the Lenders pursuant to subsection 2.3 of Balance-Based Loans under the Tranche A Commitments or the Tranche B Commitments, as the case may be, each borrowing by the Borrowers of Rate-Based Loans under the Tranche A Commitments or the Tranche B Commitments, as the case may be, and any reduction of the Tranche A Commitments or the Tranche B Commitments, as the case may be, shall be made pro rata according to the respective Tranche A Commitment Percentages or the Tranche B Commitment Percentages of the Lenders. Each payment by a Borrower on account of any commitment fee under the Tranche A Commitments or the Tranche B Commitments, as the case may be, shall be made pro rata according to the respective Tranche A Commitment Percentages or the Tranche B Commitment Percentages of the Lenders. Each payment (including each prepayment) by a Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding Principal Amounts of the Loans or amounts of interest, as the case may be, then due and owing to the Lenders.

     (b) All payments (including prepayments) to be made by a Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof at the Payment Office, for the account of the Lenders, in Dollars and in immediately available funds. Each payment or prepayment of Loans shall be accompanied by (i) a payment notice in writing or by fax in the form of Exhibit F-3 and shall include the information required as set forth therein, including the information to be provided by the Collateral Agent as set forth therein and (ii) a Tranche A Borrowing Base Certificate, in the case of repayments of Tranche A Loans or Tranche A Swing Line Loans or a Tranche B Borrowing Base Certificate, in the case of repayments of Tranche B Loans or Tranche B

Swing Line Loans, in each case dated as of the close of business on the Business Day immediately preceding such Borrowing Date or as of such Borrowing Date, duly completed by HomeSide, the applicable Borrower and the Collateral Agent in the manner required by the Borrower Security Agreements. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. For the purposes of determining the obligations of the Borrowers hereunder with respect thereto, any payment by either Borrower received by the Administrative Agent after 12:00 noon on the due date thereof shall be deemed to be received on the next succeeding Business Day.

     (c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make its share of such borrowing available to the Administrative Agent on such Borrowing Date, the Administrative Agent may, in its sole discretion, assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on such Borrowing Date, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled, upon five Business Days' notice, to recover such amount (less any amounts theretofore made available to the Administrative Agent by such Lender in respect of such borrowing) with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the applicable Borrower to which such amount was advanced.

     (d) Unless the Administrative Agent shall have been notified in writing by HomeSide prior to a date on which a payment of principal, interest or fees is due from either Borrower hereunder that such Borrower will not make such amount available to the Administrative Agent on such due date, the Administrative Agent may, in its sole discretion, assume that such Borrower is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available a corresponding amount to the Lenders entitled thereto. If such amount is not made available to the Administrative Agent by the required time on the due date therefor, the Administrative Agent shall notify each Lender of such failure, and each Lender shall pay to the Administrative Agent, on demand, the portion of such amount received by such Lender with interest thereon at a rate equal to the Federal Funds Effective Rate for the period from the date of receipt of such amount by such Lender until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

     3.7 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof (a "SUBSTITUTE BASIS NOTICE") confirmed in writing, as soon as practicable, to HomeSide and the Lenders at least one Business Day prior to the requested Borrowing Date for such Loans. If such Substitute Basis Notice has been given, HomeSide and the Administrative Agent (in consultation with the Balance Lenders and the Lenders) shall promptly enter into good faith negotiations with a view to agreeing upon a Substitute Basis to be used in lieu of the Eurodollar Rate, including for the purpose of calculating the Committed Lender Discount in connection with the making of Balance-Based Loans. If on or before the twentieth day after the date of such Substitute Basis Notice HomeSide and the Balance Lenders and the Lenders shall agree upon a Substitute Basis, such Substitute Basis shall, until such Substitute Basis Notice is withdrawn, be applicable to Eurodollar Loans and Committed Lender Discounts determined after the date of such Substitute Basis Notice. If a Substitute Basis has not been agreed upon within such twenty-day period, the Balance Lenders, with the concurrence of the Required Lenders, shall determine and shall notify the Lenders and HomeSide (through the Administrative Agent) of the rate basis upon which Eurodollar Loans and the Committed Lender Discounts will be calculated (which rate basis shall reflect the rate at which the Lenders are able to fund Eurodollar Loans and the Balance-Based Loans) and such rate basis shall, until such Substitute Basis Notice is withdrawn, be applicable to Eurodollar Loans and Committed Lender Discounts determined after the date of such Substitute Basis Notice. In the event that any Interest Period commences after the date of a Substitute Basis Notice and before the date of determination of the Substitute Basis applicable to such Interest Period as provided in the two preceding sentences, the Administrative Agent shall preliminarily determine the Substitute Basis applicable to such Interest Period in its discretion, with payments made at the end of such Interest Period being appropriately adjusted to give effect to the Substitute Basis finally determined as provided in the two preceding sentences.

     (c) If a Substitute Basis Notice is issued and until it has been withdrawn
(x) any Rate-Based Loans thereafter requested to be made shall be made as ABR Loans or as Loans the interest rate of which is based on the Substitute Basis agreed to as set forth above, (y) any ABR Loans that were to have been converted to Eurodollar Loans shall be continued as ABR Loans or converted to Loans based on such Substitute Basis and (z) any outstanding Eurodollar Loans to be continued as Eurodollar Loans shall be converted, on the last day of the then current Interest Period, to ABR Loans or to Loans based on such Substitute Basis.

     (d) Each Substitute Basis Notice shall be withdrawn by the Administrative Agent upon the determination by the Required Lenders that the state of facts which was the basis for such notice no longer exists.

     3.8 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans or Balance-Based Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, each Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 3.11. To the extent that any Lender whose Commitment is terminated pursuant to this subsection 3.8 would otherwise be obligated to purchase Balance-Based Loans from the Balance Lenders, the Balance Lenders' obligation to make such Balance-Based Loans shall be reduced.

     3.9 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Eurodollar Loan or any Balance-Based Loan made or purchased by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 3.10 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate or the Committed Lender Discount hereunder; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, purchasing, converting into, continuing or maintaining Eurodollar Loans or Balance-Based Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower to which such Loans were made shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

     (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, HomeSide shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

     (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify HomeSide (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to HomeSide (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.10 TAXES. (a) All payments made by the Borrowers under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by either Borrower, as promptly as possible thereafter HomeSide shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If such Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, HomeSide shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

          (i) deliver to HomeSide and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

          (ii) deliver to HomeSide and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to HomeSide; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by HomeSide or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises HomeSide and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or

W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

     3.11 INDEMNITY. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or Balance-Based Loans after notice has been given requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after notice thereof has been given in accordance with the provisions of this Agreement or (c) the making by such Borrower of a prepayment or conversion of Eurodollar Loans or Balance-Based Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued (or, in the case of Balance-Based Loans, the amount of the Committed Lender Discount) on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest (or, in the case of Balance-Based Loans, the applicable Committed Lender Discount) for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of on demand.

                SECTION 4. BORROWING BASE AND ELIGIBLE COLLATERAL

     4.1 TRANCHE A BORROWING BASE. The "HOMESIDE TRANCHE A BORROWING BASE" shall be, as of any date, the sum of the amounts determined by applying the percentages set forth below to the respective values of assets of HomeSide, and the "HONOMO TRANCHE A BORROWING BASE" shall be, as of any date, the sum of the amounts determined by applying the percentages set forth below to the respective values of assets of HonoMo, in each case described in subparagraphs (a) through
(d) below which are deemed Delivered hereunder as of such date (without duplication in the event that any such asset is converted from one category to another) subject to the sublimits set forth below and to the other provisions hereof (terms used in this subsection 4.1 and not defined in subsection 1.1 being defined in subsection 4.3):

          (a) for Eligible First Mortgage Loans, 98% of the least of (i) the current unpaid principal balance thereof, (ii) the acquisition cost thereof (minus discount points and fees associated with yield), and (iii) the Applicable Take-Out Price thereof multiplied by the current unpaid principal balance thereof;

          (b) for Eligible Second Mortgage Loans, 95% of the least of (i) the current unpaid principal balance thereof, (ii) the acquisition cost thereof (minus discount points and fees associated with yield), and (iii) the Applicable Take-Out Price thereof multiplied by the current unpaid principal amount thereof;

          (c) for Eligible Mortgage-Backed Securities, 99% of the lesser of (i) the face amount thereof, and (ii) the Applicable Take-Out Price multiplied by the face amount thereof; and

          (d) cash or Cash Equivalents pledged as Collateral in accordance with the applicable Borrower Security Agreement and held in the Settlement Accounts referred to in such Borrower Security Agreement;

PROVIDED that, at any time, the maximum portion of either the HomeSide Tranche A Borrowing Base or the HonoMo Tranche A Borrowing Base attributable to the value of assets determined under subparagraphs (a) and (b) above at such time shall be subject to the following sublimits:

          (i) the portion of such Tranche A Borrowing Base attributable to Eligible Wet Loans shall not exceed 30% of the Tranche A Commitment Amount less the HonoMo Tranche A Sublimit at such time, in the case of the HomeSide Tranche A Borrowing Base, or 30% of the HonoMo Tranche A Sublimit at such time, in the case of the HonoMo Tranche A Borrowing Base;

          (ii) the portion of such Tranche A Borrowing Base attributable to Eligible Mortgage Loans with respect to which the related promissory notes (or related note modification agreements if such note modification agreements provide for conversion of the interest rate on such Mortgage Loans from an adjustable rate to a fixed rate) are dated earlier than 180 days prior to inclusion of such Eligible Mortgage Loans in such Tranche A Borrowing Base shall not exceed 3% of the Tranche A Commitment Amount less the HonoMo Tranche A Sublimit at such time, in the case of the HomeSide Tranche A Borrowing Base, or 3% of the HonoMo Tranche A Sublimit at such time, in the case of the HonoMo Tranche A Borrowing Base, and no such Eligible Mortgage Loans may be so included in such Tranche A Borrowing Base unless (A) they are covered by and allocated to one or more specific Eligible Take-Out Commitments and (B) the related promissory notes (or related note modification agreements if such note modification agreements provide for conversion of the interest rate on such Mortgage Loan from an adjustable rate to a fixed rate) are dated not earlier than 25 months prior to inclusion of such Eligible Mortgage Loans in such Tranche A Borrowing Base;

          (iii) the portion of such Tranche A Borrowing Base attributable to Eligible First Mortgage Loans having an original principal balance in excess of $1,000,000 shall not exceed 3% of the Tranche A Commitment Amount less the HonoMo Tranche A Sublimit at such time, in the case of the HomeSide Tranche A Borrowing Base, or 3% of the HonoMo Tranche A Sublimit at such time, in the case of the HonoMo Tranche A Borrowing Base;

          (iv) the portion of the Tranche A Borrowing Base attributable to Eligible Second Mortgage Loans shall not exceed 6% of the Tranche A Commitment Amount less the HonoMo Tranche A Sublimit at such time, in the case of the HomeSide Tranche A Borrowing Base, or 6% of the HonoMo Tranche A Sublimit at such time, in the case of the HonoMo Tranche A Borrowing Base; and

          (v) the portion of the Tranche A Borrowing Base attributable to Nonconforming Mortgage Loans constituting Eligible First Mortgage Loans shall not exceed 30% of the Tranche A Commitment Amount less the HonoMo Tranche A Sublimit at such time, in the case of the HomeSide Tranche A Borrowing Base, or 30% of the HonoMo Tranche A Sublimit at such time, in the case of the HonoMo Tranche A Borrowing Base;

and FURTHER PROVIDED that no Mortgage Loan purchased by a Borrower with the proceeds of an Eligible Early Buyout Advance or Eligible Paid-in-Full Buyout Advance shall be included in such Borrower's Tranche A Borrowing Base.

     Each Tranche A Borrowing Base shall be determined by reference to the most recent Tranche A Borrowing Base Certificate delivered by the Collateral Agent to the Administrative Agent absent any error in such Tranche A Borrowing Base Certificate as of the date delivered.

     4.2 TRANCHE B BORROWING BASE. The "HOMESIDE TRANCHE B BORROWING BASE" shall be, as of any date, the sum of the amounts determined by applying the percentages set forth below to the respective values of assets of HomeSide, and the "HONOMO TRANCHE B BORROWING BASE" shall be, as of any date, the sum of the amounts determined by applying the percentages set forth below to the respective values of assets of HonoMo, in each case described in subparagraphs (a) through
(g) below which are deemed Delivered hereunder as of such date (without duplication in the event any such asset is converted from one category to another) subject to the sublimits set forth below and to the other provisions hereof (terms used in this subsection 4.2 and not defined in subsection 1.1 being defined in subsection 4.3):

          (a) 85% of Eligible P&I Advance Receivables, PROVIDED that no value shall be included in such Tranche B Borrowing Base for individual Approved Investor remittance types commencing on the 18th day after the related Eligible P&I Advances for each such individual Approved Investor remittance type are made to but not including the 29th day after such related Eligible P&I Advances are made (or the prior Business Day, if such 29th day is not a Business Day);

          (b) 70% of Eligible T&I Advance Receivables;

          (c) 85% of Eligible Early Buyout Advance Receivables;

          (d) 85% of Eligible Foreclosure Advance Receivables;

          (e) 85% of Eligible Default-Related Advance Receivables;

          (f) 85% of Eligible Paid-in-Full Buyout Advance Receivables; and

          (g) the lesser of (i) 70% of the Appraised Value of the Eligible Servicing Portfolio and (ii) 1.25% of the aggregate unpaid principal balance of the underlying Mortgage Loans in respect of the Eligible Servicing Portfolio;

PROVIDED that, at any time, the maximum portion of either the HomeSide Tranche B Borrowing Base or the HonoMo Tranche B Borrowing Base attributable to the value of assets determined under subparagraphs (a), (b), (c), (d), (e) and (f) above at such time shall be subject to the following sublimits:

          (i) the portion of the Tranche B Borrowing Base attributable to Eligible P&I Advance Receivables shall not exceed 8% of the Tranche B Commitment Amount less the HonoMo Tranche B Sublimit at such time, in the case of the HomeSide Tranche B Borrowing Base, or 8% of the HonoMo Tranche B Sublimit at such time, in the case of the HonoMo Tranche B Borrowing Base;

          (ii) the portion of the Tranche B Borrowing Base attributable to Eligible T&I Advance Receivables shall not exceed 6% of the Tranche B Commitment Amount less the HonoMo Tranche B Sublimit at such time, in the case of the HomeSide Tranche B Borrowing Base, or 6% of the HonoMo Tranche B Sublimit at such time, in the case of the HonoMo Tranche B Borrowing Base;

          (iii) the portion of the Tranche B Borrowing Base attributable to Eligible Early Buyout Advance Receivables shall not exceed 18.5% of the Tranche B Commitment Amount less the HonoMo Tranche B Sublimit at such time, in the case of the HomeSide Tranche B Borrowing Base, or 18.5% of the HonoMo Tranche B Sublimit at such time, in the case of the HonoMo Tranche B Borrowing Base;

          (iv) the portion of the Tranche B Borrowing Base attributable to Eligible Foreclosure Advance Receivables shall not exceed 15.5% of the Tranche B Commitment Amount less the HonoMo Tranche B Sublimit at such time, in the case of the HomeSide Tranche B Borrowing Base, or 15.5% of the HonoMo Tranche B Sublimit at such time, in the case of the HonoMo Tranche B Borrowing Base;

          (v) the portion of the Tranche B Borrowing Base attributable to Eligible Default-Related Advance Receivables shall not exceed 3% of the Tranche B Commitment Amount less the HonoMo Tranche B Sublimit at such time, in the case of the HomeSide Tranche B Borrowing Base, or 3% of the HonoMo Tranche B Sublimit at such time, in the case of the HonoMo Tranche B Borrowing Base; and

          (vi) the portion of the Tranche B Borrowing Base attributable to Eligible Paid in-Full Buyout Advance Receivables shall not exceed 6% of the Tranche B Commitment Amount less the HonoMo Tranche B Sublimit at such time, in the case of the HomeSide Tranche B Borrowing Base, or 6% of the HonoMo Tranche B Sublimit at such time, in the case of the HonoMo Tranche B Borrowing Base;

PROVIDED FURTHER, that upon receipt by Holdings of Net Cash Proceeds of the issuance of Capital Stock of Holdings, other than to Sponsors, in an amount greater than $25,000,000, the advance rate in clause (g)(i) of this subsection
4.2 shall be reduced by 0.10% for each whole multiple of $1,000,000 of such Net Cash Proceeds received by Holdings in excess of $25,000,000; and PROVIDED FURTHER that such advance rate shall not be reduced below 65% as a result of receipt by Holdings of such Net Cash Proceeds.

Each Tranche B Borrowing Base shall be determined by reference to the most recent Tranche B Borrowing Base Certificate delivered by the Collateral Agent to the Administrative Agent absent any error in such Tranche B Borrowing Base Certificate as of the date delivered.

     4.3 BORROWING BASE DEFINITIONS. As used in this Section 4 and in the other provisions of this Agreement and the other Loan Documents, the following terms shall have the following meanings, PROVIDED that (a) for the purpose of the use of each such term in determining the HomeSide Tranche A Borrowing Base or the HomeSide Tranche B Borrowing Base, (i) each reference to the Borrower therein shall be deemed to refer to HomeSide, (ii) each reference therein to the Borrower Security Agreement shall be deemed to refer to the HomeSide Security Agreement, and (iii) each reference to the Tranche A Borrowing Base or the Tranche B Borrowing Base therein shall refer to the HomeSide Tranche A Borrowing Base or the HomeSide Tranche B Borrowing Base, respectively, and (b) for the purpose of the use of each such term in determining the HonoMo Tranche A Borrowing Base or the HonoMo Tranche B Borrowing Base, (i) each reference to the Borrower therein shall be deemed to refer to HonoMo, (ii) each reference therein to the Borrower Security Agreement shall be deemed to refer to the HonoMo Security Agreement, and (iii) each reference to the Tranche A Borrowing Base or the Tranche B Borrowing Base therein shall refer to the HonoMo Tranche A Borrowing Base or the HonoMo Tranche B Borrowing Base, respectively:

          "ACKNOWLEDGMENT AGREEMENTS": collectively, the FHLMC Acknowledgment Agreement, the FNMA Acknowledgment Agreement, each Approved Investor

     Acknowledgment Agreement and, in the event that the Administrative Agent has determined that any such form is acceptable as set forth in the definition of GNMA Acknowledgement Agreement, the GNMA Acknowledgement Agreement.

          "AGENCY GUIDES": collectively, the FHLMC Guide, the FNMA Guide and the GNMA Guide.

          "APPLICABLE TAKE-OUT PRICE": as of any date, (a) for each Eligible Mortgage Loan included in the Tranche A Borrowing Base, the weighted average net purchase price (expressed as a percentage) of the Eligible Take-Out Commitments under which such Eligible Mortgage Loan could be sold, and (b) for each Eligible Mortgage-Backed Security included in the Tranche A Borrowing Base, the weighted average net purchase price (expressed as a percentage) of the Eligible Take-Out Commitments under which such Eligible Mortgage-Backed Security could be sold (assuming the simultaneous shipment and sale by the Borrower of all other Eligible Mortgage-Backed Securities). The weighted average net purchase price of all Eligible Take-Out Commitments covering Eligible Mortgage Loans or Eligible Mortgage-Backed Securities in the Tranche A Borrowing Base shall be determined initially pursuant to the commitment status report delivered to the Administrative Agent pursuant to subsection 6.1(h), and thereafter weekly pursuant to the commitment status report delivered to the Administrative Agent pursuant to subsection 7.2(j) absent any error therein (or if such report has not been delivered to the Administrative Agent as required by such subsection 7.2(j), such other weighted average net purchase price as the Administrative Agent shall determine until such report has been delivered to the Administrative Agent). For purposes of determining the Applicable Take-Out Price, each commitment status report other than the initial commitment status report delivered to the Administrative Agent pursuant to subsection 6.1(h) shall become effective on the first Business Day of the week immediately following the week in which such commitment status report is delivered to the Administrative Agent.

          "APPRAISED VALUE": with respect to the Eligible Servicing Portfolio at any time, the amount determined by an independent appraiser acceptable to the Administrative Agent as set forth initially in the Appraisal delivered to the Administrative Agent pursuant to subsection 6.1(h)(v), and thereafter (i) the most recent Appraisal delivered to the Administrative Agent pursuant to subsection 7.2(h), until the next monthly determination described in clause (ii) below or, if earlier, the delivery of the next succeeding Appraisal, or (ii) in the case of any determination of Appraised Value for the purposes hereof made on or after the first calendar month-end succeeding delivery of an Appraisal pursuant to subsection 7.2(h) and prior to the next such delivery pursuant to subsection 7.2(h), such value, determined as at the same day of each calendar month occurring during such period (such day to be the first day of such determination after the Closing Date) and ending most recently prior to such determination, by applying the percentage value shown in the most recent Appraisal thereof for each type of investor to the then unpaid principal balance of the Eligible

     Servicing Portfolio attributable to each such type of investor as determined in such recent Appraisal, all as certified, in the case of determinations in connection with any Borrowing Date, in the applicable worksheet accompanying the related Borrowing Notice, and subject to the discretion of the Administrative Agent to request an Appraisal pursuant to subsection 7.2(h) to determine such Appraised Value, or (iii) in the event that any Appraisal has not been delivered to the Administrative Agent as required by such subsection 7.2(h), such other amount as the Administrative Agent shall reasonably determine until such Appraisal has been delivered in form and substance satisfactory to the Administrative Agent, PROVIDED that in the event that at any time the Borrower purchases any additional portfolio of servicing rights, the Borrower may submit a certificate setting forth the adjustment to the Appraised Value in respect thereof, determined as set forth in clause (ii) above, and the Administrative Agent may either accept such adjustment as set forth in such certificate, effective upon such acceptance, or request an Appraisal to determine the adjustment to Appraised Value in respect thereof. For purposes of determining the Appraised Value of the Eligible Servicing Portfolio, (i) each Appraisal other than the initial Appraisal delivered to the Administrative Agent pursuant to subsection 6.1(h)(v) shall become effective on the first Business Day upon which such Appraisal has been both delivered to and accepted by the Administrative Agent and shall continue to be effective until such delivery and acceptance of a new Appraisal, and
     (ii) each adjustment to Appraised Value pursuant clause (ii) above shall become effective upon the first Business Day upon which the certificate described therein has been both delivered to and accepted by the Administrative Agent and shall continue to be effective until the earlier of such delivery and acceptance of the next such monthly adjustment or such delivery and acceptance of a new Appraisal, PROVIDED that, in the event that, after delivery and before acceptance of any certificate with respect to any such adjustment to Appraised Value pursuant to clause (ii), the Administrative Agent requests a new Appraisal, the Appraised Value in effect immediately prior to delivery of such certificate shall continue in effect until the delivery and acceptance of such new Appraisal.

          "APPROVED INVESTOR": FNMA, FHLMC, or an investor acceptable to the Administrative Agent, which acceptable investors are listed (i) on Schedule II, under the heading "Loan Sales", in the case of Approved Investors for eligible Collateral under the Tranche A Borrowing Base, or (ii) on Schedule II, under the heading "Servicing", in the case of Approved Investors for eligible Collateral under the Tranche B Borrowing Base, as such Schedule II is supplemented with additional Persons which, at the request of the Borrower, the Administrative Agent may, in its discretion, from time to time agree in writing to add thereto, PROVIDED that by notice to the Borrower, the Administrative Agent may in its discretion, based on its evaluation of the creditworthiness or funding ability of any investor listed on Schedule II, determine that such investor is no longer an Approved Investor, effective as of the time of such notice to the Borrower (or such other effective time as the Borrower and the Administrative Agent may agree upon) and PROVIDED FURTHER, that no such determination by the Administrative Agent that an investor is no longer an Approved Investor shall affect the value of any assets then included in the Tranche A Borrowing Base or the Tranche B Borrowing Base as determined in accordance with this Section 4.

          "APPROVED INVESTOR ACKNOWLEDGMENT AGREEMENT": an agreement pursuant to which an investor (other than FNMA, FHLMC or GNMA) acknowledges the Lien of the Collateral Agent, for the benefit of the Secured Parties, on Non-Recourse Servicing Rights relating to Mortgage Loans sold to or securitized through such investor, in form and substance satisfactory to the Administrative Agent.

          "BMC SERVICING RIGHTS": Direct Servicing Rights owned by BMC and retained by BMC after the Closing Date (i) with respect to which all representations and warranties contained in the BMC Security Agreement applicable thereto are true and correct, (ii) subject to the Barnett Subservicing Agreement, dated as of May 31, 1996, between HomeSide and BMC, as in effect on the Closing Date and (iii) the aggregate unpaid principal balance of the related mortgage loans in respect thereof does not exceed $1,105,000,000.

          "BOOK-ENTRY MORTGAGE-BACKED SECURITY": a Mortgage-Backed Security (a) that is not represented by a certificate (other than the physical security issued to GNMA's nominee, MBSCC & Co., or any successor thereto, representing a GNMA Mortgage-Backed Security) and (b) the ownership and transfer of which are entered upon books maintained for that purpose by a depositary.

          "CONVENTIONAL MORTGAGE LOAN": a Mortgage Loan that is not insured or guaranteed by the United States federal government or any agency or instrumentality thereof.

          "DELIVERED": (a) at any time from the date on which a Positive Security Event has occurred until the occurrence of a Negative Security Event, an asset to be included in the Tranche A Borrowing Base or Tranche B Borrowing Base, as the case may be, shall be deemed "DELIVERED" hereunder if (i) the representations and warranties applicable thereto contained in the applicable Security Agreement (other than those set forth in Section 8(a)(v) thereof) are true and correct, and (ii) such asset has been described in a Borrowing Base Certificate delivered to the Administrative Agent, and (b) at any other time, an asset to be included in the Tranche A Borrowing Base or Tranche B Borrowing Base, as the case may be, shall be deemed "DELIVERED" hereunder if (i) the representations and warranties applicable thereto contained in the applicable Security Agreement (including, without limitation, those set forth in Section 8(a)(v) thereof) are true and correct and (ii) such asset has been described in a Borrowing Base Certificate delivered to the Administrative Agent.

          "DIRECT SERVICING RIGHTS": the rights of the Borrower or, in the case of the BMC Servicing Rights, BMC to service Mortgage Loans for or on behalf of the owner or holder of such Mortgage Loans (including investors in mortgage-backed securities backed by Mortgage Loans) pursuant to a direct agreement between the Borrower or BMC, as the case may be, and an Agency or such owner or holder. In furtherance and not in limitation of the foregoing, subservicing rights (other than BMC Servicing Rights to the extent set forth herein) shall not constitute Direct Servicing Rights.

          "ELIGIBLE DEFAULT-RELATED ADVANCE": an advance made by the Borrower (which advance has not been repaid or reimbursed to the Borrower) to inspect, protect, preserve or repair a Property subject to a Mortgage Loan that is in default and which is serviced or, in the case of the BMC Servicing Rights, subserviced, by the Borrower, or for similar or related purposes, as required by the FNMA Guide, the FHLMC Guide or other Approved Investor guidelines or as a prudent servicer would reasonably deem appropriate, including, but not limited to, necessary legal fees and costs expended for foreclosure, bankruptcy, eviction or litigation actions as well as costs to obtain clear title.

          "ELIGIBLE DEFAULT-RELATED ADVANCE RECEIVABLES": on any date, the aggregate amount reasonably expected to be recovered by the Borrower from the applicable mortgagors in respect of Eligible Default-Related Advances outstanding as of such date if such mortgagors reinstate, pay off or redeem the related Mortgage Loans or from the FHA, the VA or the applicable Approved Investor, as the case may be, upon liquidation of such Mortgage Loans (such amount not to exceed the amount advanced by the Borrower under the related Eligible Default-Related Advances), other than such receivables that have been included in the Tranche B Borrowing Base for a period of more than 18 months (which period shall be extended to 3 years for receivables relating to Mortgage Loans with respect to which the related mortgagor is the subject of a bankruptcy proceeding).

          "ELIGIBLE EARLY BUYOUT ADVANCE": an advance made by the Borrower (which advance has not been repaid or reimbursed to the Borrower) which does not yet qualify as an Eligible Foreclosure Advance: to repurchase an FHA-insured or VA-guaranteed first priority Mortgage Loan or a first priority Conventional Mortgage Loan which is an Eligible Mortgage Loan (except for its failure to satisfy the requirements of subsections (d) and (e) of the definition of the term "Eligible Mortgage Loan", as a result of the default thereunder), in each case (i) which has (A) a mortgagor who has voluntarily surrendered to the Borrower possession of the Property securing such Mortgage Loan, or (B) any payment 90 days or more past due and the Borrower has reasonably determined that the reinstatement of such Mortgage Loan to a current status is unlikely, (ii) which has been repurchased by the Borrower out of a pool of Mortgage Loans underlying GNMA, FNMA or FHLMC Mortgage-Backed Securities or issued by an Approved Investor, and (iii) with respect to which the Required Documentation described in clauses 1 and 3 of ATTACHMENT 2 to the Borrower Security Agreement has been delivered to the Collateral Agent on or prior to the funding of a Tranche B Loan, the proceeds of which are used to reimburse the Borrower for such advance.

          "ELIGIBLE EARLY BUYOUT ADVANCE RECEIVABLES": on any date, the aggregate amount receivable by the Borrower from the FHA, the VA or the applicable Approved Investor, as the case may be, as of such date as reimbursement of Eligible Early Buyout Advances (such amount not to exceed the aggregate amount of principal and accrued interest due under the related Mortgage Loans repurchased with the proceeds of such Eligible Early Buyout Advances as of the date of repurchase of such Mortgage Loans by the Borrower), other than such receivables (a) that have been included in the Tranche B Borrowing Base for a period of more than 18 months (which period shall be extended to 3 years for receivables relating to Mortgage Loans with respect to which the related mortgagor is the subject of a bankruptcy proceeding), (b) created in connection with an Eligible Early Buyout Advance with respect to a Mortgage Loan as to which Mortgage Loan notice or other indication has been given by the FHA, the VA or the applicable Approved Investor, as the case may be, challenging its obligation to pay the full amount due in connection therewith, including such amount due on any insurance or guaranty certificate issued or made in connection therewith, or (c) created in connection with an Eligible Early Buyout Advance with respect to a Mortgage Loan that has been reinstated, redeemed or classified a "No-Bid" by the VA, provided that such receivables described in this clause (c) shall not cease to be Eligible Early Buyout Advance Receivables until the earlier to occur of (i) the Borrower's obtaining knowledge of such reinstatement, redemption or classification, and (ii) the 10th day following such reinstatement, redemption or classification.

          "ELIGIBLE FIRST MORTGAGE LOAN": an Eligible Mortgage Loan that (a)(i) is either FHA-insured or VA-guaranteed or (ii) fully conforms to all underwriting and other requirements of an Approved Investor and has an original principal balance not exceeding $1,500,000 (provided that Eligible Mortgage Loans that are covered by an Eligible Take-Out Commitment from The First National Bank of Boston may have an original principal balance of up to $5,000,000), (b) is covered by one or more Eligible Take-Out Commitments or by a Hedge Contract, PROVIDED that if such Mortgage Loan has an original principal balance in excess of $1,000,000, such Mortgage Loan must be covered by and allocated to one or more specific Eligible Take-Out Commitments, (c) has not been included in the Tranche A Borrowing Base for a period of more than 180 days, and (d) satisfies the requirements of clause (i) of paragraph (b) of the definition of Eligible Mortgage Loan.

          "ELIGIBLE FORECLOSURE ADVANCE": an advance made by the Borrower (which advance has not been repaid or reimbursed to the Borrower): to repurchase an FHA-insured or VA-guaranteed first priority Mortgage Loan or a first priority Conventional Mortgage Loan out of a pool of Mortgage Loans underlying GNMA, FNMA or FHLMC Mortgage-Backed Securities or mortgage-backed securities issued by an Approved Investor, in each case for which a foreclosure sale has been completed or a deed in lieu of foreclosure has been executed and for which a claim against the FHA, the VA or the applicable Approved Investor has been filed or is in process.

          "ELIGIBLE FORECLOSURE ADVANCE RECEIVABLES": on any date, the aggregate amount receivable by the Borrower from the FHA, the VA, or the applicable Approved Investor, as the case may be, as of such date as reimbursement of Eligible Foreclosure Advances (such amount not to exceed the aggregate amount of principal and accrued interest due with respect to the related Mortgage Loans as of the date of repurchase of such Mortgage Loans by the Borrower), other than such receivables (a) that have been included in the Tranche B Borrowing Base for a period of more than 18 months (which period shall be extended to 3 years for receivables relating to Mortgage Loans with respect to which the related mortgagor is the subject of a bankruptcy proceeding) or (b) created in connection with an Eligible Foreclosure Advance with respect to a Mortgage Loan as to which Mortgage Loan notice or other indication has been given by the FHA, the VA or the applicable Approved Investor, as the case may be, challenging its obligation to pay the full amount due in connection therewith, including such amount due on any insurance or guaranty certificate issued or made in connection therewith.

          "ELIGIBLE MORTGAGE-BACKED SECURITY": a Mortgage-Backed Security owned by the Borrower with respect to which each of the following statements is true and correct:

               (a) such Mortgage-Backed Security is a valid and binding obligation of the Obligor thereon, is in full force and effect and is enforceable in accordance with its terms;

               (b) such Mortgage-Backed Security is free of any default and from any rescission, cancellation or avoidance, and all rights thereof, whether by operation of law or otherwise;

               (c) such Mortgage-Backed Security has either been deposited with and is held by the Collateral Agent or an agent, bailee and custodian of the Collateral Agent under the Borrower Security Agreement (or by a Person who has executed a custodial agreement acceptable to the Administrative Agent and the Collateral Agent), properly endorsed in blank for transfer or, if such Mortgage-Backed Security is a Book-Entry Mortgage-Backed Security, such Mortgage-Backed Security is the subject of a Perfected Assignment;

               (d) such Mortgage-Backed Security is free and clear of all liens, encumbrances, charges, rights and interests of any kind (other than Eligible Take-Out Commitments), except in favor of the Collateral Agent, for the benefit of the Secured Parties; and

               (e) such Mortgage-Backed Security is covered by and allocated to one or more specific Eligible Take-Out Commitments.

          "ELIGIBLE MORTGAGE LOAN": a Mortgage Loan owned by the Borrower with respect to which each of the following statements is true and correct:

               (a) such Mortgage Loan is a binding and valid obligation of the Obligor thereon, is in full force and effect and is enforceable in accordance with its terms;

               (b) such Mortgage Loan is secured by (i) a first priority mortgage (or deed of trust) on the Property encumbered thereby, or
          (ii) a second priority mortgage (or deed of trust) on the Property encumbered thereby;

               (c) such Mortgage Loan is genuine in all respects as appearing on its face or as represented in the books and records of the Borrower, and all information set forth therein is true and correct;

               (d) such Mortgage Loan is free of any material default (other than as permitted in subsection (e) below) of any party thereto (including the Borrower), counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, and all rights thereof, whether by operation of law or otherwise;

               (e) no payment under such Mortgage Loan is more than thirty (30) days past due the payment due date set forth in the underlying promissory note and mortgage (or deed of trust);

               (f) the underlying mortgage (or deed of trust) for such Mortgage Loan and promissory note, together with any related note modification agreement, contain the entire agreement of the parties thereto with respect to the subject matter thereof, have not been modified or amended in any respect and such Mortgage Loan is free of concessions or understandings with the Obligor thereon of any kind not expressed in writing therein;

               (g) such Mortgage Loan is in all respects in accordance with all applicable laws and regulations governing the same, including the federal Consumer Credit Protection Act and the regulations promulgated thereunder and all applicable usury laws and restrictions; and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with such Mortgage Loan have been given and performed as required;

               (h) all advance payments and other deposits on such Mortgage Loan have been paid in cash, and no part of such sums has been loaned, directly or indirectly, by the Borrower to the Obligor thereon;

               (i) such Mortgage Loan is free and clear of all liens, encumbrances, charges, rights and interests of any kind (other than Take-Out Commitments), except in favor of the Collateral Agent, for the benefit of the Secured Parties, under the Borrower Security Agreement;

               (j) the Property encumbered by such Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended insurance coverage (including flood plain insurance if such Property is located in a federally designated flood plain) in accordance with the provisions of such Mortgage Loan with the Borrower and its assigns named as a loss payee thereon;

               (k) the Property encumbered by such Mortgage Loan is free and clear of all Liens other than Liens in favor of the Borrower which have been assigned by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, under the Borrower Security Agreement, except (A) in the case of first priority Mortgage Loans, junior Liens permitted by the Agency Guides or the underwriting criteria of other Approved Investors for Mortgage Loans conforming to the requirements of the applicable Agency Guide or Approved Investor guidelines, (B) in the case of second priority Mortgage Loans, a first priority Lien or junior Liens permitted by the Agency Guides or the underwriting criteria of other Approved Investors for Mortgage Loans conforming to the requirements of the applicable Agency Guide or Approved Investor guidelines, and (C) in the case of all Mortgage Loans:

                    (i) Liens in respect of real property taxes and assessments not yet due and payable;

                    (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record, as of the date of recording, being acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy delivered to the originator of such Mortgage Loan and (A) referred to or otherwise considered in the appraisal (if any) made for the originator of such Mortgage Loan or (B) that do not materially adversely affect the appraised value of such Property as set forth in such appraisal (if any);

                    (iii) other matters to which like properties are commonly
               subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage Loan or the use, enjoyment, value or marketability of the related Property; and

                    (iv) subordinate financing and liens that would be permitted title exceptions pursuant to the applicable Agency Guide or the underwriting criteria of other Approved Investors for Mortgage Loans conforming to the requirements of the applicable Agency Guide or Approved Investor guidelines;

               (l) if the promissory note for such Mortgage Loan (or any other documentation relating thereto) has been withdrawn from the possession of the Collateral Agent on the terms and subject to the conditions set forth in Section 6 of the Borrower Security Agreement, (i) such note or other documentation has been released to the Borrower in accordance with Section 6(a) of the Borrower Security Agreement and such release has occurred within the immediately preceding fourteen (14) days, PROVIDED that if the aggregate value (determined in accordance with subsection 4.1) of Mortgage Loans for which such notes or other documentation have been released as provided above exceeds 1% of the Tranche A Commitment Amount less the HonoMo Tranche A Sublimit at such time, in the case of the HomeSide Tranche A Borrowing Base, or of the HonoMo Tranche A Sublimit, in the case of the HonoMo Tranche A Borrowing Base, such excess shall be deducted from the Tranche A Borrowing Base, (ii) the promissory note and any related documentation for such Mortgage Loan has been shipped by the Collateral Agent directly to an Approved Investor for purchase in accordance with
          Section 6(b) of the Borrower Security Agreement and such shipment has occurred within the immediately preceding forty-five (45) days, or
          (iii) the promissory note and any related documentation for such Mortgage Loan has been shipped by the Collateral Agent to a Certificating Custodian in accordance with Section 6(e) of the Borrower Security Agreement and such shipment has occurred within the immediately preceding ten (10) days if Section 6(e)(i) of the Borrower Security Agreement is applicable or within the immediately preceding forty-five (45) days if Section 6(e)(ii) of the Borrower Security Agreement is applicable;

               (m) with respect to first priority Conventional Mortgage Loans, if the Loan-to-Value Ratio of such Mortgage Loan exceeds eighty percent (80%), such Mortgage Loan is the subject of a private mortgage insurance policy issued in favor of the Borrower by an insurer approved by an Agency or by the applicable Approved Investor;

               (n) except as provided in clause (ii) of the first proviso to subsection 4.1, the date of the promissory note (or related note modification agreement if such note modification agreement provides for conversion of the interest rate on such Mortgage Loan from an adjustable rate to a fixed rate) related to such Mortgage Loan is no earlier than one hundred and eighty (180) days prior to the date such Mortgage Loan was first included in the Tranche A Borrowing Base;

               (o) if such Mortgage Loan is FHA-insured or VA-guaranteed, such insurance or guaranty is in full force and effect (or there exists a binding commitment to issue such insurance or guaranty subject to the satisfaction of customary conditions);

               (p) (i) the Collateral Agent shall have received for such Mortgage Loan, prior to or simultaneously with its inclusion in the Tranche A Borrowing Base, the Required Documentation for such Mortgage Loan described on ATTACHMENT 2 to the Borrower Security Agreement (PROVIDED that if the Collateral Agent fails to receive such Required Documentation for such Mortgage Loan prior to or simultaneously with its inclusion in the Tranche A Borrowing Base, then (A) the Collateral Agent shall have received a Tranche A Borrowing Base Addition Report in the form attached to the Borrower Security Agreement as ATTACHMENT 1 relating to such Mortgage Loan prior to or simultaneously with such Mortgage Loan's inclusion therein; and (B) the Collateral Agent shall receive such Required Documentation within 10 days after such Mortgage Loan's inclusion in the Tranche A Borrowing Base), (ii) the Borrower holds in trust for the Secured Parties those items described on ATTACHMENT 2 to the Borrower Security Agreement, and (iii) there has been delivered to the Collateral Agent, if the Collateral Agent has so requested in writing, the additional items described on ATTACHMENT 8 to the Borrower Security Agreement;

               (q) except for the existence of a commitment to sell such Mortgage Loan on a servicing-released basis, such Mortgage Loan is not subject to any servicing arrangement with any Person other than HomeSide nor are any servicing rights relating to such Mortgage Loan subject to any lien, claim, interest or negative pledge in favor of any Person other than as permitted hereunder;

               (r) if an appraisal is required by the applicable Approved Investor, the appraisal obtained by the Borrower in connection with the origination of such Mortgage Loan satisfies all appraisal requirements of such Approved Investor; and

               (s) the improvements on the Property encumbered by such Mortgage Loan consist of a completed one- to four-family residence (other than a mobile home or other temporary housing facility).

          "ELIGIBLE P&I ADVANCE": an advance of principal and interest made by the Borrower (which advance has not been repaid or reimbursed to the Borrower) pursuant to the Borrower's obligation to do so under a servicing agreement or, in the case of the BMC Servicing Rights, subservicing agreement, as the case may be, in respect of Non-Recourse Servicing Rights with respect to the servicing of first priority Mortgage Loans, which advance is reimbursable by the FHA, the VA or the applicable Approved Investor, and which advance was made not more than thirty (30) days prior to the date on which the determination of whether such advance is an Eligible P&I Advance is made.

          "ELIGIBLE P&I ADVANCE RECEIVABLES": on any date, the aggregate amount receivable by the Borrower from the FHA, the VA or the applicable Approved Investor, as the case may be, as of such date as reimbursement of Eligible P&I Advances (such amount not to exceed the amount advanced by the Borrower under the related Eligible P&I Advances), other than such receivables (a) created in connection with an Eligible P&I Advance with respect to a Mortgage Loan as to which Mortgage Loan notice or other indication has been given by the FHA or the VA challenging its obligation to pay the full amount due on any insurance or guaranty certificate, or (b) created in connection with an Eligible P&I Advance with respect to a Mortgage Loan, which Eligible P&I Advance is reimbursable by an Approved Investor and notice or other indication has been given by such Approved Investor challenging its obligation to pay the full amount due in connection with such Mortgage Loan.

          "ELIGIBLE PAID-IN-FULL BUYOUT ADVANCE": an advance made by the Borrower (which advance has not been repaid or reimbursed to the Borrower):
     (a) to repurchase an FHA-insured or VA-guaranteed first priority Mortgage Loan or first priority Conventional Mortgage Loan constituting an Eligible Mortgage Loan which has (i) a mortgagor who has indicated intent to liquidate the Mortgage Loan through a payoff, (ii) no delinquent payments over 30 days in the past 12 months and (iii) a confirmed closing date through an authorized closing agent, (b) in respect of which the Required Documentation described on ATTACHMENT 2 to the Borrower Security Agreement has been delivered to the Collateral Agent as required thereunder, and (c) which is fully reimbursable by the applicable mortgagor or authorized closing agent.

          "ELIGIBLE PAID-IN-FULL BUYOUT ADVANCE RECEIVABLES": on any date, the aggregate amount receivable by the Borrower from the applicable mortgagors or authorized closing agents as of such date as reimbursement of Eligible Paid-in-Full Buyout Advances (such amount not to exceed the aggregate amount of principal due as of such date under the Mortgage Loans repurchased with the proceeds of such Eligible Paid-in-Full Buyout Advances together with interest accruing to but not including the confirmed closing date for the payoff of each such Mortgage Loan), other than such receivables (a) that have been included in the Tranche B Borrowing Base for a period of more than 60 days, or (b) created in connection with an Eligible Paid-in-Full Buyout Advance with respect to a Mortgage Loan as to which Mortgage Loan notice or other indication has been given by the mortgagor thereof or closing agent challenging its intent to pay the full amount due in connection with such Mortgage Loan.

          "ELIGIBLE SECOND MORTGAGE LOAN": an Eligible Mortgage Loan that (a)(i) is either FHA-insured or VA-guaranteed, or (ii) fully conforms to all underwriting and other requirements of an Approved Investor and has an original principal balance not exceeding $300,000, (b) is covered by one or more Eligible Take-Out Commitments or covered by a Hedge Contract, PROVIDED that if such Mortgage Loan is a Nonconforming Mortgage Loan, such Mortgage Loan must be covered by and allocated to one or more specific Eligible Take-Out Commitments, (c) has not been included in the Tranche A Borrowing Base for a period of more than 60 days, (d) has a Loan-to-Value Ratio not greater than 95%, and (e) satisfies the requirements of clause (ii) of paragraph (b) of the definition of Eligible Mortgage Loan.

          "ELIGIBLE SERVICING PORTFOLIO": Non-Recourse Servicing Rights (a) for Mortgage Loans which are no more than 90 days delinquent, whether underlying Mortgage-Backed Securities or held as whole loans, (b) in respect of which Acknowledgment Agreements (as applicable thereto pursuant to the definition of Acknowledgment Agreements) are in full force and effect and have been delivered to the Collateral Agent and the Administrative Agent, and (c) in respect of which true and correct copies of the contracts or agreements relating to or from which such Non-Recourse Servicing Rights arise, together with all amendments, modifications and supplements thereto, have been delivered to the Administrative Agent and are in form and substance satisfactory to the Administrative Agent, if such Non-Recourse Servicing rights are for Mortgage Loans other than those serviced for or on behalf of an Agency.

          "ELIGIBLE SERVICING RECEIVABLES": collectively, Eligible Default-Related Advance Receivables, Eligible Early Buyout Advance Receivables, Eligible Foreclosure Advance Receivables, Eligible P&I Advance Receivables, Eligible Paid-in-Full Buyout Advance Receivables, and Eligible T&I Advance Receivables.

          "ELIGIBLE TAKE-OUT COMMITMENT": a Take-Out Commitment with respect to which each of the following statements is true and correct:

               (a) the Borrower and the Eligible Mortgage Loans or Eligible Mortgage-Backed Securities that are the subject of such Take-Out Commitment are in full compliance therewith; and

               (b) such Take-Out Commitment is in full force and effect and pledged to the Collateral Agent, for the benefit of the Secured Parties, under the Borrower Security Agreement.

          "ELIGIBLE T&I ADVANCE": an advance made by the Borrower (which advance has not been repaid or reimbursed to the Borrower) of tax and insurance escrow amounts (a) required to be paid by the Borrower, as servicer, or, in the case of the BMC Servicing Rights, subservicer, under a first priority Mortgage Loan as a result of an increase in the related taxes and/or insurance premiums owing by the mortgagor, which increased amounts are to be recovered subsequently from the mortgagor in accordance with the Real Estate Settlement Procedures Act of 1974, as amended, or (b) required to be, but not, paid by the mortgagor under a first priority Mortgage Loan serviced by the Borrower, which advance is made by the Borrower pursuant to the



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                                                                             65


          Borrower's obligation to do so under a servicing agreement or, in the case of the BMC Servicing Rights, subservicing agreement, as the case may be, in respect of Non-Recourse Servicing Rights and, in the case of each of clauses (a) and (b) above, eligible for reimbursement by the FHA, the VA, or the applicable Approved Investor.

          "ELIGIBLE T&I ADVANCE RECEIVABLES": on any date, the aggregate amount receivable by the Borrower from the applicable mortgagor, the FHA, the VA or the applicable Approved Investor, as the case may be, as of such date as reimbursement of Eligible T&I Advances (such amount not to exceed the amount advanced by the Borrower under the related Eligible T&I Advances), other than such receivables (a) that have been included in the Tranche B Borrowing Base for a period of more than 18 months (which period shall be extended to 3 years for receivables relating to Mortgage Loans with respect to which the related mortgagor is the subject of a bankruptcy proceeding),
     (b) created in connection with an Eligible T&I Advance with respect to a Mortgage Loan as to which Mortgage Loan notice or other indication has been given by the FHA or the VA challenging its obligation to pay the full amount due on any insurance or guaranty certificate, or (c) created in connection with an Eligible T&I Advance with respect to a Mortgage Loan, which Eligible T&I Advance is reimbursable by an Approved Investor and notice or other indication has been given by such Approved Investor challenging its obligation to pay the full amount due in connection with such Mortgage Loan.

          "ELIGIBLE WET LOANS": the collective reference to Eligible Wet First Loans and Eligible Wet Second Loans.

          "ELIGIBLE WET FIRST LOAN": an Eligible First Mortgage Loan of the type described in the proviso to clause (i) of paragraph (p) of the definition of Eligible Mortgage Loan.

          "ELIGIBLE WET SECOND LOAN": an Eligible Second Mortgage Loan of the type described in the proviso to clause (i) of paragraph (p) of the definition of Eligible Mortgage Loan.

          "FHA": the United States Federal Housing Administration and any successor thereto.

          "FHLMC ACKNOWLEDGMENT AGREEMENT": an agreement pursuant to which FHLMC acknowledges the Lien of the Collateral Agent, on behalf of the Secured Parties, on Non-Recourse Servicing Rights relating to Mortgage Loans sold to or securitized through FHLMC, in form and substance as is customarily provided by FHLMC in agreements of its kind on its date of execution (or any successor agreement thereto) and acceptable to the Administrative Agent.


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                                                                             66


          "FHLMC GUIDE": the "Sellers' & Servicers' Guide" published by FHLMC, as amended, modified or supplemented from time to time.

          "FHLMC MORTGAGE-BACKED SECURITIES": any security (including a participation certificate) issued by FHLMC that represents an interest in a pool of Mortgage Loans.

          "FNMA ACKNOWLEDGMENT AGREEMENT": an agreement pursuant to which FNMA acknowledges the Lien of the Collateral Agent, on behalf of the Secured Parties, on Non-Recourse Servicing Rights relating to Mortgage Loans sold to or securitized through FNMA, in form and substance as is customarily provided by FNMA in agreements of its kind on its date of execution (or any successor agreement thereto) and acceptable to the Administrative Agent.

          "FNMA GUIDE": collectively, the "Selling Guide" and the "Servicing Guide" published by FNMA, as amended, modified or supplemented from time to time.

          "FNMA MORTGAGE-BACKED SECURITIES": any security (including a participation certificate) issued by FNMA that represents an interest in a pool of Mortgage Loans.

          "GNMA ACKNOWLEDGMENT AGREEMENT": at all times subsequent to the date hereof that GNMA enters into such agreements and such agreement is available to the Borrower and in a form acceptable to the Administrative Agent, an agreement pursuant to which GNMA acknowledges the Lien of the Collateral Agent, on behalf of the Secured Parties, on Non-Recourse Servicing Rights relating to Mortgage Loans securitized through GNMA.

          "GNMA GUIDE": collectively, the "GNMA I Mortgage-Backed Securities Guide" and the "GNMA II Mortgage-Backed Securities Guide" published by the Department of Housing and Urban Development, as amended, modified or supplemented from time to time.

          "GNMA MORTGAGE-BACKED SECURITIES": any security (including a participation certificate) guaranteed by GNMA that represents an interest in a pool of Mortgage Loans.

          "HEDGE CONTRACT": in respect of any Mortgage Loans, Mortgage-Backed Securities or servicing rights for Mortgage Loans, a contract to buy or sell an instrument on the futures market, cash forward market, private investor whole-loan market or options market, or an option or financial future purchased over the counter for future delivery of such instrument, in respect of interest rate risks associated with such Mortgage Loans, Mortgage-Backed Securities and servicing rights.

          "LOAN-TO-VALUE RATIO": for any Mortgage Loan, the percentage represented by the sum of the initial principal amount of the first and, if applicable, second priority


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                                                                             67


     Mortgage Loans outstanding in respect of the Property encumbered thereby at the origination thereof in relation to the lesser of (a) the appraised value of the Property encumbered thereby (as set forth in the appraisal, if any, delivered in connection with the origination of such Mortgage Loan) and (b) the most recent value assigned to such Property pursuant to the requirements of the applicable Approved Investor.

          "MORTGAGE LOAN": a one- to four-family residential real estate-secured loan.

          "MORTGAGE-BACKED SECURITIES": the collective reference to FHLMC Mortgage-Backed Securities, FNMA Mortgage-Backed Securities and GNMA Mortgage-Backed Securities.

          "NONCONFORMING MORTGAGE LOAN": an Eligible First Mortgage Loan or an Eligible Second Mortgage Loan that fully conforms to all underwriting and other requirements of an Approved Investor other than FNMA, FHLMC or GNMA.

          "NON-RECOURSE SERVICING RIGHTS": Direct Servicing Rights owned by the Borrower or, in respect of the BMC Servicing Rights, BMC, relating to Mortgage Loans in respect of which the Borrower, as servicer or, in the case of the BMC Servicing Rights, subservicer, bears no general risk of payment default by the mortgagor thereunder, PROVIDED that (i) servicing rights owned by the Borrower or, in the case of the BMC Servicing Rights, BMC relating to Mortgage Loans guaranteed by the VA shall constitute Non-Recourse Servicing Rights notwithstanding the classification of such Mortgage Loans as "No Bids" by the VA, and (ii) servicing rights owned by the Borrower or, in the case of the BMC Servicing Rights, BMC, which would otherwise not constitute Non-Recourse Servicing Rights shall constitute Non-Recourse Servicing Rights to the extent that the Borrower, as servicer or subservicer, in the case of the BMC Servicing Rights, is fully indemnified by The First National Bank of Boston or Barnett against the risk of payment default by the mortgagors under the related Mortgage Loans in accordance with indemnification agreements in form and substance satisfactory to the Administrative Agent.

          "OBLIGOR": the Person or Persons obligated to pay the indebtedness that is the subject of a Mortgage Loan or Mortgage-Backed Security, including any guarantor of such indebtedness.

          "PERFECTED ASSIGNMENT": with respect to any Book-Entry Mortgage-Backed Security, such Book-Entry Mortgage-Backed Security has been transferred to the Collateral Agent or any entity designated by the Collateral Agent so that the Collateral Agent or such entity may maintain such Book-Entry Mortgage-Backed Security as depositary in one of its book-entry accounts with a Federal Reserve Bank or the Participants Trust Company and a pledge to the Collateral Agent for the benefit of the Secured Parties has been registered with the Collateral Agent or such entity, or the Borrower has taken such other actions as the Administrative Agent or the Collateral

     Agent may reasonably request to perfect, protect and maintain the valid, perfected and first priority security interest of the Collateral Agent, for the benefit of the Secured Parties, in such Book-Entry Mortgage-Backed Security.

          "PROPERTY": the real property, including the improvements thereon, and the personal property (tangible and intangible) that are encumbered pursuant to a Mortgage Loan.

          "REQUIRED DOCUMENTATION": in respect of any Mortgage Loan, Mortgage-Backed Security or Eligible Servicing Receivable, the set of instruments and documents applicable thereto described in the applicable Security Agreement that is required to be delivered to the Collateral Agent thereunder in connection with such Mortgage Loan, Mortgage-Backed Security or Eligible Servicing Receivable, and such other documents related thereto as the Collateral Agent or the Administrative Agent may from time to time reasonably require.

          "SECURED PARTIES": as defined in Section 1 of the each of the Security Agreements.

          "SERVICING ADVANCE PORTION": that portion of the Tranche B Borrowing Base, determined under subsection 4.2, attributable to clauses (a) through
     (f) of subsection 4.2.

          "SERVICING PORTFOLIO PORTION": that portion of the Tranche B Borrowing Base, determined under subsection 4.2, attributable to clause (g) of subsection 4.2.

          "TAKE-OUT COMMITMENT": with respect to any Eligible Mortgage Loan or Eligible Mortgage-Backed Security included in the Tranche A Borrowing Base, one or more BONA FIDE current, unfilled and unexpired commitments of an Approved Investor, issued in favor of and owned by the Borrower, under which such Approved Investor agrees to purchase, at a specified price, an aggregate amount and type of (i) Mortgage Loans which includes such Eligible Mortgage Loan or (ii) Mortgage-Backed Securities which includes such Eligible Mortgage-Backed Securities.

          "VA": the United States Veteran's Administration and any successor thereto.

     4.4 WAIVER OF REQUIREMENTS; MARK-TO-MARKET. Notwithstanding the provisions of subsections 4.1, 4.2 and 4.3, (a) the Administrative Agent is hereby authorized by the Lenders to grant waivers, in its sole discretion, of any of the requirements for eligibility regarding qualification of Mortgage Loans, Mortgage-Backed Securities, Eligible Servicing Receivables and/or Non-Recourse Servicing Rights for inclusion in either Tranche A Borrowing Base or either Tranche B Borrowing Base, as applicable, PROVIDED that, at any time, the aggregate value (as determined in accordance with this Section 4) of all such Mortgage Loans, Mortgage-Backed Securities, Eligible Servicing Receivables and/or



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                                                                             69


Non-Recourse Servicing Rights accepted by the Administrative Agent as eligible for inclusion in such Tranche A Borrowing Base or such Tranche B Borrowing Base, as applicable, pursuant to such waivers shall not exceed $50,000,000 in the aggregate, and (b) if a Default or Event of Default has occurred and is continuing, the value of each Eligible Mortgage Loan or Eligible Mortgage-Backed Security shall be equal to the applicable advance rate as set forth in the applicable provision of subsection 4.1 multiplied by the product of (i) the market price for 30-day mandatory future delivery of such Eligible Mortgage Loan or Eligible Mortgage-Backed Security quoted by Telerate or, if not so quoted, the average bid price quoted in writing to the Administrative Agent as of the computation date in respect thereof by any two nationally recognized dealers reasonably selected by the Administrative Agent who, at such time, are making a market in similar Mortgage Loans or Mortgage-Backed Securities, as the case may be, multiplied by (ii) the unpaid principal amount or face amount, respectively, thereof.

                    SECTION 5. REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, each Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

     5.1 FINANCIAL CONDITION. (a) The consolidated balance sheet of HomeSide and its consolidated Subsidiaries as at December 31, 1995, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Coopers & Lybrand, LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of HomeSide and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The consolidated balance sheet of HomeSide and its consolidated Subsidiaries as at March 15, 1996, and the related consolidated statements of income and of cash flows for the period ended on such date, certified by Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of HomeSide and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the period then ended (subject to normal year-end adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Except for those items set forth on Schedule 5.1, neither HomeSide nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, material contingent liability or material liability for taxes, or any material long-term lease or material unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1995 to and including the date hereof there has been no

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                                                                             70


sale, transfer or other disposition by HomeSide or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of HomeSide and its consolidated Subsidiaries at December 31, 1995, other than pursuant to and in accordance with the BBMC Stock Purchase Agreement as in effect on the BBMC Closing Date and the BMC Stock Purchase Agreement as in effect on the Closing Date.

     (b) The consolidated balance sheet of BMC and its consolidated Subsidiaries as at December 31, 1995, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Arthur Andersen LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of BMC and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The consolidated balance sheet of BMC and its consolidated Subsidiaries as at March 31, 1996, and the related consolidated statements of income and of cash flows for the three-month period ended on such date, certified by Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of BMC and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Except for those items set forth on Schedule 5.1, neither BMC nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, material contingent liability or material liability for taxes, or any material long-term lease or material unusual forward or material long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1995 to and including the date hereof there has been no sale, transfer or other disposition by BMC or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of BMC and its consolidated Subsidiaries at December 31, 1995, other than pursuant to and in accordance with the BBMC Stock Purchase Agreement as in effect on the BBMC Closing Date and the BMC Stock Purchase Agreement as in effect on the Closing Date.

     (c) The unaudited PRO FORMA consolidated balance sheet delivered pursuant to subsection 6.1(i) has been prepared in good faith based on reasonable assumptions and fairly presents the PRO FORMA financial condition of Holdings and its Subsidiaries as at March 31, 1996, after giving effect to the BBMC Acquisition and the BMC Acquisition and the transactions contemplated thereby, and the making of Loans hereunder on the Closing Date and the issuance of the Holdings Notes, assuming such transactions had occurred on March 31, 1996.

     5.2 NO CHANGE. (a) Since December 31, 1995 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) except for the transactions effected pursuant to the BBMC Stock Purchase Agreement and the BMC Stock Purchase Agreement, during the period from December 31, 1995 to and including the date of this Agreement no dividends or other distributions have been declared, paid or made upon the Capital Stock of HomeSide nor has any of the Capital Stock of HomeSide been redeemed, retired, purchased or otherwise acquired for value by HomeSide or any of its Subsidiaries, it being agreed that the amount of the charge to earnings of HomeSide in respect of Hedge Contracts relating to the Eligible Servicing Portfolio has not constituted a Material Adverse Effect, to the extent of the projected amount thereof to be recorded for such period disclosed to the Lenders prior to the date of this Agreement.

     5.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) in the case of BMC, such Borrower and, to the extent necessary or desirable in the normal conduct of its business, each Subsidiary, has valid current status and eligibility in good standing under the regulations of the Agencies as an approved seller/servicer, issuer/servicer or lender, as the case may be (including as a FNMA and FHLMC approved Seller/Servicer, a GNMA approved Issuer/Servicer, a HUD Direct Endorsement Lender, a VA approved lender and an FHA approved lender), (e) has any other valid and current classification under the regulations of each of the Agencies necessary or desirable in the normal conduct of its business and (f) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of such Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which such Loan Party is a party, except as set forth on Schedule 5.4, all of which have been duly accomplished and are valid and in full force and effect. Each Loan Document has been, and each other Loan Document will be, duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when executed and delivered by each Loan Party that is a party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     5.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation (subject to the receipt of any required consents under certain servicing contracts) of Holdings or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

     5.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Borrower, threatened by or against Holdings or any of its Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) except as set forth on Schedule 5.6, which could reasonably be expected to have a Material Adverse Effect.

     5.7 NO DEFAULT. Neither Holdings nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     5.8 OWNERSHIP OF PROPERTY; LIENS. Each of Holdings and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 8.3.

     5.9 INTELLECTUAL PROPERTY. Holdings and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does such Borrower know of any valid basis for any such claim. The use of such Intellectual Property by Holdings and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.10 TAXES. Each of Holdings and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of such Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings or its Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of such Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

     5.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, HomeSide will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

     5.12 ERISA. Neither a Reportable Event that reasonably could result in the termination of a Plan (other than a standard termination) or which could have a Material Adverse Effect nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, (other than a standard termination) and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither such Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither such Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if such Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

     5.13 INVESTMENT COMPANY ACT; OTHER REGULATIONS. Such Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Such Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur the Loans.

     5.14 SUBSIDIARIES. The Subsidiaries listed on Schedule 5.14 constitute all the Subsidiaries of Holdings at the date hereof.

     5.15 PURPOSE OF LOANS. The proceeds of the Loans shall be used by such Borrower (i) in the case of HomeSide, to finance the repayment of existing indebtedness of HomeSide on the Closing Date (including indebtedness under the Existing Credit Agreement), (ii) in the case of HomeSide, to finance a portion of the consideration for the BMC Acquisition and the transactions related thereto and to pay costs, fees and expenses in relation thereto and to the financing thereof, and (iii) in the case of each Borrower, following the consummation of the BMC Acquisition, to finance the ongoing operations of such Borrower, including the origination, acquisition and servicing of residential mortgage loans, and other working capital and general corporate needs of such Borrower, including making Restricted Payments permitted by subsection 8.9.

     5.16 ENVIRONMENTAL MATTERS. Except to the extent that all of the following, in the aggregate, could not reasonably be expected to have a Material Adverse
Effect:

          (a) The facilities and properties owned, leased or operated by Holdings or any of its Subsidiaries (the "PREMISES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

          (b) The Premises and all operations at the Premises are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Premises or violation of any Environmental Law with respect to the Premises or the business operated by Holdings or any of its Subsidiaries (the "BUSINESS") which could interfere with the continued operation of the Premises.

          (c) Neither Holdings nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Premises or the Business, nor does such Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Premises in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Premises in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of such Borrower, threatened, under any Environmental Law to which Holdings or any Subsidiary is or will be named as a party with respect to the Premises or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Premises or the Business.

          (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Premises, or arising from or related to the operations of Holdings or any Subsidiary in connection with the Premises or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.

     5.17 CONSUMMATION OF THE ACQUISITIONS; STOCK PURCHASE AGREEMENTS. On the BBMC Closing Date, the BBMC Acquisition was duly consummated in accordance with the BBMC Stock Purchase Agreement. Each representation and warranty made by each of the Seller and the Purchaser (as such terms are defined in the BBMC Stock Purchase Agreement) in the BBMC Stock Purchase Agreement is true and correct in all material respects on and as of the Closing Date, except to the extent that any such representation or warranty relates expressly to an earlier date, in which case such representation or warranty is true and correct on and as of such earlier date. On the Closing Date, the BMC Acquisition was duly consummated in accordance with the BMC Stock Purchase Agreement, without any material waiver or other material modification of the terms or conditions thereof not consented to by Required Lenders. Each representation and warranty made by each of the Seller and the Purchaser in the BMC Stock Purchase Agreement is true and correct in all material respects on and as of the Closing Date, except to the extent that any such representation or warranty relates expressly to an earlier date, in which case such representation or warranty is true and correct on and as of such earlier date.

     5.18 CAPITALIZATION. Schedule 5.18 sets forth, as of the date hereof, the number of authorized, issued and outstanding shares of each class of Capital Stock of Holdings, the names and record owners of such shares (other than management shareholders, whose shares are set forth therein in aggregate opposite "Management"), the number of shares owned of record by each of such owners, and the amount of the equity investment evidenced thereby on the Closing Date. All of such shares are fully paid and duly and validly issued and outstanding. Except as described on Schedule 5.18, there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or any other agreements or commitments of any nature with respect to the Capital Stock of Holdings or any of its Subsidiaries.

     5.19 DISCLOSURE. The statements and information contained herein, in any other Loan Document and in any of the information provided to the Administrative Agent or the Lenders in writing (other than financial projections) in connection with this Agreement, taken as a whole, do not contain any untrue statement of any material fact, or omit to state a fact necessary in order to make such statements or information not misleading in any material respect, in each case in light of the circumstances under which such statements were made or information provided as of the date so provided and subject to any information subsequently provided in writing which amends, modifies or corrects the information previously furnished. The financial projections dated May 21, 1996, furnished to the Administrative Agent or the Lenders in writing in connection with this Agreement have been prepared in good faith based upon assumptions which were reasonable when such projections were made, it being acknowledged that such projections are subject to the uncertainty inherent in all projections of future results and that there can be no assurance that the results set forth in such projections will in fact be realized. There is no fact known to such Borrower, other than economic conditions generally, including interest rate risk, that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in such other documents, certificates and written statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                         SECTION 6. CONDITIONS PRECEDENT

     6.1 CONDITIONS TO INITIAL LOANS. The agreement of each Lender to make or purchase the initial Loan requested to be made or purchased by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

          (a) LOAN DOCUMENTS. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower, with a counterpart for each Lender, (ii) each Security Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender, (iii) each Pledge Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender, accompanied by all stock certificates and related undated stock powers, executed in blank, in respect of all Pledged Stock thereunder, (iv) each Guarantee, executed and delivered by a duly authorized officer of each Guarantor party thereto, with a counterpart or a conformed copy for each Lender and (v) the Intercreditor Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender.

          (b) BMC ACQUISITION; FINANCING. (i) All conditions to the consummation of the BMC Acquisition under the BMC Stock Purchase Agreement shall have been satisfied, (ii) the Administrative Agent shall have received evidence satisfactory to it that



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     Holdings and HomeSide shall have received the proceeds of the equity issuances described on Schedule 5.18 in the amounts set forth therein (in each case, including the amounts of existing equity in Holdings immediately prior to the Closing Date) and the proceeds of the issuance of $200,000,000 in aggregate principal amount of Holdings Notes, and (iii) the Administrative Agent shall have received evidence satisfactory to it that the BMC Acquisition shall be consummated and effective in accordance with the terms of the BMC Stock Purchase Agreement immediately upon the making of the initial Loans on the Closing Date.

          (c) RELATED AGREEMENTS. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by HomeSide, of (i) the BMC Stock Purchase Agreement, along with related schedules and exhibits, (ii) the Holdings Notes and related documents and (iii) the Second Lien Pledge Agreements, executed and delivered by Holdings and BMC, respectively, and such other documents or instruments as may be reasonably requested by the Administrative Agent.

          (d) REPAYMENT OF EXISTING INDEBTEDNESS. The Administrative Agent shall have received evidence satisfactory to it that, simultaneously with the making of the initial Loans on the Closing Date, HomeSide will have repaid in full its existing Indebtedness (i) to Barnett, (ii) under the Short Term Loan Agreement and (iii) under the Existing Credit Agreement.

          (e) CLOSING CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Borrower, dated the Closing Date, substantially in the form of Exhibit G, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Borrower.

          (f) FEES. The Administrative Agent shall have received the fees to be received on the Closing Date referred to in subsection 3.2.

          (g) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

               (i) the executed legal opinion of Bingham, Dana & Gould, LLP, counsel to HomeSide and the other Loan Parties, substantially in the form of Exhibit H-1;

               (ii) the executed legal opinion of Hutchins, Wheeler & Dittmar, a Professional Corporation, counsel to Holdings, substantially in the form of Exhibit H-2;

               (iii) the executed legal opinion of Robert Jacobs, Esq., general counsel of HomeSide, substantially in the form of Exhibit H-3;

               (iv) the executed legal opinion of Holland & Knight, special Florida counsel to the Borrowers, substantially in the form of Exhibit H-4; and

               (v) the executed legal opinion of special Hawaii counsel to the Administrative Agent, substantially in the form of Exhibit H-5.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (h) ACTIONS IN RESPECT OF COLLATERAL. The Administrative Agent shall have received:

               (i) evidence in form and substance satisfactory to the Administrative Agent that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed UCC financing statements, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed;

               (ii) the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrowers and BMC, and the results of such search shall be satisfactory to the Administrative Agent; and

               (iii) evidence satisfactory to the Administrative Agent that all collateral accounts, settlement accounts and custody accounts required to be established pursuant to each of the Security Agreements have been established;

               (iv) a duly executed copy of an Acknowledgment Agreement with each relevant Agency (other than GNMA) or Approved Investors covering all servicing rights included in the Eligible Servicing Portfolio; and

               (v) an Appraisal reporting the value of the Eligible Servicing Portfolio as of May 24, 1996, in the case of the portion thereof reflecting assets acquired in the BMC Acquisition, and as of April 1, 1996, in the case of assets owned prior to the Closing by the Borrower, in form and substance satisfactory to the Administrative Agent.

          (i) PRO FORMA BALANCE SHEET. The Administrative Agent shall have received the unaudited PRO FORMA consolidated balance sheet of Holdings and its Subsidiaries presenting the PRO FORMA financial condition of Holdings and its Subsidiaries as at

     March 31, 1996, after giving effect to the BMC Acquisition and the transactions contemplated thereby and the making of Loans hereunder on the Closing Date and the issuance of the Holdings Notes, assuming such transactions had occurred on March 31, 1996.

     6.2 CONDITIONS TO EACH LOAN. The agreement of each Lender to make or purchase any Loan requested to be made or purchased by it on any Borrowing Date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. (i) In the case of any Loans other than Loans constituting a Refunding Borrowing, each of the representations and warranties made by either Borrower herein or in the Borrowing Base Certificate relating to such Loans shall be true and correct in all material respects on and as of such Borrowing Date as if made on and as of such date and (ii) in the case of any Loans constituting a Refunding Borrowing, each of the representations and warranties made by either Borrower in subsections 5.3, 5.4, 5.5, 5.11, 5.13 and 5.15 and in the Borrowing Base Certificate relating to such Loans shall be true and correct in all material respects on and as of such Borrowing Date as if made on and as of such date.

          (b) NO DEFAULT. (i) In the case of Loans constituting a Refunding Borrowing, no Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to the Loans to be made on such Borrowing Date and the application of the proceeds thereof and (ii) in the case of any other Loans, no Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to the Loans requested to be made on such Borrowing Date and the application of the proceeds thereof.

          (c) BORROWING BASE CERTIFICATE; BORROWING BASE AND OTHER LIMITATIONS. In the case of a borrowing of Tranche A Loans or Tranche A Swing Line Loans, the Administrative Agent shall have received a Tranche A Borrowing Base Certificate for the applicable Borrower, dated as of the close of business on the Business Day immediately preceding such Borrowing Date or as of such Borrowing Date, duly completed by the Collateral Agent in the manner required by the Security Agreements. In the case of a borrowing of Tranche B Loans or Tranche B Swing Line Loans, the Administrative Agent shall have received a Tranche B Borrowing Base Certificate for the applicable Borrower, dated as of the close of business on the Business Day immediately preceding such Borrowing Date or as of such Borrowing Date, duly completed by the Collateral Agent in the manner required by the Security Agreements. In the case of each Loan, the Administrative Agent shall have determined, based upon the Tranche A Borrowing Base Certificate and/or Tranche B Borrowing Base Certificate delivered in respect thereof that, after giving effect to such Loan and the simultaneous application by the Administrative Agent of the proceeds thereof, the limitations of subsections 2.1 and 2.2, as applicable, will not be contravened.

          (d) ADDITIONAL MATTERS. All corporate and other proceedings and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by each Borrower hereunder shall constitute a representation and warranty by both Borrowers as of the date thereof that the conditions contained in this subsection have been satisfied.

                        SECTION 7. AFFIRMATIVE COVENANTS

     HomeSide hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, HomeSide shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

     7.1 FINANCIAL STATEMENTS. Furnish to each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of HomeSide or Holdings, as the case may be, a copy of the consolidated balance sheet of HomeSide and its consolidated Subsidiaries, and of Holdings and its consolidated Subsidiaries, as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of HomeSide or Holdings, as the case may be, the unaudited consolidated balance sheet of HomeSide and its consolidated Subsidiaries, and of Holdings and its consolidated Subsidiaries, as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of HomeSide and its consolidated Subsidiaries, and of Holdings and its consolidated Subsidiaries, for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);


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all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

     7.2 CERTIFICATES; OTHER INFORMATION. Furnish to each Lender:

          (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, HomeSide has complied with the requirements of subsection 7.11 with respect thereto), (ii) neither BMC nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (iii) each Borrower and each other Loan Party has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and containing calculations in reasonable detail demonstrating compliance with the provisions of subsections 8.1, 8.2, 8.6, 8.8, 8.9, 8.10 and 8.11;

          (c) not later than the end of each fiscal year of HomeSide, a copy of the projections by HomeSide of the operating budget and cash flow budget of HomeSide and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Responsible Officer has no reason to believe they are incorrect or misleading in any material respect;

          (d) within five days after the same are sent, copies of all financial statements and reports which Holdings or HomeSide may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (e) within three Business Days after the end of each calendar month (in addition to the other dates required by the provisions of this Agreement), the Tranche A Borrowing Base Certificate and Tranche B Borrowing Base Certificate for each of



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     HomeSide and HonoMo, delivered by the Collateral Agent in respect of the last day of such month, accompanied by a certificate of a Responsible Officer of each Borrower certifying to the effect that the same are true and correct;

          (f) concurrently with the delivery of any audits or similar report by any Agency, copies of the same;

          (g) not later than 30 days after the end of each fiscal quarter of HomeSide, an origination report, in form and substance satisfactory to the Administrative Agent;

          (h) (i) not later than 30 days after the end of each calendar quarter, or, upon the request of the Administrative Agent, as soon as practicable after such request, an Appraisal of the total servicing portfolio of BMC and its Subsidiaries, including an Appraisal of the Eligible Servicing Portfolio, together with a report by HomeSide, in form and substance satisfactory to the Administrative Agent, containing a break-down by investor and interest rate, and containing a break-down of delinquencies by state and product, and (ii) not later than 15 days after the end of each calendar month, a certificate showing adjusted Appraised Value as at the end of such month as described in clause (ii) of the definition thereof, certified by a Responsible Officer of each Borrower and including, in detail satisfactory to the Administrative Agent, the calculation and basis for such determination;

          (i) not later than 30 days after the end of each fiscal quarter of HomeSide, a report by HomeSide, in form and substance satisfactory to the Administrative Agent, specifying nonaccrual loans and other real estate owned; and

          (j) on the last Business Day of each calendar week, a report, in form and substance satisfactory to the Administrative Agent, setting forth the weighted average net purchase price of all Take-Out Commitments covering Eligible Mortgage Loans or Eligible Mortgage-Backed Securities; and

          (k) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

     7.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of HomeSide or its Subsidiaries, as the case may be.

     7.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. (a) Continue to engage in businesses in which HomeSide and its Subsidiaries are engaged on the date of this Agreement and such other businesses generally related to residential mortgage banking as HomeSide and its Subsidiaries may enter into in accordance with subsection 8.15, and, except

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as permitted under subsection 8.4, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; (b) preserve and maintain its and BMC's and such Subsidiary's status and eligibility as an approved seller and servicer, as applicable; (c) preserve and maintain any other classification under the regulations of each of the Agencies necessary or desirable in the normal conduct of BMC's, HomeSide's or such Subsidiary's businesses; and (d) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

     7.5 MAINTENANCE OF PROPERTY; INSURANCE; RISK MANAGEMENt. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; furnish to each Lender, upon written request, full information as to the insurance carried; and maintain a risk management policy with respect to its portfolio of mortgage loans and servicing rights designed to reduce fluctuations in the value of its servicing portfolio due to interest rate movements.

     7.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of HomeSide and its Subsidiaries with officers and employees of HomeSide and its Subsidiaries and with its independent certified public accountants, PROVIDED that such visits by Lenders shall be coordinated through the Administrative Agent and, when no Event of Default has occurred and is continuing, shall be arranged upon reasonable prior notice during normal working hours and with reasonable efforts to minimize disruption of the normal conduct of business of HomeSide and its Subsidiaries.

     7.7 NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of BMC or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between BMC or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting BMC or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after HomeSide knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or HomeSide or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan (other than a standard termination); and

          (e) any change in the business, operations, property, condition (financial or otherwise) of BMC and its Subsidiaries taken as a whole that has had or has a reasonable likelihood of having a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action HomeSide proposes to take with respect thereto.

     7.8 ENVIRONMENTAL LAWS. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

     (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of HomeSide or the Premises, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation,



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attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. Notwithstanding anything in this Agreement to the contrary, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

     7.9 FURTHER ASSURANCES. Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent or Collateral Agent, as applicable, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

     7.10 SECURITY EVENTS. (a) If a Negative Security Event occurs during the effectiveness of a Positive Security Event, as promptly as practicable after the occurrence of such Negative Security Event, and in any event on or before the Security Perfection Date in respect thereof, take or cause to be taken the following actions:

          (i) take all actions required (including, where required, physical delivery to the Collateral Agent of Mortgage-Backed Securities and Required Documentation in respect of Eligible Mortgage Loans, filing of UCC financing statements and execution and delivery of Acknowledgment Agreements, to the extent such actions have not already been taken) to cause Collateral to be Delivered under the Security Agreements;

          (ii) deliver to the Administrative Agent, with a counterpart for each Lender, executed legal opinions of such counsel to HomeSide and its Subsidiaries as shall be reasonably acceptable to the Administrative Agent confirming, as of a date not more than thirty days prior to such Security Perfection Date, the opinions rendered on the Closing Date by such respective counsel in respect of the creation, perfection and priority of the Collateral Agent's security interest in the Collateral, with such changes therein as the Administrative Agent shall approve or reasonably request;

and thereafter from time to time promptly take or cause to be taken all such further actions as shall be requested by the Collateral Agent in order to ensure that the provisions of the Security Agreements are satisfied and the representations and warranties therein with respect to the Collateral are true and correct.

     7.11 ADDITIONAL COLLATERAL. (a) With respect to any assets acquired after the Closing Date by BMC or any of its Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject, at any time other than during the effectiveness of a Positive Security Event, promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such

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amendments to the relevant Security Documents or such other documents as the
Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a Lien on such assets, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     (b) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary, promptly upon the request of the Administrative Agent: (i) cause such new Subsidiary to become a party to the Subsidiary Guarantee pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, (ii) cause the capital stock of such Subsidiary to be pledged under the HomeSide Pledge Agreement pursuant to documentation satisfactory to the Administrative Agent (including acknowledgment thereof by such Subsidiary) and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clause (i) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     7.12 COMPLIANCE WITH OTHER LOAN DOCUMENTS. Cause each other Loan Party to comply with all its obligations under each Loan Document to which such Loan Party is a party.

     7.13 MAINTENANCE OF AGENCY STATUS. In the case of each Borrower and, to the extent necessary or desirable in the normal conduct of its business, BMC and each Subsidiary, maintain at all times its status as a FNMA and FHMLC approved Seller/Servicer, a GNMA approved Issuer/Servicer, a HUD Direct Endorsement Lender, a VA-approved Lender and an FHA approved lender in good standing.

     7.14 GNMA ACKNOWLEDGEMENT AGREEMENTS. If an Acknowledgement Agreement from GNMA becomes generally available in a form that the Administrative Agent determines is acceptable, use its best efforts to obtain and deliver such applicable Acknowledgement Agreements from GNMA relating to the Mortgage Loans serviced on behalf of GNMA included in the Eligible Servicing Portfolio as the Administrative Agent may from time to time request.

                          SECTION 8. NEGATIVE COVENANTS

     HomeSide hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other



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Loan Document, HomeSide shall not, and (except with respect to subsection 8.1)
shall not permit any of its Subsidiaries to, directly or indirectly:

     8.1 FINANCIAL CONDITION COVENANTS.

          (a) MAINTENANCE OF ADJUSTED CONSOLIDATED TANGIBLE NET WORTH. Permit Adjusted Consolidated Tangible Net Worth at any date to be less than an amount equal to the sum of (i) an amount equal to 80% of Adjusted Consolidated Tangible Net Worth as at the Closing Date PLUS (ii) an amount equal to 50% of the excess of (A) the aggregate amount of net proceeds received during the period from the Closing Date through such date by Holdings from the issuance of Capital Stock other than to Sponsors over (B) the amount thereof applied to prepay or redeem the Holdings Notes PLUS
     (iii) an amount equal to 80% of the sum of Consolidated Net Income for each fiscal quarter for which Consolidated Net Income is positive during the period from the Closing Date through the last day of the most recently ended fiscal quarter of HomeSide LESS (iv) the amount of Restricted Payments actually made by HomeSide as permitted under subsection 8.9 during the period from the Closing Date through such date (to the extent such Restricted Payments were not deducted in determining such Adjusted Consolidated Tangible Net Worth).

          (b) LEVERAGE RATIO. Permit the ratio of Consolidated Total Liabilities to Adjusted Consolidated Tangible Net Worth to exceed (i) 7.75:1.0 at any time during the period from the Closing Date through and including September 30, 1997, (ii) 7.5:1.0 at any time during the period from October 1, 1997 through and including December 31, 1998 or (iii) 7.0:1.0 at any time thereafter.

          (c) SERVICING-RELATED DEBT RATIO. Permit the ratio of Consolidated Servicing-Related Debt to Adjusted Consolidated Tangible Net Worth to exceed (i) 2.0:1.0 at any time during the period from the Closing Date through and including September 30, 1997, (ii) 1.75:1.0 at any time during the period from and including October 1, 1997 through and including September 30, 1998 or (iii) 1.5:1.0 at any time thereafter.

          (d) CASH FLOW COVERAGE RATIO. Permit (i) for any period beginning on the Closing Date and ending on the earlier to occur of the last day of the fiscal year of HomeSide first ending after the Closing Date or the last day of the fiscal quarter of HomeSide ending on March 31, 1997, and (ii) for any period of four consecutive fiscal quarters of HomeSide ending thereafter, the ratio of (A) the sum of (1) Consolidated Cash Flow for such period plus (2) Consolidated Interest and Dividend Expense for such period to (B) Consolidated Interest and Dividend Expense for such period to be less than 3.0:1.0.

     8.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness of the Borrowers under this Agreement;

          (b) Indebtedness of HomeSide to any Subsidiary Guarantor and of any Subsidiary to HomeSide or any other Subsidiary Guarantor;

          (c) Indebtedness outstanding on the date hereof and listed on Schedule
     8.2 and any refinancings, refundings, renewals or extensions thereof, PROVIDED that the principal amount of any such Indebtedness so refinanced, refunded, renewed or extended shall not exceed the principal amount of such Indebtedness immediately prior to the time of such refinancing, refunding, renewal or extension;

          (d) Indebtedness related to the maintenance of balances with the holder of such Indebtedness arising under a line of credit (i) which has a term not in excess of one year, (ii) which is secured by Cash Equivalents having an aggregate value not materially in excess of the outstanding amount under such line of credit and (iii) with respect to which the net interest expense thereon (after giving effect to compensating balances) is not in excess of the interest income earned on the collateral securing such line of credit;

          (e) repurchase agreements (including "gestation" repo transactions) entered into in the ordinary course of HomeSide's or HonoMo's mortgage banking business and relating to mortgage loans and Mortgage-Backed Securities;

          (f) obligations under Take-Out Commitments;

          (g) intra-day overdrafts on dealer clearance accounts arising in connection with trade settlements for Mortgage-Backed Securities;

          (h) obligations of HomeSide or its Subsidiaries under Hedge Contracts;

          (i) obligations of HomeSide under the BBMC Stock Purchase Agreement as in effect on the BBMC Closing Date and the BMC Stock Purchase Agreement as in effect on the Closing Date;

          (j) Indebtedness of HomeSide or HonoMo secured by servicing rights, related receivables or Mortgage Loans that do not meet the requirements for inclusion in the Eligible Servicing Portfolio and do not constitute Collateral under the Security Agreements;

          (k) letters of credit issued for the benefit of GNMA in connection with final pool certifications; and

          (l) additional Indebtedness of HomeSide, including in respect of performance bonds and letters of credit (other than letters of credit issued pursuant to the foregoing clause (k) of this subsection 8.2), not exceeding $35,000,000 in aggregate principal amount at any one time outstanding.

     8.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes, assessments and other governmental impositions not yet due or which are being contested in good faith by appropriate proceedings; PROVIDED, that adequate reserves with respect thereto are maintained on the books of HomeSide or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; PROVIDED that adequate reserves with respect thereto are maintained on the books of HomeSide or its Subsidiaries, as the case may be, in accordance with GAAP;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of HomeSide or such Subsidiary;

          (f) Liens of landlords, arising solely by operation of law and which are not avoidable as a matter of law, on fixtures and moveable property located on premises leased in the ordinary course of business; PROVIDED, that the rental payments secured thereby are not yet due;

          (g) Liens (not otherwise permitted hereunder) which secure obligations incidental to repurchase contracts ordinary in the mortgage banking businesses of HomeSide and its Subsidiaries;

          (h) Liens (not otherwise permitted hereunder) which secure obligations (as to HomeSide and all Subsidiaries) incidental to forward delivery contracts ordinary in the mortgage banking businesses of HomeSide and its Subsidiaries;

          (i) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; PROVIDED, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal, or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

          (j) Liens created by the Security Documents;

          (k) Liens securing Indebtedness permitted under subsection 8.2(j) as described therein;

          (l) Liens in existence on the Closing Date described on Schedule 8.3; and

          (m) Liens on Cash Equivalents securing lines of credit permitted under subsection 8.2(d) to the extent described therein;

PROVIDED, that none of the foregoing permitted Liens shall encumber assets Delivered as Collateral or otherwise included in the Tranche A Borrowing Base or the Tranche B Borrowing Base other than Liens permitted by the foregoing clause
(j).

     8.4 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

          (a) any Subsidiary of HomeSide may be merged or consolidated with or into HomeSide (PROVIDED that HomeSide shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiary Guarantor (PROVIDED that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

          (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to HomeSide or any other wholly owned Subsidiary Guarantor; and

          (c) HomeSide may dissolve any Subsidiary that is inactive and holds minimal assets and the continued existence of which is of no value to HomeSide, any other Loan Party or the interests of the Lenders.

     8.5 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation,


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                                                                             91


receivables and leasehold interests), whether now owned or hereafter acquired, other than in the ordinary course of business, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than HomeSide or any wholly owned Subsidiary, except as permitted by subsection 8.4(b).

     8.6 LIMITATION ON LEASES. Permit Consolidated Lease Expense for any fiscal year of HomeSide to exceed $7,500,000, plus, if HomeSide consummates a sale and leaseback transaction in respect of its principal place of business, an additional $3,000,000.

     8.7 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by HomeSide or any Subsidiary of real or personal property which has been or is to be sold or transferred by HomeSide or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of HomeSide or such Subsidiary, other than any such arrangement with respect to the real property described on Schedule 8.3.

     8.8 LIMITATION ON RECOURSE SERVICING. Permit the aggregate outstanding face amount of mortgage loans in respect of which BMC, HomeSide or any of its Subsidiaries holds servicing rights other than Non-Recourse Servicing Rights to exceed $50,000,000, PROVIDED that servicing rights other than Non-Recourse Servicing Rights included in the bulk purchase of Non-Recourse Servicing Rights shall not be included in determining compliance herewith at any time to the extent such servicing rights were so acquired less than 90 days prior to such time.

     8.9 LIMITATION ON RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable solely in common stock of HomeSide) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of HomeSide or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of BMC, HomeSide or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "RESTRICTED PAYMENTS"), except that, (a) so long as no Event of Default has occurred and is continuing, (i) HomeSide may declare and pay cash dividends to BMC (which BMC may, in accordance with the BMC Guarantee, declare and pay as cash dividends to Holdings) in an amount equal to the actual taxes paid in cash by Holdings, such dividends to be paid substantially concurrently with the payment of such taxes by Holdings and to be returned to HomeSide to the extent not applied by Holdings thereto (PROVIDED that notwithstanding the existence of an Event of Default, HomeSide shall not be prohibited by the terms of this subsection from paying taxes due and payable in respect of HomeSide and its consolidated Subsidiaries), (ii) HomeSide may declare and pay cash dividends to BMC (which BMC may, in accordance with the BMC Guarantee, declare and pay as cash dividends to Holdings) to allow Holdings to redeem Capital Stock of Holdings held by directors and employees pursuant to employment arrangements of


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HomeSide, in an aggregate annual amount not to exceed $2,000,000, (iii) HomeSide may declare and pay cash dividends to BMC (which BMC may, in accordance with the BMC Guarantee, declare and pay as cash dividends to Holdings) to allow Holdings to redeem redeemable Capital Stock issued in connection with the BBMC
Acquisition and listed on Schedule 5.18 in an amount not to exceed $7,500,000 in the aggregate after the Closing Date, and (iv) HomeSide may declare and pay cash dividends to BMC (which BMC may, in accordance with the BMC Guarantee, declare and pay as cash dividends to Holdings) in an amount not to exceed $75,000 in the aggregate in each fiscal year of HomeSide, to allow Holdings to pay fees and expenses incurred in the administration of its ordinary and normal activities and (b) so long as no Blockage Notice (as defined below) is in effect, HomeSide may declare and pay cash dividends to BMC (which BMC may, in accordance with the BMC Guarantee, declare and pay as cash dividends to Holdings) in an amount equal to the actual interest payable in cash by Holdings on the Holdings Notes, such dividends to be paid concurrently with the payment of such interest by Holdings and to be returned to HomeSide to the extent not applied by Holdings thereto.
For the purposes hereof a "BLOCKAGE NOTICE" shall be a notice designated as such by the Administrative Agent to the agent or trustee of the Holdings Notes stating that a Default or Event of Default has occurred and is continuing; each Blockage Notice shall continue to be in effect for the period from the date of such notice to the earlier to occur of the cure or waiver of the Default or Event of Default that was the basis for such Blockage Notice or the date which is 180 days after the date of such notice; PROVIDED that only one Blockage
Notice may be delivered hereunder during each period of 365 days.

     8.10 LIMITATION ON CAPITAL EXPENDITURES. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding (i) any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations, (ii) purchases of Mortgage Loans, mortgage servicing rights, Hedge Contracts and Mortgage-Backed Securities and (iii) expenditures made with insurance proceeds received in respect of losses of plant, property and equipment to the extent applied to the purchase of replacement or similar assets within one year after receipt thereof) except for expenditures in the ordinary course of business not exceeding, in the aggregate for HomeSide and its Subsidiaries, $15,000,000 during any fiscal year of HomeSide, PROVIDED, that the amount of such capital expenditures permitted to be made in any fiscal year of HomeSide shall be increased by the excess of $15,000,000 over the amount of capital expenditures actually made in such immediately preceding fiscal year.

     8.11 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

          (a) investments made in the ordinary course of HomeSide's business, including investments in Mortgage Loans, Mortgage-Backed Securities, mortgage servicing rights and Hedge Contracts;

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          (b) investments in Cash Equivalents;

          (c) loans and advances to employees of HomeSide and its Subsidiaries in an aggregate amount not to exceed $2,500,000 at any time outstanding;

          (d) loans permitted under subsection 8.2(b); and

          (e) additional investments in Persons other than Holdings or any Subsidiary of Holdings which is not a Subsidiary of HomeSide, in an aggregate amount not to exceed $30,000,000 at any time outstanding.

     8.12 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF CERTAIN INSTRUMENTS AND AGREEMENTS. (a) Make or permit any optional payment or prepayment on or redemption or purchase of any Indebtedness under the Holdings Notes or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of (i) any such Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon) or (ii) any of the material terms of the BBMC Stock Purchase Agreement, the Stockholder Agreement or the BMC Stock Purchase Agreement, in each case as in effect on the Closing Date; PROVIDED that notwithstanding the provisions of clause (a) above, so long as no Event of Default exists or is continuing, Holdings may redeem or repay a portion of the principal amount of the Holdings Notes, and pay any make-whole or prepayment premium required under the Holdings Notes to be paid in respect of such redemption or prepayment, with the proceeds of the issuance by Holdings of Capital Stock, in an aggregate principal amount of such Holdings Notes not to exceed $70,000,000.

     8.13 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Except for the agreements listed on Schedule 8.13, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of HomeSide's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to HomeSide or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

     8.14 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than the Loan Documents, which prohibits or limits the ability of HomeSide or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

     8.15 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which HomeSide and its Subsidiaries are engaged on the date of this Agreement and businesses generally related to residential mortgage banking.

     8.16 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of HomeSide to end on a day other than December 31, PROVIDED that during the first year after the Closing Date, HomeSide may elect to change its fiscal year end to February 28, March 31, June 30 or September 30, if and only if, in the case of any such change to February 28, the Borrowers enter into such amendments to this Agreement as the Administrative Agent shall request to reflect such change, including modifications to Section 8, such that the financial covenants and other covenants affected by such change shall have the same effect (or, in any case, be substantively no less favorable to the Lenders, in the determination of the Administrative Agent) after giving effect thereto as if such change were not made. The Lenders hereby authorize the Administrative Agent to enter into such amendments to effect such modifications, if any, in accordance with the provisions of this subsection.


                          SECTION 9. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) Either Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or either Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest, any fees or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by either Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made, and the facts or circumstances in respect of which such representation or warranty was incorrect have not changed to make such representation or warranty correct within 30 days after it was made or deemed made; or

          (c) HomeSide or any other Loan Party shall default in the observance or performance of any agreement contained in subsection 7.10 or Section 8 (other than subsection 8.3), in subsection 8.3 (other than as provided in clause (i) of paragraph (d) of this Section), in Section 14 of either Borrower Security Agreement or in Section 7 of the BMC Security Agreement; or

          (d) HomeSide or any other Loan Party shall default in the observance or performance of (i) any agreement contained in subsection 8.3 to the extent that the Lien giving rise to such default is not a Lien on Collateral and does not secure Indebtedness in an aggregate amount in excess of $5,000,000 or (ii) any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs



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     (a) through (c) of this Section), and any such default described in clause
     (i) or (ii) of this paragraph (d) shall continue unremedied for a period of 30 days; or

          (e) Holdings or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation or Hedge Termination Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness, Guarantee Obligation or Hedge Termination Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Guarantee Obligation or Hedge Termination Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or Hedge Termination Obligation or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation or Hedge Termination Obligation to become payable; PROVIDED, HOWEVER, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness, Guarantee Obligations and/or Hedge Termination Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $15,000,000; or

          (f) (i) Holdings or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of HomeSide or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) HomeSide or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against BMC, HomeSide or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $12,000,000 or more, and such judgments or decrees, to the extent in excess of such amount, shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) Except to the extent that during the existence of a Positive Security Event the Liens thereunder may be released in accordance with the terms thereof, (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or HomeSide or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) Any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert; or

          (k) (i) Holdings shall cease to own 100% of the Capital Stock of BMC, or (ii) BMC shall cease to own 100% of the Capital Stock of HomeSide, or
     (iii) the ownership interest of any of (A) Thomas H. Lee Company and/or Madison Dearborn Capital Partners, L.P., and their respective Affiliates,
     (B) Bank of Boston Corporation and/or its Affiliates and (C) Barnett and/or its Affiliates (individually, a "SPONSOR" and collectively, the "SPONSORS") in Holdings shall be reduced by more than 25% prior to March 15, 1997 as a result of a sale by such Sponsor of the outstanding capital stock of

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                                                                             97


     Holdings held by such Sponsor, or (iv) the Sponsors shall cease to own shares representing at least 51% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Holdings on a fully diluted basis, or (v) any Person or group of Persons acquires, directly or indirectly, beneficially or of record, shares representing at least 20% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Holdings on a fully diluted basis (other than the Sponsors and an additional partner designated by the Sponsors and approved by the board of directors of Holdings), or (vi) Continuing Directors shall cease at any time to constitute a majority of the board of directors of Holdings (as used herein, "Continuing Directors" shall mean, collectively, (A) all members of the board of directors of Holdings on the Closing Date and (B) all members of the board of directors of Holdings who assume office after the Closing Date and whose nomination for election by Holdings' shareholders was approved by a majority of the Continuing Directors (or as approved pursuant to the applicable terms of the Stockholder Agreement);

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to either Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to HomeSide declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to HomeSide, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


           SECTION 10. THE ADMINISTRATIVE AGENT; THE COLLATERAL AGENT;
                            THE DOCUMENTATION AGENT; THE SYNDICATION AGENT

     10.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents and the Collateral Agent as the agent of such Lender under the Loan Documents to which it is a party, and each such Lender irrevocably authorizes the Administrative Agent and the Collateral Agent, in such capacities, to execute and deliver the Loan Documents to which it is a party and to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Collateral Agent, as the case may be,



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by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. None of the Syndication Agent or Documentation Agent shall have any duties or responsibilities under any Loan Document, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any of them.

     10.2 DELEGATION OF DUTIES. Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement and the other Loan Documents to which it is a party by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     10.3 EXCULPATORY PROVISIONS. None of the Administrative Agent, the Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document to which it is a party (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by either Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of either Borrower to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of either Borrower.

     10.4 RELIANCE BY ADMINISTRATIVE AGENT AND COLLATERAL AGENT. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to HomeSide), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note


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as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, to the extent required by this Agreement, all of the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, to the extent required by this Agreement, all of the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     10.5 NOTICE OF DEFAULT. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or HomeSide referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, to the extent required by this Agreement, all of the Lenders); PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     10.6 NON-RELIANCE ON ADMINISTRATIVE AGENT, COLLATERAL AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereafter taken, including any review of the affairs of either Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of either Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it

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deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of either Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent hereunder, the Administrative Agent and the Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of either Borrower which may come into the possession of the Administrative Agent or the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     10.7 INDEMNIFICATION. The Lenders agree to indemnify each of the Administrative Agent and the Collateral Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent or the Collateral Agent, as the case may be. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

     10.8 ADMINISTRATIVE AGENT AND COLLATERAL AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and the Collateral Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though such Person were not the Collateral Agent or the Administrative Agent hereunder, as the case may be, and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent and the Collateral Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent and the Collateral Agent in their individual capacity.

     10.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall succeed to the rights, powers and duties of the Administrative

Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

     10.10 SUCCESSOR COLLATERAL AGENT. The Collateral Agent may resign or be removed as Collateral Agent, and a successor Collateral Agent may be appointed, in accordance with Section 12 of the Borrower Security Agreements and Section 5 of the BMC Security Agreement. After any retiring Collateral Agent's resignation or removal as Collateral Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and the other Loan Documents.

     10.11 CONCERNING THE COLLATERAL AGENT AND THE SECURITY AGREEMENTS. The Collateral Agent shall perform the functions specifically set forth for it in the Security Agreements, and, in performing such functions, shall follow the directions of the Administrative Agent (given at the direction of, or with the consent of, the Required Lenders or all the Lenders, as the case may be, as prescribed by subsection 11.1). The Lenders hereby instruct the Collateral Agent and Administrative Agent to execute and deliver the Security Agreements on behalf of the Lenders. HomeSide shall compensate the Collateral Agent for its services as such as from time to time agreed by HomeSide and the Collateral Agent.

                            SECTION 11. MISCELLANEOUS

     11.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with HomeSide and HonoMo written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or release any of the Guarantees or (except as contemplated by the Security Agreements) any portion of the Collateral, or increase the percentage figures representing the advance rates set forth in clauses (a) through (d) of subsection 4.1 or clauses (a) through
(g) of subsection 4.2, or amend the definition of "Negative Security Event" or "Positive Security Event" to change the language set forth in such definition that expressly specifies the events that constitute a Negative Security Event or a Positive Security Event, as the case may be, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of
Section 10 relating to the Administrative Agent or the Collateral Agent without the written consent of the then Administrative Agent or Collateral Agent, as the case may be; PROVIDED, FURTHER that, notwithstanding the foregoing, (x) this Agreement may be amended as provided in subsection 8.16 and (y) in the event of any sale of HonoMo and the satisfaction of the conditions set forth in subsection 11.11, the Administrative Agent will release HonoMo from its obligations under the Subsidiaries Guarantee and will release the stock of HonoMo from the lien of the HomeSide Pledge Agreement. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent, the Collateral Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     11.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrowers, the Administrative Agent and the Collateral Agent and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

    The Borrowers:                 HomeSide Lending, Inc.
                                   7301 Baymeadows Way
                                   Jacksonville, FL 32256
                                   Attention: Joe K. Pickett
                                   Fax: 904-281-3745
         with a copy to:           James Westra, Esq.
                                   Hutchins, Wheeler & Dittmar
                                   101 Federal Street
                                   Boston, MA 02110
                                   Fax: 617-951-1295

    The Administrative Agent:      Chemical Bank
                                   270 Park Avenue
                                   New York, NY 10017
                                   Attention: Roger Parker
                                   Fax: 212-972-0009

         with a copy to:           Chemical Bank - Agent Bank Services Group
                                   140 East 45th Street, 29th Floor
                                   New York, NY 10017
                                   Attention: Janet Belden
                                   Fax: 212-622-0002

    The Collateral Agent:          The First National Bank of Boston
                                   100 Federal Street
                                   Mail Stop: 01-1B-06
                                   Boston, MA 02110
                                   Attention: David L. Hall, Senior Manager
                                   Fax: 617-434-8295

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received, and any notices to or upon the Collateral Agent pursuant to the Security Agreements shall be given as provided therein.

     11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

     11.5 PAYMENT OF EXPENSES AND TAXES. HomeSide agrees (a) to pay or reimburse each of the Administrative Agent and the Collateral Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender, the Administrative Agent and the Collateral Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent and the Collateral Agent (c) to pay, and indemnify and hold harmless each Lender, the Administrative Agent and the Collateral Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, and indemnify and hold harmless each Lender and each of the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent (each, an "indemnified person") from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or the other Loan Documents or the use of the proceeds of the Loans (including, without limitation, in connection with the Acquisitions) and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of HomeSide, any of its Subsidiaries or any of the Premises (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), PROVIDED that HomeSide shall have no obligation hereunder to any indemnified person with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such indemnified person. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

     11.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, the Collateral Agent and their respective successors and assigns, except that neither Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this

Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clause (i) of the proviso to subsection 11.1. Each Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.7(a) as fully as if it were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of subsections 3.9, 3.10 and 3.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; PROVIDED that, in the case of subsection 3.10, such Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of HomeSide and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit I, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by HomeSide and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, PROVIDED that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans and the aggregate amount of the unused Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the unused Commitments remaining with the assigning Lender are each not less than $10,000,000 (or such lesser amount as may be agreed to by HomeSide, the Administrative Agent and the Required Lenders), and PROVIDED, FURTHER, that no assignment may be made by any Lender that does not include pro-rata Tranche A Commitments, Tranche B Commitments, Tranche A Loans and Tranche B Loans in the same relative proportions as those of the amounts of such Commitments and Loans held by such Lender immediately prior to giving effect to such assignment and PROVIDED, FURTHER, that any such assignment that would otherwise include an interest in a Balance-Based Loan may only become effective on the last day of the Interest Period applicable thereto. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto; it being understood that any indemnification in this Agreement in favor of such Lender that by its terms survives termination of this Agreement shall continue to inure to the benefit of such Lender). Notwithstanding any provision of this paragraph
(c) and paragraph (e) of this subsection, the consent of HomeSide shall not be required for any assignment which occurs at any time when any of the events described in Section 9(f) shall have occurred and be continuing.

     (d) The Administrative Agent, on behalf of each of the Borrowers, shall maintain at the address of the Administrative Agent referred to in subsection
11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by HomeSide or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by HomeSide and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and HomeSide.

     (f) Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning such Borrower and its Affiliates which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Borrower in connection with such Lender's credit evaluation of such Borrower and its Affiliates prior to becoming a party to this Agreement.

     (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

     11.7 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Tranche A Loans or Tranche B Loans, as the case may be, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Tranche A Loans or Tranche B Loans, as the case may be, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Tranche A Loans or Tranche B Loans, as the case may be, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to either Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by either Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of either Borrower. Each Lender agrees promptly to notify HomeSide and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

     11.8 BALANCE LENDERS. Prior to the date of this Agreement, HomeSide has designated the Lenders that will be the Balance Lenders initially, and will cause each such

Balance Lender to enter into a Balance Lender Agreement with HomeSide on or before the Closing Date. From time to time after the Closing Date, any Lender may, upon the request of HomeSide, agree to become a Balance Lender. In order to become a Balance Lender, a Lender shall enter into a Balance Lender Agreement with HomeSide, and HomeSide and such Lender shall give the Administrative Agent notice thereof; such Lender shall be permitted to make Balance-Based Loans as a Balance Lender on any Borrowing Date that is at least ten days after receipt by the Administrative Agent of such notice.

     11.9 RELEASE OF COLLATERAL UPON OCCURRENCE OF POSITIVE SECURITY EVENT. Upon the occurrence of a Positive Security Event, the Administrative Agent will, at the request of HomeSide, direct the Collateral Agent to take, and the Collateral Agent will take, at the expense of the Borrowers, all necessary actions to release its security interest in all Collateral in accordance with the Security Agreements (other than stock pledged pursuant to the Pledge Agreements).

     11.10 AUTHORITY OF HOMESIDE ON BEHALF OF HONOMO. HonoMo hereby authorizes HomeSide to take any action hereunder and under each Loan Document to which HonoMo is a party on its behalf, including delivery of Borrowing Notices, Payment Notices and Conversion Notices under Section 2 and execution and delivery of amendments and waivers to any Loan Document, appoints HomeSide its attorney-in-fact for all purposes hereunder, and hereby ratifies all actions taken by HomeSide in such capacity. HonoMo and HomeSide agree that the Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely on any instruction, notice or other action by HomeSide on behalf of HonoMo as if such instruction, notice or other action were given or taken by HonoMo. HonoMo agrees that any notice affecting it or applicable to it or its Loans hereunder given to HomeSide shall be deemed to be notice effective for the purposes thereof to HonoMo.

     11.11 TERMINATION OF HONOMO AS BORROWER. With 10 days prior written notice by HomeSide to the Administrative Agent, the rights and obligations of HonoMo as a Borrower hereunder may be terminated, after the effectiveness of which no Loans will be made to HonoMo, no assets of HonoMo will be included in any Borrowing Base, and the HonoMo Tranche A Sublimit and the HonoMo Tranche B Sublimit will each be deemed to be zero, PROVIDED that (i) in order for such termination to be effective, no Loans, interest, fees, expenses or other obligations owing or payable by HonoMo may be outstanding or payable, and no Default or Event of Default shall have occurred and be continuing or result from giving effect thereto, (ii) HonoMo will execute and deliver such instruments and documents requested by the Administrative Agent in connection therewith, and
(iii) all obligations and liabilities of HonoMo under subsection 11.6 shall survive such termination and remain in full force and effect. Upon such effectiveness in connection with any sale by HomeSide of HonoMo, the Collateral Agent and the Administrative Agent, respectively, will take, at the request of HomeSide and at the expense of HomeSide and HonoMo, all necessary actions to release its security interest in all Collateral under the HonoMo Security Agreement and the Collateral under the HomeSide Pledge Agreement representing stock issued by HonoMo, and HonoMo will automatically be released from its obligations under the Subsidiary Guarantee, PROVIDED that at the time of such effectiveness and release, the consolidated total assets of HonoMo and its Subsidiaries represent less than 5% of the consolidated total assets of HomeSide and its Subsidiaries, in each case determined in accordance with GAAP.

     11.12 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with HomeSide and the Administrative Agent.

     11.13 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11.14 INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

     11.15 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     11.16 SUBMISSION TO JURISDICTION; WAIVERS. Each Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to HomeSide at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

     11.17 ACKNOWLEDGEMENTS. Each Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent, the Collateral Agent nor any Lender has any fiduciary relationship with or duty to either Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the Collateral Agent and the Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

     11.18 WAIVERS OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   HOMESIDE LENDING, INC.


                                   By: /s/ Joe K. Pickett
                                       --------------------------------------
                                       Title: Chairman and CEO


                                   HONOLULU MORTGAGE COMPANY, INC.


                                   By: /s/ Joe K. Pickett
                                       --------------------------------------
                                       Title: Chairman and CEO


                                   CHEMICAL BANK, as Administrative Agent and as a Lender


                                   By: /s/ Jeanette F. Brummell
                                       --------------------------------------
                                       Title: Managing Director


                                   NATIONSBANK OF TEXAS, N.A., as
                                   Syndication Agent and as a Lender


                                   By: /s/ Elizabeth Kurilecz
                                       --------------------------------------
                                       Title: Senior Vice President


                                   BANKERS TRUST COMPANY, as
                                   Documentation Agent and as a Lender


                                   By: /s/ John O'Rourke
                                       --------------------------------------
                                       Title: Vice President

                                   THE FIRST NATIONAL BANK OF BOSTON,
                                    as Collateral Agent


                                   By: /s/ David L. Hall
                                       --------------------------------------
                                       Title: Senior Manager


                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION


                                   By: /s/ Robert J. McCollom
                                       --------------------------------------
                                       Title: Vice President


                                   THE BANK OF NEW YORK


                                   By: /s/ William H. Cunningham
                                       --------------------------------------
                                       Title: Vice President


                                   BANK NATIONALE DE PARIS


                                   By: /s/ Riva L. Howard /s/ William Shaheen
                                       --------------------------------------
                                       Title: Vice Presidents


                                   CIBC INC.


                                   By: /s/ Su Ann Bowers
                                       --------------------------------------
                                       Title: Authorized Signatory


                                   CREDIT LYONNAIS

                                   By: /s/ Renaud D. Herbes
                                       --------------------------------------
                                       Title: SRP

                                   FIRST UNION NATIONAL BANK OF NORTH
                                   CAROLINA


                                   By: /s/
                                       --------------------------------------
                                       Title: Vice President



                                   THE FUJI BANK, LIMITED, NEW YORK
                                   BRANCH


                                   By: /s/ Gina M. Kearns
                                       --------------------------------------
                                       Title: Vice President and Manager


                                   BANK OF TOKYO - MITSUBISHI TRUST
                                   COMPANY


                                   By: /s/ David A. Kelson
                                       --------------------------------------
                                       Title: Vice President


                                   PEARL STREET L.P., as a Lender


                                   By: /s/ Edward C. Forst
                                       --------------------------------------
                                       Title: Authorized Signatory


                                   SOCIETE GENERALE, NEW YORK BRANCH


                                   By: /s/ Emilio Martinez
                                       --------------------------------------
                                       Title: Vice President


                                   TORONTO DOMINION (TEXAS), INC.


                                   By: /s/ Lisa Allison
                                       --------------------------------------
                                       Title: Vice President

                                   WESTDEUTSCHE LANDESBANK
                                   GIROZENTRALE


                                   By: /s/
                                       --------------------------------------
                                       Title: Vice President


                                   By: /s/
                                       --------------------------------------
                                       Title: Vice President


                                   COMMERZBANK AG, ATLANTA AGENCY


                                   By: /s/
                                       --------------------------------------
                                       Title: Vice President and Manager


                                   By: /s/
                                       --------------------------------------
                                       Title: Assistant Vice President


                                   MELLON BANK, N.A.


                                   By: /s/ Dean C. Pace
                                       --------------------------------------
                                       Title: Vice President


                                   FLEET BANK, N.A. (formerly NatWest Bank,
                                   N.A.)


                                   By: /s/ Robert L. Klein
                                       --------------------------------------
                                       Title: Assistant Vice President


                                   THE INDUSTRIAL BANK OF JAPAN,
                                   LIMITED, ATLANTA AGENCY


                                   By: /s/ Junoya Fujiwara
                                       --------------------------------------
                                       Title: Senior Vice President and
                                              Deputy General Manager



                                   PNC BANK KENTUCKY, INC.


                                   By: /s/ Charles Ezell
                                       --------------------------------------
                                       Title: Vice President

                                                                            115
                                      Title


                                   THE SAKURA BANK, LIMITED
                                   ATLANTA AGENCY


                                   By: /s/ Hiroyasu Imanishi
                                       --------------------------------------
                                       Title: V.P. & Senior Manager


                                   UNION BANK OF SWITZERLAND, NEW
                                   YORK BRANCH


                                   By: /s/ Robert Mendeles
                                       --------------------------------------
                                       Title: Vice President


                                   By: /s/ Richard W. Fortney
                                       --------------------------------------
                                       Title: Managing Director


                                   AMSOUTH BANK OF ALABAMA


                                   By: /s/ Ronny Hudspeth
                                       --------------------------------------
                                       Title: Vice President


                                   BANQUE PARIBAS


                                   By: /s/ Victor S. Brown
                                       --------------------------------------
                                       Title: Assistant Vice President



                                   By: /s/ Mathew J. Colleen
                                       --------------------------------------
                                       Title: Vice President


                                   COMERICA BANK


                                   By: /s/ N. Donald Heath
                                       --------------------------------------
                                       Title: Vice President

                                   CAISSE NATIONALE DE CREDIT AGRICOLE


                                   By: /s/ Dean Blaice
                                       --------------------------------------
                                       Title: Senior Vice President


                                   DAI-ICHI KANGYO


                                   By: /s/
                                       --------------------------------------
                                       Title: Joint General Manager


                                   DG BANK DEUTSCHE
                                   GENOSSENSCHAFTSBANK, CAYMAN
                                   ISLAND BRANCH


                                   By: /s/ Karen A. Brinkman
                                       --------------------------------------
                                       Title: Vice President



                                   By: /s/ Norah McCarr
                                       --------------------------------------
                                       Title: Senior Vice President


                                   THE FIRST NATIONAL BANK OF CHICAGO


                                   By: /s/ Ann H. Chudacoff
                                       --------------------------------------
                                       Title: Vice President


                                   LTCB TRUST COMPANY


                                   By: /s/ John Sullivan
                                       --------------------------------------
                                       Title: Executive Vice President


                                   THE MITSUBISHI TRUST AND BANKING
                                   CORPORATION


                                   By: /s/ Patricia Loret de Mola
                                       --------------------------------------
                                       Title: Senior Vice President

                                   NATIONAL CITY BANK OF KENTUCKY

                                      /s/ Michael W. Nicholson
                                   By:_______________________________________
                                      Title: Vice Presient


                                   THE ROYAL BANK OF SCOTLAND PLC

                                      /s/ Derek Bonnar
                                   By:_______________________________________
                                      Title: Vice President


                                   THE SANWA BANK, LIMITED, ATLANTA
                                   AGENCY

                                      /s/ Peter J. Pawlak
                                   By:_______________________________________
                                      Title: V.P. & Senior Manager


                                   THE TOKAI BANK, LIMITED
                                   ATLANTA AGENCY

                                      /s/
                                   By:_______________________________________
                                      Title: General Manager


                                   THE YASUDA TRUST AND BANKING
                                   COMPANY, LIMITED, NEW YORK BRANCH

                                      /s/
                                   By:_______________________________________
                                      Title: Deputy General Manager

                                                                                                                  SCHEDULE I
                                                                                                                  ----------
                                                            BANK NAMES, ADDRESSES AND COMMITMENTS

                                                               TRANCHE A                 TRANCHE B                 SWING LINE
NAMES/ADDRESS                                                 COMMITMENT                COMMITMENT                 COMMITMENT
- --------------------------------------------------------    --------------            --------------            ---------------
Chemical Bank
270 Park Avenue
4th Floor
New York, NY 10017
Attention:  Roger Parker
Fax:  213-270-1063                                          $93,000,000.00            $57,000,000.00            $100,000,000.00

NationsBank
901 Main Street
Dallas, TX 75202
Attention:  Beth Sorenson
Fax:  214-508-0604                                           93,000,000.00             57,000,000.00             100,000,000.00

Bankers Trust Company
One Bankers Trust Plaza
130 Liberty Street
New York, NY 10006
Attention:  John O'Rourke
Fax:  212-250-7200                                           83,700,000.00             51,300,000.00             100,000,000.00

Bank of America National Trust and Savings Association
GRESG Mortgage Warehousing #5149
24022 Calle de la Plata, Suite 405
Laguna Hills, CA 92653
Attention:  Robert J. McCollom
Fax:  714-951-4046                                           66,650,000.00             40,850,000.00





                                                               TRANCHE A                 TRANCHE B                 SWING LINE
NAMES/ADDRESS                                                 COMMITMENT                COMMITMENT                 COMMITMENT
- --------------------------------------------------------    --------------            --------------            ---------------
The Bank of New York
One Wall Street, 17th Floor
New York, NY 10286
Attention:  William H. Cunningham
Fax:  212-635-6468                                           66,650,000.00             40,850,000.00

Banque Nationale de Paris
499 Park Avenue, 3rd Floor
New York, NY 10022
Attention:  Bill Shaheen
Fax: 212-415-9698                                            66,650,000.00             40,850,000.00

CIBC Inc.
2727 Paces Ferry Rd., Suite 1200
Atlanta, GA 30339
Attention:  Stephen Reynolds
   425 Lexington Avenue
   New York, NY 10017
Fax:  212-856-3613                                           66,650,000.00             40,850,000.00

Credit Lyonnais
1301 Avenue of the Americas
New York, NY 10019
Attention:  Greg Raue
Fax:  212-261-3401                                           66,650,000.00             40,850,000.00

First Union National Bank of North Carolina
301 S. College Street TW8
Charlotte, NC 28288
Attention: Carolyn Eskridge
Fax:  704-374-7102                                           66,650,000.00             40,850,000.00



                                                               TRANCHE A                 TRANCHE B                 SWING LINE
NAMES/ADDRESS                                                 COMMITMENT                COMMITMENT                 COMMITMENT
- --------------------------------------------------------    --------------            --------------            ---------------

The Fuji Bank, Limited, New York Branch
2 World Trade Center
New York, NY 10048
Attention:  Michael Gebauer
Fax:  212-912-0516                                           66,650,000.00             40,850,000.00

Bank of Tokyo-Mitsubishi Trust Company
1251 Avenue of the Americas, 12th Floor
New York, NY 10020-1104
Attention:  Dave Kelson
Fax:  212-782-6440                                           66,650,000.00             40,850,000.00

Pearl Street L.P.
85 Broad Street
New York, NY 10022
Attention:  Justin Vorwerk
Fax:  212-622-0122                                           66,650,000.00             40,850,000.00

Societe Generale, New York Branch
1221 Avenue of the Americas
New York, NY 10020
Attention:  Emilio Martinez
Fax:  212-278-7614                                           66,650,000.00             40,850,000.00

The Toronto-Dominion Bank
909 Fannin Street, 17th Floor
Houston, TX 77010
Attention:  Lisa Allison
Fax:  713-951-9921                                           66,650,000.00             40,850,000.00




                                                               TRANCHE A                 TRANCHE B                 SWING LINE
NAMES/ADDRESS                                                 COMMITMENT                COMMITMENT                 COMMITMENT
- --------------------------------------------------------    --------------            --------------            ---------------
Westdeutsche Landesbank Girozentrale
1211 Sixth Avenue, 24th Floor
New York, NY 10036
Attention:  Kenneth R. Crespo
Fax:  212-852-6300                                          66,650,000.00             40,850,000.00

Commerzbank AG, Atlanta Agency
1230 Preachtree Street, NE, Suite 3500
Atlanta, GA 30309
Attention:  Mark Wortmann
Fax:  404-888-6539                                          46,500,000.00             28,500,000.00

Mellon Bank, N.A.
One Mellon Bank Center, Room 0400
Pittsburgh, PA 15258-0001
Attention:  Dean G. Pace
Fax:  412-234-9047                                          46,500,000.00             28,500,000.00

Fleet Bank, N.A. (formerly NatWest Bank, N.A.)
175 Water Street, 28th Floor
New York, NY 10038
Attention:  Bob Klein
Fax:  212-602-3704                                          66,650,000.00             40,850,000.00

The Industrial Bank of Japan, Limited, Atlanta
  Agency
One Ninety One Peachtree Tower
Suite 3600
191 Preachtree Street, N.E.
Atlanta, GA 30303-1757
Attention:  Chip McCollum
Fax:  404-524-8509                                          31,000,000.00             19,000,000.00



                                                               TRANCHE A                 TRANCHE B                 SWING LINE
NAMES/ADDRESS                                                 COMMITMENT                COMMITMENT                 COMMITMENT
- --------------------------------------------------------    --------------            --------------            ---------------
PNC Bank Kentucky, Inc.
500 W. Jefferson Street
Suite 1200
Louisville, KY 40202
Attention: Charles Ezell
Fax: 502-581-3844                                           31,000,000.00             19,000,000.00

The Sakura Bank, Limited, Atlanta Agency
245 Peachtree Center Avenue, NE
Suite 2703
Atlanta, GA 30303
Attention: Christy Joel
Fax: 404-521-1133                                           31,000,000.00             19,000,000.00

Union Bank of Switzerland, New York Branch
299 Park Avenue
41st Floor
New York, NY 10171
Attention: Robert Mendeles
Fax: 212-821-4541                                           31,000,000.00             19,000,000.00

Amsouth Bank of Alabama
Commercial Real Estate AST - 9th Floor
1900 5th Ave. No.
Birmingham, AL 36203
Attention: Ronny Hudspeth
Fax: 205-326-4075                                           15,500,000.00              9,500,000.00




                                                               TRANCHE A                 TRANCHE B                 SWING LINE
NAMES/ADDRESS                                                 COMMITMENT                COMMITMENT                 COMMITMENT
- --------------------------------------------------------    --------------            --------------            ---------------
Banque Paribas
787 Seventh Avenue
New York, NY 10019
Attention: Victor Brown
Fax: 212-841-2689                                           15,500,000.00             9,500,000.00

Comerica Bank
500 Woodward Avenue MC: 3256
Detroit, MI 48226
Attention: N. Donald Heath
Fax: 313-222-9295                                           15,500,000.00             9,500,000.00

Credit Agricole
55 East Monroe
Suite 4700
Chicago, IL 60603
Attention: Brian Knezeak
   600 Travis, Suite 2340
   Houston, Texas 77002
Fax: 713-223-7029                                           15,500,000.00             9,500,000.00

Dai-Ichi Kangyo Limited, Atlanta Agency
Marquis Two Tower
Suite 2400
285 Peachtree Avenue, N.E.
Atlanta, GA 30303
Attention: David Smith
Fax: 404-581-9657                                           15,500,000.00             9,500,000.00



                                                               TRANCHE A                 TRANCHE B                 SWING LINE
NAMES/ADDRESS                                                 COMMITMENT                COMMITMENT                 COMMITMENT
- --------------------------------------------------------    --------------            --------------            ---------------
DG Bank
609 Fifth Avenue
New York, NY 10017
Attention: Linda O'Connell
Fax: 212-745-1556/1550                                      15,500,000.00             9,500,000.00

The First National Bank of Chicago
One First National Plaza
Chicago, IL 60670-0098
Attention: Ann H. Chudacoff
Fax: 312-732-6222                                           15,500,000.00             9,500,000.00

LTCB
165 Broadway
New York, NY 10006
Attention: Tom Meyer
   245 Peachtree Center Avenue, N.E.,
   Suite 2801, Marquis One Tower
   Atlanta, GA 30303
Fax: 404-658-9751                                           15,500,000.00             9,500,000.00

Mitsubishi Trust and Banking
520 Madison Avenue
26th Floor
New York, NY 10022
Attention: Pat Loret De Mola
Fax: 212-755-2349                                           15,500,000.00             9,500,000.00



                                                               TRANCHE A                 TRANCHE B                 SWING LINE
NAMES/ADDRESS                                                 COMMITMENT                COMMITMENT                 COMMITMENT
- --------------------------------------------------------    --------------            --------------            ---------------
National City Bank of Kentucky
101 South Fifth Street
Louisville, KY 40202
Attention: Michael W. Nicholson
Fax: 502-581-4154                                           15,500,000.00             9,500,000.00

The Royal Bank of Scotland PLC
Wall Street Plaza
88 Pine St., 26th Floor
New York, NY 10005
Attention: Derek I. Bonnar
Fax: 212-480-0791                                           15,500,000.00             9,500,000.00


The Sanwa Bank, Limited, Atlanta Agency
285 Peachtree St., Suite 4950
Atlanta, GA 30303
Attention: Peter J. Pawlak
Fax: 404-589-1629                                           15,500,000.00             9,500,000.00

The Tokai Bank, Limited Atlanta Agency
285 Peachtree Center Avenue N.E.
Marquis II Tower, Suite 2802
Atlanta, GA 30303
Attention: Ted Steinkanp, Jr.
Fax: 404-653-0737                                           15,500,000.00             9,500,000.00



                                                               TRANCHE A                 TRANCHE B                 SWING LINE
NAMES/ADDRESS                                                 COMMITMENT                COMMITMENT                 COMMITMENT
- --------------------------------------------------------    --------------            --------------            ---------------
The Yasuda Trust and Banking Co., Ltd., New York Branch
666 Fifth Avenue, Suite 801
New York, NY 10103
Attention: Price Chenault
285 Peachtree Center Avenue, N.E.
Suite 2104
Atlanta, GA 30303
Fax: 404-584-7816                                           15,500,000.00             9,500,000.00















                                                            -9-

                                                                     EXHIBIT A-1
                                                                     -----------


                           FORM OF BALANCED-BASED NOTE


$________                                                     New York, New York
                                                               ________ __, 199_


                  FOR VALUE RECEIVED, the undersigned, [HomeSide Lending, Inc., a Florida corporation] [Honolulu Mortgage Company, Inc., a Hawaii corporation] (the "BORROWER") hereby unconditionally promises to pay to the order of [Name of Lender] (the "LENDER") on the maturity date relating to each Balance-Based Loan at the office of the Administrative Agent specified in the Credit Agreement hereinafter referred to, in lawful money of the United States of America and in immediately available funds, the Principal Amount of the lesser of (a) [Lender's Aggregate Commitment Amount] and (b) the aggregate unpaid Principal Amount of each Balance-Based Tranche A Loan and Balance-Based Tranche B Loan (i) made by the Lender pursuant to subsection 2.1(a) or 2.2(a) of the Credit Agreement and not assigned to the other Lenders, or (ii) assigned to the Lender pursuant to subsection 2.3 of the Credit Agreement.

                  Each Balance-Based Loan evidenced by this Note was funded to the Borrower at a discount as provided in the Credit Agreement; accordingly, the Principal Amount of each Balance-Based Loan evidenced by this Note will bear no interest hereunder until the last day of the Interest Period applicable thereto, and if such Principal Amount is not paid in full on such day, such Principal Amount and, to the extent permitted by law, interest thereon, shall from and after such day bear interest at the Post-Default Rate determined in accordance with the Credit Agreement.

                  The holder of this Note is authorized to endorse the date, Principal Amount and Maturity Date of each Balance-Based Tranche A Loan and each Balance-Based Tranche B Loan (i) made by such Lender pursuant to subsection 2.1(a) or 2.2(a) of the Credit Agreement and not assigned to the other Lenders, or (ii) assigned to such Lender pursuant to subsection 2.3 of the Credit Agreement, and each payment or prepayment of the Principal Amount with respect thereto on the applicable schedule annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed; PROVIDED, that the failure to make any such endorsement shall not affect the obligations of the Borrower under this Note.

                  This Note is one of the Notes referred to in the Credit Agreement, dated as of May 31, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined), among HomeSide Lending, Inc., Honolulu Mortgage Company, Inc. and the Lenders, Nationsbank of Texas, N.A., as Syndication Agent, Bankers Trust Company, as Documentation Agent, The

First National Bank of Boston, as Collateral Agent, and Chemical Bank, as Administrative Agent, and is entitled to the benefits thereof and of the other Loan Documents.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                                     [HOMESIDE LENDING, INC.]
                                                     [HONOLULU MORTGAGE COMPANY,
                                                     INC.]



                                                     By:_______________________
                                                        Title:

                                                              Schedule 1 to Note
                                                              ------------------


                BALANCED-BASED TRANCHE A LOANS AND PAYMENTS OF PRINCIPAL
                --------------------------------------------------------


            Principal                          Amount             Unpaid
            Amount           Maturity             of             Principal      Notation
Date        of Loan           Date          Principal Paid        Balance       made by
- ----        -------           ----          --------------        -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

                                                              Schedule 2 to Note
                                                              ------------------


                BALANCED-BASED TRANCHE A LOANS AND PAYMENTS OF PRINCIPAL
                --------------------------------------------------------


            Principal                          Amount             Unpaid
            Amount           Maturity             of             Principal      Notation
Date        of Loan           Date          Principal Paid        Balance       made by
- ----        -------           ----          --------------        -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

- ----        -------           ----             -------            -------       -------

                                                                     EXHIBIT A-2
                                                                     -----------


                             FORM OF RATE-BASED NOTE


$ __________                                                  New York, New York
                                                              _________ __, 199_


                  FOR VALUE RECEIVED, the undersigned, [HomeSide Lending, Inc., a Florida corporation] [Honolulu Mortgage Company, Inc., a Hawaii corporation] (the "BORROWER"), hereby unconditionally promises to pay to the order of [Name of Lender] (the "LENDER") on the Termination Date, as defined in the Credit Agreement hereinafter referred to, at the office of the Administrative Agent specified in such Credit Agreement, in lawful money of the United States of America and in immediately available funds, the Principal Amount of (a) [Lender's Aggregate Commitment Amount] or, if less, (b) the aggregate unpaid Principal Amount of all Rate-Based Tranche A Loans and Rate-Based Tranche B Loans made by the Lender pursuant to subsection 2.1(b) or 2.2(b) of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid Principal Amount hereof from time to time (whether at the stated maturity, by acceleration or otherwise) on the dates and at the applicable rates per annum specified in subsection 2.11 of the Credit Agreement until paid in full (both before and after judgment).

                  The holder of this Note is authorized to endorse the date, Type and Principal Amount of each Rate-Based Tranche A Loan and each Rate-Based Tranche B Loan made by the Lender pursuant to subsection 2.1(b) or 2.2(b) of the Credit Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or repayment hereof and, in the case of Eurodollar Loans, the length of Interest Periods with respect thereto, on the applicable schedule annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed; PROVIDED, that the failure to make any such endorsement shall not affect the obligations of the Borrower under this Note.

                  This Note is one of the Notes referred to in the Credit Agreement, dated as of May 31, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined), among HomeSide Lending, Inc., Honolulu Mortgage Company, Inc. and the Lenders, Nationsbank of Texas, N.A., as Syndication Agent, Bankers Trust Company, as Documentation Agent, The First National Bank of Boston, as Collateral Agent, and Chemical Bank, as Administrative Agent, and is entitled to the benefits thereof and of the other Loan Documents and is subject to prepayment in whole or in part as provided therein.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.


                                                     [HOMESIDE LENDING, INC.]
                                                     [HONOLULU MORTGAGE COMPANY,
                                                     INC.]



                                                     By:________________________
                                                        Title:

                                                              Schedule to 1 Note
                                                              ------------------


                     RATE-BASED TRANCHE A LOANS AND PAYMENTS OF PRINCIPAL
                     ----------------------------------------------------


           Principal                                  Amount
           Amount                                    of Unpaid
           of                        Interest        Principal        Principal       Notation
Date       Loans         Type        Period           Repaid          Balance         Made By
- ----       -----         ----        ------           ------          -------         -------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

                                                              Schedule to 2 Note
                                                              ------------------


                     RATE-BASED TRANCHE A LOANS AND PAYMENTS OF PRINCIPAL
                     ----------------------------------------------------


           Principal                                  Amount
           Amount                                    of Unpaid
           of                        Interest        Principal        Principal       Notation
Date       Loans         Type        Period           Repaid          Balance         Made By
- ----       -----         ----        ------           ------          -------         -------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

                                                                     EXHIBIT A-3
                                                                     -----------


                             FORM OF SWING LINE NOTE


$ __________                                                  New York, New York
                                                              _________ __, 199_



     FOR VALUE RECEIVED, the undersigned, [HomeSide Lending, Inc., a Florida corporation] [Honolulu Mortgage Company, Inc.] (the "BORROWER"), hereby unconditionally promises to pay to the order of [Name of Swing Line Lender] (the "SWING LINE LENDER") on the Maturity Date relating to each Swing Line Loan at the office of the Administrative Agent specified in the Credit Agreement hereinafter referred to, in lawful money of the United States of America and in immediately available funds, the Principal Amount of the lesser of (a) [Swing Line Commitment Amount] and (b) the aggregate unpaid Principal Amount of all Swing Line Loans made by the Swing Line Lender pursuant to subsection 2.9 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid Principal Amount hereof from time to time (whether at the stated maturity, by acceleration or otherwise) on the dates and at the applicable rates per annum specified in subsection 2.11 of the Credit Agreement until paid in full (both before and after judgment).

     The holder of this Note is authorized to endorse the date and Principal Amount of each Swing Line Loan made by the Swing Line Lender pursuant to subsection 2.9 of the Credit Agreement, the date and amount of each payment or prepayment hereof, and the date and amount of any assignment of a portion of the Principal Amount hereof pursuant to subsection 2.9(d) of the Credit Agreement, on the schedule annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed; PROVIDED, that the failure to make any such endorsement shall not affect the obligations of the Borrower under this Note.

     This Note is one of the Notes referred to in the Credit Agreement, dated as of May 31, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined), among HomeSide Lending, Inc., Honolulu Mortgage Company, Inc. and the Lenders, Nationsbank of Texas, N.A., as Syndication Agent, Bankers Trust Company, as Documentation Agent, The First National Bank of Boston, as Collateral Agent, and Chemical Bank, as Administrative Agent, and is entitled to the benefits thereof and of the other Loan Documents and is subject to prepayment in whole or in part as provided therein.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

     All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.


                                                     [HOMESIDE LENDING, INC.]
                                                     [HONOLULU MORTGAGE COMPANY,
                                                     INC.]



                                                     By:________________________
                                                        Title:

                                                              Schedule to 1 Note
                                                              ------------------


                          SWING LINE LOANS AND PAYMENTS OF PRINCIPAL
                          ------------------------------------------


           Principal                                  Amount
           Amount                                    of Unpaid
           of                        Interest        Principal        Principal       Notation
Date       Loans         Type        Period           Repaid          Balance         Made By
- ----       -----         ----        ------           ------          -------         -------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

- ----       -----         ----        -----            -----           ------          ------

                                                                       EXHIBIT B
                                                                       ---------


                        FORM OF BALANCE LENDER AGREEMENT


                  BALANCE LENDER AGREEMENT, dated as of __________, 199_, between the Balance Lender named on the signature pages hereof, as a Balance Lender under the Credit Agreement referred to below (the "BALANCE LENDER"), HOMESIDE LENDING, INC., a Florida corporation ("HOMESIDE"), and CHEMICAL BANK, in its capacity as the Administrative Agent under the Credit Agreement.


                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, HomeSide and the Balance Lender are parties to the Credit Agreement;

                  WHEREAS, the Balance Lender has agreed to make and assign Balance- Based Loans under the Credit Agreement, on the terms and conditions set forth therein; and

                  WHEREAS, HomeSide has agreed to compensate the Balance Lender as hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  "BALANCE DEFICIENCY FEE" shall have the meaning set forth in
Section 3 of this Agreement.

                  "BALANCE DEFICIENCY FEE RATE" shall mean, in respect of the Balance Lender, the rate per annum agreed to by HomeSide and the Balance Lender from time to time in writing.

                  "CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of May 31, 1996, among HomeSide and Honolulu Mortgage Company, Inc., as Borrowers, the Lenders parties thereto, Nationsbank of Texas, N.A., as Syndication Agent, Bankers Trust Company, as Documentation Agent, The First National Bank of Boston, as Collateral Agent, and Chemical Bank, as Administrative Agent, as amended, supplemented or otherwise modified from time to time.

                  "ESCROW FUNDS" shall mean funds received by HomeSide and its Subsidiaries in connection with their mortgage servicing businesses, constituting payments or prepayments of principal or interest in respect of mortgages serviced by HomeSide and its Subsidiaries or of insurance, taxes or other amounts in respect of such mortgages or the property encumbered thereby, including such funds received in connection with master servicing arrangements.

                  "QUALIFYING BALANCES" shall mean, with respect to the Balance Lender, the collected non-interest bearing deposits of Escrow Funds made by HomeSide and its Subsidiaries with the Balance Lender, exclusive of the amount of Escrow Funds necessary to compensate the Balance Lender for (i) direct processing or transaction costs, (ii) amounts charged from time to time by the Federal Deposit Insurance Corporation (or any successor thereto), including risk-based premiums, (iii) the reserve requirements imposed from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) (such reserve requirements being determined by the Balance Lender on the amount of collected deposits actually held by HomeSide or a Subsidiary in each type of deposit at the rate imposed by such Board of Governors or successor on such type) and (iv) any other costs, expenses, charges, taxes (other than general corporate income or franchise taxes of the Balance Lender), duties, reserves, special deposits or similar impositions now or hereafter imposed by any Governmental Authority upon deposits maintained with the Balance Lender, all as determined by the Balance Lender to be associated with such deposits maintained by HomeSide or a Subsidiary with the Balance Lender.

                  "SUPPLEMENTAL BORROWING FEE" shall have the meaning set forth in Section 2 of this Agreement.

                  "SUPPLEMENTAL BORROWING FEE RATE" shall mean, in respect of the Balance Lender, the rate per annum agreed to by HomeSide and the Balance Lender from time to time in writing.

                  2. SUPPLEMENTAL BORROWING FEE. HomeSide shall pay to the Balance Lender on each Borrowing Date a supplemental borrowing fee calculated at the Supplemental Borrowing Fee Rate on the Principal Amount of each Balance-Based Loan made by the Balance Lender on such Borrowing Date (the "SUPPLEMENTAL BORROWING FEE"). The aggregate amount of the Supplemental Borrowing Fee payable to the Balance Lender on each Borrowing Date shall be payable by HomeSide directly to the Balance Lender on such Borrowing Date.

                  3. BALANCE DEFICIENCY FEE. If, during any Interest Period, the average daily outstanding Principal Amount of Balance-Based Loans made by the Balance Lender during such Interest Period (without giving effect to any prepayment of Balance-Based Loans during such Interest Period) exceeds the average daily outstanding amount of Qualifying Balances held at the Balance Lender during such Interest Period, HomeSide shall, within five

Business Days after the billing of such amount by the Balance Lender, pay to the Balance Lender a balance deficiency fee (the "BALANCE DEFICIENCY FEE") calculated on the amount of such excess at a rate per annum equal to the Balance Deficiency Fee Rate.

                  4. TREATMENT OF QUALIFYING BALANCES; INDEMNITY. The Balance Lender and HomeSide will consult from time to time with a view toward allowing HomeSide to maintain its deposit balances at the Balance Lender in types of deposit accounts bearing the lowest reserve requirements practicable consistent with the flexibility required by HomeSide to make withdrawals and deposits. In the event that it shall be determined at any time that (i) (A) the Balance Lender has incorrectly characterized deposit accounts maintained by HomeSide or its Subsidiaries with the Balance Lender for purposes of determining required reserves, (B) the Balance Lender has maintained inadequate reserves in respect of such deposit accounts, (C) the costs of reserves used in the calculation of the amount of Qualifying Balances at any time was the cost of the inadequate reserves so maintained and (D) the Balance Lender is required to maintain retroactive reserves, or to pay other costs, penalties or charges, as a result thereof, or (ii) any costs, penalties or charges shall be imposed upon the Balance Lender by any Governmental Authority specifically as a result of the transactions contemplated hereby provided that the Balance Lender has followed the procedures and kept such records as may be required under applicable laws consistent with the type of accounts maintained hereunder, or any costs or expenses shall be incurred by the Balance Lender in connection with any such imposition or threatened imposition, then, in such event, HomeSide shall pay to the Balance Lender on demand the additional amounts necessary to compensate the Balance Lender for, as the case may be, the cost of maintaining such retroactive reserves referred to in the foregoing clause (i) and for any other costs, penalties or charges related thereto, including any amounts arising from a recalculation of the Balance Deficiency Fee, and any such costs, penalties, charges or expenses referred to in the foregoing clause (ii). A certificate as to any additional amounts payable pursuant to this subsection submitted by the Balance Lender, through the Administrative Agent, to HomeSide shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive termination of this Agreement, and the Credit Agreement and payment of the Loans and all other amounts payable hereunder or thereunder.

                  5. COMPUTATION OF FEES. The Balance Deficiency Fee and the Supplemental Borrowing Fee shall be calculated on the basis of a 360 day year for the number of days elapsed or to elapse, as the case may be, in the relevant Interest Period.

                  6. REPRESENTATIONS AND WARRANTIES. HomeSide hereby represents and warrants to the Balance Lender that:

                  (a) HomeSide is duly organized, validly existing and in good standing under the laws of the State of Florida.

                  (b) HomeSide has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and has taken all necessary corporate action to authorize the transactions contemplated by this Agreement on the terms and conditions hereof and to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered on behalf of HomeSide. This Agreement constitutes a legal, valid and binding obligation of HomeSide enforceable against HomeSide in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (c) The execution, delivery and performance of this Agreement will not violate any Requirement of Law or Contractual Obligation of HomeSide and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  7. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with HomeSide and the Administrative Agent. Neither party to this Agreement may assign its rights or obligations hereunder without the written consent of the other party.

                  8. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                                        [BALANCE LENDER], as a Balance Lender


                                        By:_____________________________________
                                           Title:


                                        HOMESIDE LENDING, INC.


                                        By:_____________________________________
                                           Title: